Filed Pursuant to Rule 424(b)(3)

Registration No. 333-210010

Teucrium Corn Fund
15,025,000 Shares

Teucrium Corn Fund (the “Fund” or “Us” or “We”) is a commodity pool that is a series of Teucrium Commodity Trust (“Trust”), a Delaware statutory trust. The Fund issues common units representing fractional undivided beneficial interests in such Fund, called “Shares.” The Fund continuously offers creation baskets consisting of 25,000 Shares (“Creation Baskets”) at their net asset value (“NAV”) to “Authorized Purchasers” (as defined below). Authorized Purchasers, in turn, may offer to the public Shares of any baskets they create. Authorized Purchasers sell such Shares, which are listed on the NYSE Arca exchange (“NYSE Arca”), to the public at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the NYSE Arca, the NAV of the Fund at the time the Authorized Purchaser purchased the Creation Baskets and the NAV at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of the markets for corn interests in which the Fund invests. A list of the Fund’s Authorized Purchasers as of the date of this Prospectus can be found under “Plan of Distribution – Distributor and Authorized Purchasers,” on page 60. The prices of Shares offered by Authorized Purchasers are expected to fall between the Fund’s NAV and the trading price of the Shares on the NYSE Arca at the time of sale. The Fund’s Shares may trade in the secondary market on the NYSE Arca at prices that are lower or higher than their NAV per Share. Fund Shares are listed on the NYSE Arca under the symbol “CORN.”

The Fund’s sponsor is Teucrium Trading, LLC (the “Sponsor”). The investment objective of the Fund is to have the daily changes in percentage terms of the Fund’s NAV per Share reflect the daily changes in percentage terms of a weighted average of the closing settlement prices for three corn futures contracts.

This is a best efforts offering; the Distributor, Foreside Fund Services, LLC (the “Distributor”), is not required to sell any specific number or dollar amount of Shares, but will use its best efforts to sell Shares. An Authorized Purchaser is under no obligation to purchase Shares. This is intended to be a continuous offering that will terminate on April 30, 2019, unless suspended or terminated at any earlier time for certain reasons specified in this prospectus or unless extended as permitted under the rules under the Securities Act of 1933. See “Prospectus Summary – The Shares” and “Creation and Redemption of Shares – Rejection of Purchase Orders” below.

Investing in the Fund involves significant risks. See “What Are the Risk Factors Involved with an Investment in the Fund?” beginning on page 20. The Fund is not a mutual fund registered under the Investment Company Act of 1940 and is not subject to regulation under such Act.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information.

	Per share	Per Basket
Price of the Shares[1]	$19.17	$479,250

[1] Based on closing net asset value on January 31, 2017. The price will vary based on net asset value in effect on a particular day. No commissions or discounts are paid to Authorized Purchasers in connection with the sale of Creation Baskets. The Sponsor pays certain fees to the Distributor. See “The Offering – Plan of Distribution” on page 60.

The date of this prospectus is May 1, 2017

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 58 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 14.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 20.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR.

IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERA TOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

TEUCRIUM CORN FUND

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the commodities markets and indexes that track such movements, the Fund’s operations, the Sponsor’s plans and references to the Fund’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “What Are the Risk Factors Involved with an Investment in the Fund?” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Fund’s operations or the value of its Shares.

PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about the Fund and its Shares, it does not contain or summarize all of the information about the Fund and the Shares contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus, including “What Are the Risk Factors Involved with an Investment in the Fund?” beginning on page 20, before making an investment decision about the Shares. In addition, this prospectus includes a statement of additional information that follows and is bound together with the primary disclosure document. Both the primary disclosure document and the statement of additional information contain important information.

Principal Offices of the Fund and the Sponsor

The principal office of the Trust and the Fund is located at 232 Hidden Lake Road, Building A, Brattleboro, Vermont 05301. The telephone number is (802) 257-1617. The Sponsor’s principal office is also located at 232 Hidden Lake Road, Building A, Brattleboro, Vermont 05301, and its telephone number is also (802) 257-1617.

Breakeven Point

The amount of trading income required for the redemption value of a Share at the end of one year to equal the selling price of the Share, assuming a selling price of $19.17 (the NAV per Share as of January 31, 2017), is $0.51 or 2.66% of the selling price. For more information, see “Breakeven Analysis” below.

Overview of the Fund

Teucrium Corn Fund (the “Fund” or “Us” or “We”), is a commodity pool that issues Shares that may be purchased and sold on the NYSE Arca. The Fund is a series of the Teucrium Commodity Trust (“Trust”), a Delaware statutory trust organized on September 11, 2009. The Fund is one of five series of the Trust; each series operates as a separate commodity pool. Additional series of the Trust may be created in the future. The Trust and the Fund operate pursuant to the Trust’s Second Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”). The Fund was formed and is managed and controlled by the Sponsor, Teucrium Trading, LLC. The Sponsor is a limited liability company formed in Delaware on July 28, 2009 that is registered as a commodity pool operator (“CPO”) with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”).

The investment objective of the Fund is to have the daily changes in percentage terms of the Shares’ NAV reflect the daily changes in percentage terms of a weighted average of the closing settlement prices for three futures contracts for corn (“Corn Futures Contracts”) that are traded on the Chicago Board of Trade (“CBOT”), specifically (1) the second-to-expire CBOT Corn Futures Contract, weighted 35%, (2) the third-to-expire CBOT Corn Futures Contract, weighted 30%, and (3) the CBOT Corn Futures Contract expiring in the December following the expiration month of the third-to-expire contract, weighted 35%. (This weighted average of the three referenced Corn Futures Contracts is referred to herein as the “Benchmark,” and the three Corn Futures Contracts that at any given time make up the Benchmark are referred to herein as the “Benchmark Component Futures Contracts.”)

The Fund seeks to achieve its investment objective by investing under normal market conditions in Benchmark Component Futures Contracts or, in certain circumstances, in other Corn Futures Contracts traded on the CBOT or on foreign exchanges. In addition, and to a limited extent, the Fund also may invest in exchange-traded options on Corn Futures Contracts in furtherance of the Fund’s investment objective. Once position limits in Corn Futures Contracts are applicable, the Fund’s intention is to invest in contracts and instruments such as cash settled options, forward contracts, and other over-the-counter transactions that are based on the price of corn or Corn Futures Contracts (collectively, “Other Corn Interests,” and together with Corn Futures Contracts, “Corn Interests”). See “The Offering – Futures Contracts” below. By utilizing certain or all of these investments, the Sponsor will endeavor to cause the Fund’s performance to closely track that of the Benchmark. The Sponsor expects to manage the Fund’s investments directly, although it has been authorized by the Trust to retain, establish the terms of retention for, and terminate third-party commodity trading advisors to provide such management. The Sponsor is also authorized to select futures commission merchants (“FCMs”) to execute the Fund’s transactions in Corn Futures Contracts.

Corn Futures Contracts traded on the CBOT expire on a specified day in five different months: March, May, July, September and December. For example, in terms of the Benchmark, in June of a given year the next-to-expire or “spot month” Corn Futures Contract will expire in July of that year, and the Benchmark Component Futures Contracts will be the contracts expiring in September of that year (the second-to-expire contract), December of that year (the third-to-expire contract), and December of the following year. As another example, in November of a given year the Benchmark Component Futures Contracts will be the contracts expiring in March, May and December of the following year.

The Fund seeks to achieve its investment objective primarily by investing in Corn Interests such that daily changes in the Fund’s NAV are expected to closely track the changes in the Benchmark. The Fund’s positions in Corn Interests are changed or “rolled” on a regular basis in order to track the changing nature of the Benchmark. For example, five times a year (on the date on which a Corn Futures Contract expires), the second-to-expire Corn Futures Contract will become the next-to-expire Corn Futures Contract and will no longer be a Benchmark Component Futures Contract, and the Fund’s investments will have to be changed accordingly. In order that the Fund’s trading does not signal potential market movements and to make it more difficult for third parties to profit by trading ahead based on such expected market movements, the Fund’s investments may not be rolled entirely on that day, but rather may be rolled over a period of several days.

The Fund incurs certain expenses in connection with its operations, and holds most of its assets in income-producing, short-term securities for margin and other liquidity purposes and to meet redemptions that may be necessary on an ongoing basis. These expenses and income cause imperfect correlation between changes in the Fund’s NAV and changes in the Benchmark, because the Benchmark does not reflect expenses or income. Investors should be aware that because the Fund incurs certain expenses on an ongoing basis, they may incur a partial or complete loss of their investment even when the performance of the Benchmark is positive.

In seeking to achieve the Fund’s investment objective of tracking the Benchmark, the Sponsor may for certain reasons cause the Fund to enter into or hold Corn Futures Contracts other than the Benchmark Component Futures Contracts and/or Other Corn Interests. Other Corn Interests that do not have standardized terms and are not exchange-traded, referred to as “over-the-counter” Corn Interests, can generally be structured as the parties to the Corn Interest contract desire. Therefore, the Fund might enter into multiple over-the-counter Other Corn Interests intended to replicate the performance of each of the three Benchmark Component Futures Contracts, or a single over-the-counter Other Corn Interest designed to replicate the performance of the Benchmark as a whole. Assuming that there is no default by a counterparty to an over-the-counter Other Corn Interest, the performance of the Other Corn Interest will necessarily correlate with the performance of the Benchmark or the applicable Benchmark Component Futures Contract. The Fund might also enter into or hold Corn Interests other than Benchmark Component Futures Contracts to facilitate effective trading, consistent with the discussion of the Fund’s “roll” strategy in the preceding paragraph. In addition, the Fund might enter into or hold Corn Interests that would be expected to alleviate overall deviation between the Fund’s performance and that of the Benchmark that may result from certain market and trading inefficiencies or other reasons. By utilizing certain or all of the investments described above, the Sponsor endeavors to cause the Fund’s performance to closely track that of the Benchmark.

The Fund invests in Corn Interests to the fullest extent possible without being leveraged or unable to satisfy its expected current or potential margin or collateral obligations with respect to its investments in Corn Interests. After fulfilling such margin and collateral requirements, the Fund invests the remainder of its proceeds from the sale of baskets in obligations of the United States government (“Treasury Securities”) or cash equivalents, and/or merely hold such assets in cash (generally in interest-bearing accounts). Therefore, the focus of the Sponsor in managing the Fund is investing in Corn Interests and in Treasury Securities, cash and/or cash equivalents. The Fund earns interest income from the Treasury Securities and/or cash equivalents that it purchases and on the cash it holds through the Fund’s custodian, U.S. Bank, N.A. (the “Custodian”) or other financial institutions.

The Sponsor endeavors to place the Fund’s trades in Corn Interests and otherwise manage the Fund’s investments so that the Fund’s average daily tracking error against the Benchmark will be less than 10 percent over any period of 30 trading days. More specifically, the Sponsor endeavors to manage the Fund so that A will be within plus/minus 10 percent of B, where:

●              A is the average daily change in the Fund’s NAV for any period of 30 successive valuation days, i.e., any trading day as of which the Fund calculates its NAV, and

●              B is the average daily change in the Benchmark over the same period.

The Sponsor believes that market arbitrage opportunities will cause the Fund’s Share price on the NYSE Arca to track the Fund’s NAV per share. The Sponsor believes that the net effect of this expected relationship and the expected relationship described above between the Fund’s NAV and the Benchmark will be that the changes in the price of the Fund’s Shares on the NYSE Arca will track, in percentage terms, changes in the Benchmark. This relationship may be affected by various market factors, including but not limited to, the number of shares of the Fund outstanding and the liquidity of the underlying holdings.

The Sponsor employs a “neutral” investment strategy intended to track the changes in the Benchmark regardless of whether the Benchmark goes up or goes down. The Fund’s “neutral” investment strategy is designed to permit investors generally to purchase and sell the Fund’s Shares for the purpose of investing indirectly in the corn market in a cost-effective manner. Such investors may include participants in the corn industry and other industries seeking to hedge the risk of losses in their corn-related transactions, as well as investors seeking exposure to the corn market. Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in the corn market and/or the risks involved in hedging may exist. In addition, an investment in the Fund involves the risks that the changes in the price of the Fund’s Shares will not accurately track the changes in the Benchmark, and that changes in the Benchmark will not closely correlate with changes in the price of corn on the spot market. Furthermore, as noted above, the Fund may also elect to invest in short-term Treasury Securities, cash and/or cash equivalents to meet its current or potential margin or collateral requirements with respect to its investments in Corn Interests and to invest cash not required to be used as margin or collateral. The Fund does not expect there to be any meaningful correlation between the performance of the Fund’s investments in Treasury Securities/cash/cash equivalents and the changes in the price of corn or Corn Interests. While the level of interest earned on or the market price of these investments may in some respects correlate to changes in the price of corn, this correlation is not anticipated as part of the Fund’s efforts to meet its objective. This and certain risk factors discussed in this prospectus may cause a lack of correlation between changes in the Fund’s NAV and changes in the price of corn. The Sponsor does not intend to operate the Fund in a fashion such that its per share NAV equals, in dollar terms, the spot price of a bushel or other unit of corn or the price of any particular Corn Futures Contract.

The Fund creates and redeems Shares only in blocks called Creation Baskets and Redemption Baskets, respectively. Only Authorized Purchasers may purchase or redeem Creation Baskets or Redemption Baskets. An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public Shares of any baskets it does create. Baskets are generally created when there is a demand for Shares, including, but not limited to, when the market price per share is at (or perceived to be at) a premium to the NAV per share. Similarly, baskets are generally redeemed when the market price per share is at (or perceived to be at) a discount to the NAV per share. Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market, on the NYSE Arca, at the market price per share, rather than in connection with the creation or redemption of baskets. There are a minimum number of baskets and associated shares specified for the Fund. Once the minimum number of baskets is reached, there can be no more basket redemptions until there has been a creation basket. In such case, market makers may be less willing to purchase Shares from investors in the secondary market, which may in turn limit the ability of shareholders of the Fund to sell their Shares in the secondary market. As of January 31, 2017 these minimum levels for the Fund are 50,000 shares representing 2 baskets.

All proceeds from the sale of Creation Baskets will be invested as quickly as practicable in the investments described in this prospectus. The Fund’s cash and investments are held through the Fund’s Custodian, in accounts with the Fund’s commodity futures brokers, in demand deposits with highly-rated financial institutions, or in collateral accounts with respect to over-the-counter Corn Interests. There is no stated maximum time period for the Fund’s operations and the Fund will continue until all Shares are redeemed or the Fund is liquidated pursuant to the terms of the Trust Agreement.

There is no specified limit on the maximum number of Creation Baskets that can be sold. At some point, however, applicable position limits on Corn Futures Contracts or Other Corn Interests may practically limit the number of Creation Baskets that will be sold if the Sponsor determines that the other investment alternatives available to the Fund at that time will not enable it to meet its stated investment objective.

Shares may also be purchased and sold by individuals and entities that are not Authorized Purchasers in smaller increments than Creation Baskets on the NYSE Arca. However, these transactions are effected at bid and ask prices established by specialist firm(s). Like any listed security, Shares of the Fund can be purchased and sold at any time a secondary market is open.

In managing the Fund’s assets, the Sponsor does not use a technical trading system that automatically issues buy and sell orders. Instead, each time one or more baskets are purchased or redeemed, the Sponsor will purchase or sell Corn Interests with an aggregate market value that approximates the amount of cash received or paid upon the purchase or redemption of the basket(s).

Note to Secondary Market Investors: Shares can be directly purchased from the Fund only in Creation Baskets, and only by Authorized Purchasers. Each Creation Basket consists of 25,000 Shares and therefore requires a significant financial commitment to purchase. Accordingly, investors who do not have such resources or who are not Authorized Purchasers should be aware that some of the information contained in this prospectus, including information about purchases and redemptions of Shares directly with the Fund, is only relevant to Authorized Purchasers. Shares are listed and traded on the NYSE Arca under the ticker symbol “CORN” and may be purchased and sold as individual Shares. Individuals interested in purchasing Shares in the secondary market should contact their broker. Shares purchased or sold through a broker may be subject to commissions.

Except when aggregated in Redemption Baskets, Shares are not redeemable securities. There is no guarantee that Shares will trade at prices that are at or near the per-Share NAV. There are a minimum number of baskets and associated shares specified for the Fund. Once the minimum number of baskets is reached, there can be no more redemptions until there has been a creation basket. As of January 31, 2017 these minimum levels for the Fund are 50,000 shares representing 2 baskets.

The Shares

The Shares are registered as securities under the Securities Act of 1933 (the “1933 Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”) and do not provide dividend rights or conversion rights and there are no sinking funds. The Shares may only be redeemed when aggregated in Redemption Baskets as discussed under “Creation and Redemption of Shares” and holders of Fund Shares (“Shareholders”) generally do not have voting rights as discussed under “The Trust Agreement – Voting Rights” below. Cumulative voting is neither permitted nor required and there are no preemptive rights. The Trust Agreement provides that, upon liquidation of the Fund, its assets will be distributed pro rata to the Shareholders based upon the number of Shares held. Each Shareholder will receive its share of the assets in cash or in kind, and the proportion of such share that is received in cash may vary from Shareholder to Shareholder, as the Sponsor in its sole discretion may decide.

The offering of Shares under this prospectus is a continuous offering under Rule 415 of the 1933 Act and will terminate on April 30, 2019 unless it is extended beyond such date as permitted by applicable rules under the 1933 Act. The offering will terminate before such date or before the end of any extension period if all of the registered Shares have been sold. However, the Sponsor expects to cause the Trust to file one or more additional registration statements as necessary to permit additional Shares to be registered and offered on an uninterrupted basis. This offering may also be suspended or terminated at any time for certain specified reasons, including if and when suitable investments for the Fund are not available or practicable. See “Creation and Redemption of Shares –Rejection of Purchase Orders” below. As discussed above, the minimum purchase requirement for Authorized Purchasers is a Creation Basket, which consists of 25,000 Shares. The Fund does not require a minimum purchase amount for investors who purchase Shares from Authorized Purchasers. There are no arrangements to place funds in an escrow, trust, or similar account.

The Fund’s Investments in Corn Interests

A brief description of the principal types of Corn Interests in which the Fund may invest is set forth below.

●         A futures contract is an exchange-traded contract traded with standard terms that calls for the delivery of a specified quantity of a commodity at a specified price, on a specified date and at a specified location. Typically, a futures contract is traded out or rolled on an exchange before delivery or receipt of the underlying commodity is required.

●         A swap agreement is a bilateral contract to exchange a periodic stream of payments determined by reference to a notional amount, with payment typically made between the parties on a net basis. For instance, in the case of corn swap, the Fund may be obligated to pay a fixed price per bushel of corn multiplied by a notional number of bushels and be entitled to receive an amount per bushel equal to the current value of an index of corn prices, the price of a specified Corn Futures Contract, or the average price of a group of Corn Futures Contracts such as the Benchmark (times the same notional number of bushels). As is the case with futures, swaps are financial contracts and are typically settled financially between counterparties. Unlike futures, however, swaps may or may not trade on an exchange and, therefore, they may be less liquid, may be more expensive, and may take longer to settle or trade out of.

The Fund may also invest to a lesser extent in the following types of Corn Interests (“Other Corn Interests”):

●         A forward contract (“Forward”) is an over-the-counter bilateral contract for the purchase or sale of a specified quantity of a commodity at a specified price, on a specified date and at a specified location. Forwards are almost always settled by delivery of the underlying commodity. Although not impossible, it is unusual to settle a Forward financially; therefore, Forwards are generally illiquid.

●         An option on a futures contract, a swap agreement, forward contract or a commodity on the spot market gives the buyer of the option the right, but not the obligation, to buy or sell a futures contract, swap agreement, forward contract or commodity, as applicable, at a specified price on or before a specified date. The seller, or writer, of the option is obligated to take a position in the underlying interest at a specified price opposite to the option buyer if the option is exercised. Options on futures contracts, like the future contracts to which they relate, are standardized contracts traded on an exchange and are regulated like futures contracts, while all other options (except for spot options) are considered swaps and are regulated as swaps.

Unlike exchange-traded contracts, over-the-counter contracts expose the Fund to the credit risk of the other party to the contract. (As discussed below, exchange-traded contracts may expose the Fund to the risk of the clearing broker’s and/or the exchange clearing house(s)’ bankruptcy.) The Sponsor does not currently intend to purchase and sell corn in the “spot market” for the Fund. Spot market transactions are cash transactions in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement period. In addition, the Sponsor does not currently intend that the Fund will enter into or hold spot month Corn Futures Contracts, except that spot month contracts that were formerly second-to-expire contracts may be held for a brief period until they can be disposed of in accordance with the Fund’s roll strategy.

Although the Fund has the ability to trade over-the-counter contracts and swaps, the Sponsor anticipates that 100% of the Fund’s assets will be used to trade futures.

A more detailed description of Corn Interests and other aspects of the corn and Corn Interest markets can be found later in this prospectus.

As noted, the Fund invests in Corn Futures Contracts, including those traded on the CBOT or its affiliates. The Fund expressly disclaims any association with the CBOT or endorsement of the Fund by such exchange and acknowledges that “CBOT” and “Chicago Board of Trade” are registered trademarks of such exchange.

Principal Investment Risks of an Investment in the Fund

An investment in the Fund involves a degree of risk. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 20.

●         Unlike mutual funds, commodity pools and other investment pools that manage their investments so as to realize income and gains for distribution to their investors, the Fund generally does not distribute dividends to Shareholders. You should not invest in the Fund if you will need cash distributions from the Fund to pay taxes on your share of income and gains of the Fund, if any, or for other purposes.

●          Investors may choose to use the Fund as a means of investing indirectly in corn, and there are risks involved in such investments. The risks and hazards that are inherent in corn production may cause the price of corn to fluctuate widely. Price movements for corn are influenced by, among other things: weather conditions, crop failure, production decisions, governmental policies, changing demand, the corn harvest cycle, and various economic and monetary events. Corn production is also subject to U.S. federal, state and local regulations that materially affect operations.

●          To the extent that investors use the Fund as a means of investing indirectly in corn, there is the risk that the changes in the price of the Fund’s Shares on the NYSE Arca will not closely track the changes in spot price of corn. This could happen if the price of Shares traded on the NYSE Arca does not correlate closely with the Fund’s NAV; the changes in the Fund’s NAV do not correlate closely with changes in the Benchmark; or the changes in the Benchmark do not correlate closely with changes in the cash or spot price of corn. This is a risk because if these correlations are not sufficiently close, then investors may not be able to use the Fund as a cost-effective way to invest indirectly in corn or as a hedge against the risk of loss in corn-related transactions.

●          Only an Authorized Purchaser may engage in creation or redemption transactions with the Fund. The Fund has a limited number of institutions that act as Authorized Purchasers. To the extent that these institutions exit the business or are unable or unwilling to proceed with creation and/or redemption orders with respect to the Fund, and no Authorized Purchaser is able or willing to step forward to create or redeem shares of the Fund, Fund Shares may, particularly in times of market stress, trade at a discount to the NAV per share and possibly face trading halts and/or delisting. In addition, a decision by a market maker or lead market maker to step away from activities for the Fund, particularly in times of market stress, could adversely affect liquidity, the spread between the bid and ask quotes for the Fund’s Shares, and potentially the price of the Shares. The Sponsor can make no guarantees that participation by Authorized Purchasers or market makers will continue.

●          The price relationship between the near month Corn Futures Contract to expire and the Benchmark Component Futures Contracts will vary and may impact both the Fund’s total return over time and the degree to which such total return tracks the total return of corn price indices. In cases in which the near month contract’s price is lower than later-expiring contracts’ prices (a situation known as “contango” in the futures markets), then absent the impact of the overall movement in corn prices the value of the Benchmark Component Futures Contracts would tend to decline as they approach expiration which could cause the Benchmark Component Futures Contracts, and therefore the Fund’s total return, to track lower. In cases in which the near month contract’s price is higher than later-expiring contracts’ prices (a situation known as “backwardation” in the futures markets), then absent the impact of the overall movement in corn prices the value of the Benchmark Component Futures Contracts would tend to rise as they approach expiration. In the event of a prolonged period of contango, and absent the impact of rising or falling wheat prices, this could have a significant negative impact on the Fund’s NAV and total return, and you could incur a partial or total loss of your investment in the Fund.

●         Investors, including those who directly participate in the corn market, may choose to use the Fund as a vehicle to hedge against the risk of loss and there are risks involved in hedging activities. While hedging can provide protection against an adverse movement in market prices, it can also preclude a hedger’s opportunity to benefit from a favorable market movement.

●          The structure and operation of the Fund may involve conflicts of interest. For example, a conflict may arise because the Sponsor and its principals and affiliates may trade for themselves. In addition, the Sponsor has sole current authority to manage the investments and operations of the Fund, including the authority of the Sponsor to allocate expenses to and between the Funds and the interests of the Sponsor may conflict with the Shareholders’ best interests.

●          You will have no rights to participate in the management of the Fund and will have to rely on the duties and judgment of the Sponsor to manage the Fund.

●          The Fund pays fees and expenses that are incurred regardless of whether it is profitable.

●          The Fund seeks to have the changes in its Shares’ NAV in percentage terms track changes in the Benchmark in percentage terms, rather than profit from speculative trading of Corn Interests. The Sponsor therefore endeavors to manage the Fund so that the Fund’s assets are, unlike those of many other commodity pools, not leveraged (i.e., so that the aggregate value of the Fund’s exposure to losses from its investments in Corn Interests at any time will not exceed the value of the Fund’s assets). There is no assurance that the Sponsor will successfully implement this investment strategy. If the Sponsor permits the Fund to become leveraged, you could lose all or substantially all of your investment if the Fund’s trading positions suddenly turn unprofitable. These movements in price may be the result of factors outside of the Sponsor’s control and may not be anticipated by the Sponsor.

●          The Fund may invest in Other Corn Interests. To the extent that these Other Corn Interests are contracts individually negotiated between their parties, they may not be as liquid as Corn Futures Contracts and will expose the Fund to credit risk that its counterparty may not be able to satisfy its obligations to the Fund.

●          The regulation of futures markets, futures contracts, and futures exchanges has historically been comprehensive. The CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency including, for example, the retroactive implementation of speculative position limits, increased margin requirements, the establishment of daily price limits and the suspension of trading on an exchange or a trading facility.

●          The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools that are publicly distributed in the United States and that use trading in futures and options as an investment strategy and not for hedging or price discovery purposes, therefore altering traditional participation in futures and swaps markets. There is a possibility of future regulatory changes within the United States altering, perhaps to a material extent, the nature of an investment in the Fund, or the ability of the Fund to continue to implement its investment strategy. In addition, various national governments outside of the United States have expressed concern regarding the disruptive effects of speculative trading in the commodities markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Fund is impossible to predict but could be substantial and adverse.

●          Failures or breaches of the electronic systems of the Fund, the Sponsor, the Custodian, or the Fund’s other service providers, market makers, Authorized Purchasers, NYSE Arca, exchanges on which Corn Futures Contracts or Other Corn Interests are traded or cleared, or counterparties to financial transactions with the Fund, have the ability to cause disruptions and negatively impact the Fund’s business operations, potentially resulting in financial losses to the Fund and its shareholders. While the Fund has established business continuity plans and risk management systems seeking to address system breaches or failures, there are inherent limitations in such plans and systems. Furthermore, the Fund cannot control the cyber security plans and systems of the Custodian, Administrator or the Fund’s other service providers, market makers, Authorized Purchasers, NYSE Arca, exchanges on which Corn Futures Contracts or Other Corn Interests are traded or cleared, or counterparties.

For additional risks, see “What Are the Risk Factors Involved with an Investment in the Fund?”

Financial Condition of the Fund

The Fund’s NAV is determined as of the earlier of the close of the New York Stock Exchange or 4:00 p.m. New York time on each day that the NYSE Arca is open for trading.

Defined Terms

For a glossary of defined terms, see Appendix A.

Breakeven Analysis

The breakeven analysis below indicates the approximate dollar returns and percentage returns required for the redemption value of the selling price per Share, assuming a selling price of $19.17 (the NAV per Share as of January 31, 2017), to equal the amount invested twelve months after the investment was made. This breakeven analysis refers to the redemption of baskets by Authorized Purchasers and is not related to any gains an individual investor would have to achieve in order to break even. The breakeven analysis is an approximation only.

Assumed selling price per Share	$19.17
Sponsor’s Fee (1.00%)(1)	$0.19
Creation Basket Fee(2)	$0.01
Estimated Brokerage Fees (3)	$0.01
Other Fund Fees and Expenses(4)	$0.49
Interest Income (1.00%)(5)	$(0.19)
Amount of trading income (loss) required for the redemption value at the end of one year to equal the selling price of the Share	$0.51
Percentage of selling price per share(6)	2.66%

(1)          The Fund is obligated to pay the Sponsor a management fee at the annual rate of 1.00% of the Fund’s average daily net assets, payable monthly. The Sponsor can elect to waive the payment of the fee in any amount at its sole discretion, at any time and from time to time, in order to reduce the Fund’s expenses or for any other purpose.

(2)          Authorized Purchasers are required to pay a Creation Basket fee of $250 per order. An order must be at least one basket, which is 25,000 Shares. This breakeven analysis assumes a hypothetical investment in a single Share so the Creation Basket fee is $.01 (250/25,000).

(3)          This amount is based on the actual brokerage fees for the Fund calculated on an annualized basis. The Fund currently pays $4.50 per Corn Futures Contract purchase or sale (rounded to $0.01 in this table based on fees accrued to the Fund for the year ended December 31, 2016).

(4)          Other Fund Fees and Expenses are an estimate based on an allocation to the Fund of the total estimated expenses anticipated to be incurred by the Trust on behalf of the Fund, net of any expenses or sponsor fee waived by the Sponsor, and include: Professional fees (primarily legal, auditing and tax-preparation related costs); Custodian and Administrator fees and expenses, Distribution and Marketing fees (primarily fees paid to the Distributor, costs related to regulatory compliance activities and other costs related to the trading activities of the Fund); Business Permits and Licenses; General and Administrative expenses (primarily insurance and printing), and Other Expenses. The expenses presented are based on estimated expenses for the current fiscal year, and do not represent the maximum amounts payable under the contracts with third-party service providers, as discussed below in the section of this disclosure document entitled “Contractual Fees and Compensation Arrangements with the Sponsor and Third-Party Service Providers.” The per-share cost of these fixed or estimated fees has been calculated assuming that the Fund has $71.4 million in assets, which was the approximate amount of assets as of January 31, 2017. The Sponsor can elect to pay (or waive reimbursement for) certain fees or expenses that would generally be paid by the Fund, although it has no contractual obligation to do so. Any election to pay or waive reimbursement for fees and expenses that would generally be paid by the Fund can be changed at the discretion of the Sponsor.

(5)          The Fund earns interest on funds it deposits at financial institutions and the Custodian; it estimates that the interest rate will be 1.00% based on the interest rate currently earned on available cash balances as of January 31, 2017. The actual rate may vary and not all assets of the Fund will earn interest.

(6)           This represents the estimated approximate percentage of selling price per share net of any expenses or Sponsor fees waived by the Sponsor. The estimated approximate percentage of selling price per share before waived expenses or Sponsor fees is 3.08% based on the Fund assets, net asset value per share and shares outstanding as of January 31, 2017. Such waiver may be terminated at any time at the sole discretion of the Sponsor.

The Offering

Offering	The Fund offers Creation Baskets consisting of 25,000 Shares through the Distributor to Authorized Purchasers. Authorized Purchasers may purchase Creation Baskets consisting of 25,000 Shares at the Fund’s NAV. The Shares trade on the NYSE Arca.

Use of Proceeds	The Sponsor applies substantially all of the Fund’s assets toward investing in Corn Interests, Treasury Securities, cash and/or cash equivalents. The Sponsor deposits a portion of the Fund’s net assets with the FCM or other custodians to be used to meet its current or potential margin or collateral requirements in connection with its investment in Corn Interests. The Fund uses only Treasury Securities, cash and/or cash equivalents to satisfy these requirements. The Sponsor expects that all entities that will hold or trade the Fund’s assets will be based in the United States and will be subject to United States regulations. The Sponsor believes that approximately 5% of the Fund’s assets will normally be committed as margin for Corn Futures Contracts and Other Corn Interests. However, from time to time, the percentage of assets committed as margin/collateral may be substantially more, or less, than such range. The remaining portion of the Fund’s assets is held as cash or cash equivalents in Treasury Securities, money market funds or demand deposit accounts. All interest income earned on these investments is retained for the Fund’s benefit.

NYSE Arca Symbol	“CORN”

Creation and Redemption	Authorized Purchasers pay a $250 fee per order to create Creation Baskets, and a $250 fee per order for Redemption Baskets. Authorized Purchasers are not required to sell any specific number or dollar amount of Shares. The per share price of Shares offered in Creation Baskets is the total NAV of the Fund calculated as of the close of the NYSE Arca on that day, divided by the number of issued and outstanding Shares.

Inter-Series Limitation on Liability	While the Fund is currently one of five separate series of the Trust, additional series may be created in the future. The Trust has been formed and will be operated with the goal that the Fund and any other series of the Trust will be liable only for obligations of such series, and a series will not be responsible for or affected by any liabilities or losses of or claims against any other series. If any creditor or shareholder in any particular series (such as the Fund) were to successfully assert against a series a claim with respect to its indebtedness or Shares, the creditor or shareholder could recover only from that particular series and its assets. Accordingly, the debts and other obligations incurred, contracted for or otherwise existing solely with respect to a particular series will be enforceable only against the assets of that series, and not against any other series or the Trust generally or any of their respective assets. The assets of the Fund and any other series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of Shares in a series.

Registration Clearance and Settlement	Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the transfer agent with the Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Beneficial interests in Shares are held through DTC’s book-entry system, which means that Shareholders are limited to: (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of investors holding Shares through such DTC Participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

Net Asset Value	The NAV is calculated by taking the current market value of the Fund’s total assets and subtracting any liabilities and dividing the balance by the number of Shares. Under the Fund’s current operational procedures, the Fund’s administrator, U.S. Bancorp Fund Services, LLC (the “Administrator”) calculates the NAV of the Fund’s Shares as of the earlier of 4:00 p.m. New York time or the close of the New York Stock Exchange each day. NYSE Arca calculates an approximate net asset value every 15 seconds throughout each day that the Fund’s Shares are traded on the NYSE Arca for as long as the CBOT’s main pricing mechanism is open.

Fund Expenses	The Fund pays the Sponsor a management fee at an annual rate of 1.00% of the Fund’s average daily net assets. The Fund is also responsible for other ongoing fees, costs and expenses of its operations, including (i) brokerage and other fees and commissions incurred in connection with the trading activities of the Fund; (ii) expenses incurred in connection with registering additional Shares of the Fund or offering Shares of the Fund; (iii) the routine expenses associated with the preparation and, if required, the printing and mailing of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities, Trust meetings and preparing, printing and mailing proxy statements to Shareholders; (iv) the payment of any distributions related to redemption of Shares; (v) payment for routine services of the Trustee, legal counsel and independent accountants; (vi) payment for routine accounting, bookkeeping, custody and transfer agency services, whether performed by an outside service provider or by Affiliates of the Sponsor; (vii) postage and insurance; (viii) costs and expenses associated with investors relations and services; (ix) costs of preparation of all federal, state, local and foreign tax returns and any taxes payable on the income, assets or operations of the Fund; and (x) extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto). The Sponsor bore the costs and expenses related to the initial offer and sale of Shares, including registration fees paid or to be paid to the SEC, the Financial Industry Regulatory Authority (“FINRA”) or any other regulatory body or self-regulatory organization. None of the costs and expenses related to the initial offer and sale of Shares, which totaled approximately $644,850, were or are chargeable to the Fund, and the Sponsor did not and may not recover any of these costs and expenses from the Fund. Total fees to be paid by the Fund are currently estimated to be approximately 2.66% of the daily net assets of the Fund for the twelve-month period ending April 30, 2018, though this amount may change in future years. The Sponsor may, in its discretion, pay or reimburse the Fund for, or waive a portion of its management fee to offset, expenses that would otherwise be borne by the Fund.

General expenses of the Trust will be allocated among the existing Teucrium Funds and any future series of the Trust as determined by the Sponsor in its discretion. The Trust may be required to indemnify the Sponsor, and the Trust and/or the Sponsor may be required to indemnify the Trustee, Distributor or Administrator, under certain circumstances.

Termination Events	The Trust and the Fund shall continue in existence from the date of their formation in perpetuity, unless the Trust or the Fund, as the case may be, is sooner terminated upon the occurrence of certain events specified in the Trust Agreement, including the following: (1) the filing of a certificate of dissolution or cancellation of the Sponsor or revocation of the Sponsor’s charter or the withdrawal of the Sponsor, unless shareholders holding a majority of the outstanding shares of the Trust, voting together as a single class, elect within ninety (90) days after such event to continue the business of the Trust and appoint a successor Sponsor; (2) the occurrence of any event which would make the existence of the Trust or the Fund unlawful; (3) the suspension, revocation, or termination of the Sponsor’s registration as a CPO with the CFTC or membership with the NFA; (4) the insolvency or bankruptcy of the Trust or the Fund; (5) a vote by the shareholders holding at least seventy-five percent (75%) of the outstanding shares of the Trust, voting together as a single class, to dissolve the Trust, subject to certain conditions; (6) the determination by the Sponsor to dissolve the Trust or the Fund, subject to certain conditions; (7) the Trust is required to be registered as an investment company under the Investment Company Act of 1940, and (8) DTC is unable or unwilling to continue to perform its functions and a comparable replacement is unavailable. Upon termination of the Fund, the affairs of the Fund shall be wound up and all of its debts and liabilities discharged or otherwise provided for in the order of priority as provided by law. The fair market value of the remaining assets of the Fund shall then be determined by the Sponsor. Thereupon, the assets of the Fund shall be distributed pro rata to the Shareholders in accordance with their Shares.

Authorized Purchasers	A list of Authorized Purchasers is available from the Distributor. Authorized Purchasers must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions, and (2) DTC Participants. To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with the Sponsor.

WHAT ARE THE RISK FACTORS INVOLVED WITH AN INVESTMENT IN THE FUND?

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, and the Fund’s, the Trust’s and the Sponsor’s financial statements and the related notes incorporated by reference herein. See “Incorporation by Reference of Certain Information.”

Risks Associated With Investing Directly or Indirectly in Corn

Investing in Corn Interests subjects the Fund to the risks of the corn market, and this could result in substantial fluctuations in the price of the Fund’s Shares.

The Fund is subject to the risks and hazards of the corn market because it invests in Corn Interests. The risks and hazards that are inherent in the corn market may cause the price of corn to fluctuate widely. If the changes in percentage terms of the Fund’s Shares accurately track the percentage changes in the Benchmark or the spot price of corn, then the price of its Shares will fluctuate accordingly.

● The price and availability of corn is influenced by economic and industry conditions, including but not limited to supply and demand factors such as: crop disease and infestation (including, but not limited to, Leaf Blight, Ear Rot and Root Rot); transportation difficulties; various planting, growing, or harvesting problems; and severe weather conditions (particularly during the spring planting season and the fall harvest) such as drought, floods, or frost that are difficult to anticipate and which cannot be controlled. Demand for corn in the United States to produce ethanol has also been a significant factor affecting the price of corn. In turn, demand for ethanol has tended to increase when the price of gasoline has increased, and has been significantly affected by United States governmental policies designed to encourage the production of ethanol. Recent changes in government policy have the potential to reduce the demand for ethanol over the next several years. Additionally, demand for corn is affected by changes in consumer tastes, national, regional and local economic conditions, and demographic trends. Finally, because corn is often used as an ingredient in livestock feed, demand for corn is subject to risks associated with the outbreak of livestock disease.

● Corn production is subject to United States federal, state, and local policies and regulations that materially affect operations. Governmental policies affecting the agricultural industry, such as taxes, tariffs, duties, subsidies, incentives, acreage control, and import and export restrictions on agricultural commodities and commodity products, can influence the planting of certain crops, the location and size of crop production, the volume and types of imports and exports, the availability and competitiveness of feedstocks as raw materials, and industry profitability. Additionally, corn production is affected by laws and regulations relating to, but not limited to, the sourcing, transporting, storing, and processing of agricultural raw materials as well as the transporting, storing and distributing of related agricultural products. U.S. corn producers also must comply with various environmental laws and regulations, such as those regulating the use of certain pesticides, and local laws that regulate the production of genetically modified crops. In addition, international trade disputes can adversely affect agricultural commodity trade flows by limiting or disrupting trade between countries or regions.

● Seasonal fluctuations in the price of corn may cause risk to an investor because of the possibility that Share prices will be depressed because of the corn harvest cycle. In the United States, the corn market is normally at its weakest point, and corn prices are lowest, shortly before and during the harvest (between September and November), due to the high supply of corn in the market. Conversely, corn prices are generally highest during the winter and spring (between December and May), when farmer-owned corn has largely been sold and used. Seasonal corn market peaks generally occur around February or March. These normal market conditions are, however, often influenced by weather patterns, and domestic and global economic conditions, among others factors, and any specific year may not necessarily follow the traditional seasonal fluctuations described above. In the futures market, these seasonal fluctuations are typically reflected in contracts expiring in the relevant season (e.g., contracts expiring during the harvest season are typically priced lower than contracts expiring in the winter and spring). Thus, seasonal fluctuations could result in an investor incurring losses upon the sale of Fund Shares, particularly if the investor needs to sell Shares when the Benchmark Component Futures Contracts are, in whole or part, Corn Futures Contracts expiring in the fall.

An investment in the Fund is subject to correlation risk. Your return on an investment in the Fund may differ from the return of the Benchmark and depending on certain factors discussed below, you could incur a partial or total loss of your investment.

There is a risk that changes in the price of Shares on the NYSE Arca will not correlate with changes in the Fund’s NAV; that changes in the NAV will not correlate with changes in the price of the Benchmark; and/or changes in the price of the Benchmark will not correlate with changes in the spot price of corn. Depending on certain factors associated with each of these correlations which are discussed in more detail below, you could incur a partial or total loss of your investment in the Fund.

The Benchmark is not designed to correlate exactly with the spot price of corn and this could cause the changes in the price of the Shares to substantially vary from the changes in the spot price of corn. Therefore, you may not be able to effectively use the Fund to hedge against corn-related losses or to indirectly invest in corn.

The Benchmark Component Futures Contracts reflect the price of corn for future delivery, not the current spot price of corn, so at best the correlation between changes in such Corn Futures Contracts and the spot price of corn will be only approximate. Weak correlation between the Benchmark and the spot price of corn may result from the typical seasonal fluctuations in corn prices discussed above. Imperfect correlation may also result from speculation in Corn Interests, technical factors in the trading of Corn Futures Contracts, and expected inflation in the economy as a whole. If there is a weak correlation between the Benchmark and the spot price of corn, then the price of Shares may not accurately track the spot price of corn and you may not be able to effectively use the Fund as a way to hedge the risk of losses in your corn-related transactions or as a way to indirectly invest in corn.

Changes in the Fund’s NAV may not correlate well with changes in the price of the Benchmark. If this were to occur, you may not be able to effectively use the Fund as a way to hedge against corn-related losses or as a way to indirectly invest in corn.

The Sponsor endeavors to invest the Fund’s assets as fully as possible in Corn Interests so that the changes in percentage terms in the NAV closely correlate with the changes in percentage terms in the Benchmark. However, changes in the Fund’s NAV may not correlate with the changes in the Benchmark for various reasons, including those set forth below:

The Fund does not intend to invest only in the Benchmark Component Futures Contracts. While its investments in Corn Futures Contracts other than the Benchmark Component Futures Contracts and Other Corn Interests would be for the purpose of causing the Fund’s performance to track that of the Benchmark most effectively and efficiently, the performance of these Corn Interests may not correlate well with the performance of the Benchmark Component Futures Contracts, resulting in a greater potential for error in tracking price changes in those futures contracts. Additionally, if the trading market for Corn Futures Contracts is suspended or closed, the Fund may not be able to purchase these investments at the last reported price for such investments.

The Fund incurs certain expenses in connection with its operations, and holds most of its assets in income-producing, short-term securities for margin and other liquidity purposes and to meet redemptions that may be necessary on an ongoing basis. These expenses and income cause imperfect correlation between changes in the Fund’s NAV and changes in the Benchmark.

The Sponsor may not be able to invest the Fund’s assets in Corn Interests having an aggregate notional amount exactly equal to the Fund’s NAV. As a standardized contract, a single Corn Futures Contract is for a specified amount of corn, and the Fund’s NAV and the proceeds from the sale of a Creation Basket is unlikely to be an exact multiple of that amount. In such case, the Fund could not invest the entire proceeds from the purchase of the Creation Basket in such futures contracts. (For example, assuming the Fund receives $625,000 for the sale of a Creation Basket and that the value (i.e., the notional amount) of a Corn Futures Contract is $20,050, the Fund could only enter into 31 Corn Futures Contracts with an aggregate value of $621,550). While the Fund may be better able to achieve the exact amount of exposure to the corn market through the use of over-the-counter Other Corn Interests, there is no assurance that the Sponsor will be able to continually adjust the Fund’s exposure to such Other Corn Interests to maintain such exact exposure. Furthermore, as noted above, the use of Other Corn Interests may itself result in imperfect correlation with the Benchmark. Any amounts not invested in Corn Interests are held in short-term Treasury Securities, cash and/or cash equivalents.

As Fund assets increase, there may be more or less correlation. On the one hand, as the Fund grows it should be able to invest in Corn Futures Contracts with a notional amount that is closer on a percentage basis to the Fund’s NAV. For example, if the Fund’s NAV is equal to 4.9 times the value of a single futures contract, it can purchase only four futures contracts, which would cause only 81.6% of the Fund’s assets to be exposed to the corn market. On the other hand, if the Fund’s NAV is equal to 100.9 times the value of a single Corn Futures Contract, it can purchase 100 such contracts, resulting in 99.1% exposure. However, at certain asset levels the Fund may be limited in its ability to purchase Corn Futures Contracts due to position limits imposed by the CFTC or position limits or accountability levels imposed by the relevant exchanges. In these instances, the Fund would likely invest to a greater extent in Corn Interests not subject to these position limits or accountability levels. To the extent that the Fund invests in Other Corn Interests, the correlation between the Fund’s NAV and the Benchmark may be lower. In certain circumstances, position limits or accountability levels could limit the number of Creation Baskets that will be sold.

If changes in the Fund’s NAV do not correlate with changes in the Benchmark, then investing in the Fund may not be an effective way to hedge against corn-related losses or indirectly invest in corn.

Changes in the price of the Fund’s Shares on the NYSE Arca may not correlate perfectly with changes in the NAV of the Fund’s Shares. If this variation occurs, then you may not be able to effectively use the Fund to hedge against corn-related losses or to indirectly invest in corn.

While it is expected that the trading prices of the Shares will fluctuate in accordance with the changes in the Fund’s NAV, the prices of Shares may also be influenced by other factors, including the supply of and demand for the Shares, whether for the short term or the longer term. There is no guarantee that the Shares will not trade at appreciable discounts from, and/or premiums to, the Fund’s NAV. This could cause the changes in the price of the Shares to substantially vary from the changes in the spot price of corn, even if the Fund’s NAV was closely tracking movements in the spot price of corn. If this occurs, you may not be able to effectively use the Fund to hedge the risk of losses in your corn-related transactions or to indirectly invest in corn.

The Fund may experience a loss if it is required to sell Treasury Securities or cash equivalents at a price lower than the price at which they were acquired.

If the Fund is required to sell Treasury Securities or cash equivalents at a price lower than the price at which they were acquired, the Fund will experience a loss. This loss may adversely impact the price of the Shares and may decrease the correlation between the price of the Shares, the Benchmark, and the spot price of corn. The value of Treasury Securities and other debt securities generally moves inversely with movements in interest rates. The prices of longer maturity securities are subject to greater market fluctuations as a result of changes in interest rates. While the short-term nature of the Fund’s investments in Treasury Securities and cash equivalents should minimize the interest rate risk to which the Fund is subject, it is possible that the Treasury Securities and cash equivalents held by the Fund will decline in value.

Certain of the Fund’s investments could be illiquid, which could cause large losses to investors at any time or from time to time.

The Fund may not always be able to liquidate its positions in its investments at the desired price for reasons including, among others, insufficient trading volume, limits imposed by exchanges or other regulatory organizations, or lack of liquidity. As to futures contracts, it may be difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. Limits imposed by futures exchanges or other regulatory organizations, such as accountability levels, position limits and price fluctuation limits, may contribute to a lack of liquidity with respect to some exchange-traded Corn Interests. In addition, over-the-counter contracts may be illiquid because they are contracts between two parties and generally may not be transferred by one party to a third party without the counterparty’s consent. Conversely, a counterparty may give its consent, but the Fund still may not be able to transfer an over-the-counter Corn Interest to a third party due to concerns regarding the counterparty’s credit risk.

A market disruption, such as a foreign government taking political actions that disrupt the market in its currency, its corn production or exports, or in another major export, can also make it difficult to liquidate a position. Unexpected market illiquidity may cause major losses to investors at any time or from time to time. In addition, the Fund does not intend at this time to establish a credit facility, which would provide an additional source of liquidity, but instead will rely only on the Treasury Securities, cash and/or cash equivalents that it holds to meet its liquidity needs. The anticipated large value of the positions in Corn Interests that the Sponsor will acquire or enter into for the Fund increases the risk of illiquidity. Because Corn Interests may be illiquid, the Fund’s holdings may be more difficult to liquidate at favorable prices in periods of illiquid markets and losses may be incurred during the period in which positions are being liquidated.

If the nature of the participants in the futures market shifts such that corn purchasers are the predominant hedgers in the market, the Fund might have to reinvest at higher futures prices or choose Other Corn Interests.

The changing nature of the participants in the corn market will influence whether futures prices are above or below the expected future spot price. Corn producers will typically seek to hedge against falling corn prices by selling Corn Futures Contracts. Therefore, if corn producers become the predominant hedgers in the futures market, prices of Corn Futures Contracts will typically be below expected future spot prices. Conversely, if the predominant hedgers in the futures market are the purchasers of the corn who purchase Corn Futures Contracts to hedge against a rise in prices, prices of Corn Futures Contracts will likely be higher than expected future spot prices. This can have significant implications for the Fund when it is time to sell a Corn Futures Contract that is no longer a Benchmark Component Futures Contract and purchase a new Corn Futures Contract or to sell a Corn Futures Contract to meet redemption requests.

While the Fund does not intend to take physical delivery of corn under its Corn Interests, the possibility of physical delivery impacts the value of the contracts.

While it is not the current intention of the Fund to take physical delivery of corn under its Corn Interests, Corn Futures Contracts are traditionally physically-deliverable contracts, and, unless a portion was not traded out of or rolled, it is possible to take or make delivery under these and some Other Corn Interests. Storage costs associated with purchasing corn could result in costs and other liabilities that could impact the value of Corn Futures Contracts or certain Other Corn Interests. Storage costs include the time value of money invested in corn as a physical commodity plus the actual costs of storing the corn less any benefits from ownership of corn that are not obtained by the holder of a futures contract. In general, Corn Futures Contracts have a one-month delay for contract delivery and the pricing of back month contracts (the back month is any future delivery month other than the spot month) includes storage costs. To the extent that these storage costs change for corn while the Fund holds Corn Interests, the value of the Corn Interests, and therefore the Fund’s NAV, may change as well.

The price relationship between the Benchmark Component Futures Contracts at any point in time and the Corn Futures Contracts that will become Benchmark Component Futures Contracts on the next roll date will vary and may impact both the Fund’s total return and the degree to which its total return tracks that of corn price indices.

The design of the Fund’s Benchmark is such that the Benchmark Component Futures Contracts change five times per year, and the Fund’s investments must be rolled periodically to reflect the changing composition of the Benchmark. For example, when the second-to-expire Corn Futures Contract becomes the first-to-expire contract, such contract will no longer be a Benchmark Component Futures Contract and the Fund’s position in it will no longer be consistent with tracking the Benchmark. In the event of a corn futures market where near-to-expire contracts trade at a higher price than longer-to-expire contracts, a situation referred to as “backwardation,” then absent the impact of the overall movement in corn prices the value of the Benchmark Component Futures Contracts would tend to rise as they approach expiration. As a result, the Fund may benefit because it would be selling more expensive contracts and buying less expensive ones on an ongoing basis. Conversely, in the event of a corn futures market where near-to-expire contracts trade at a lower price than longer-to-expire contracts, a situation referred to as “contango,” then absent the impact of the overall movement in corn prices the value of the Benchmark Component Futures Contracts would tend to decline as they approach expiration. As a result, the Fund’s total return may be lower than might otherwise be the case because it would be selling less expensive contracts and buying more expensive ones. The impact of backwardation and contango may lead the total return of the Fund to vary significantly from the total return of other price references, such as the spot price of corn. In the event of a prolonged period of contango, and absent the impact of rising or falling corn prices, this could have a significant negative impact on the Fund’s NAV and total return, and you could incur a partial or total loss of your investment in the Fund.

Regulation of the commodity interests and commodity markets is extensive and constantly changing; future regulatory developments are impossible to predict but may significantly and adversely affect the Fund.

The regulation of futures markets, futures contracts and futures exchanges has historically been comprehensive. The CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency including, for example, the retroactive implementation of speculative position limits, increased margin requirements, the establishment of daily price limits and the suspension of trading.

The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Subsequent to the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) in 2010, swap agreements became fully regulated by the CFTC under the amended Commodity Exchange Act and the CFTC’s regulations thereunder. Considerable regulatory attention has been focused on non-traditional investment pools that are publicly distributed in the United States. As the Dodd-Frank Act continues to be implemented by the CFTC and the SEC, there is a possibility of future regulatory changes within the United States altering, perhaps to a material extent, the nature of an investment in the Funds, or the ability of a Fund to continue to implement its investment strategy. In addition, various national governments outside of the United States have expressed concern regarding the disruptive effects of speculative trading in the commodities markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Fund is impossible to predict but could be substantial and adverse.

Further, President Donald J. Trump has promised and issued several executive orders intended to relieve the financial burden created by the Dodd-Frank Act, although these executive orders only set forth several general principles to be followed by the federal agencies and do not mandate the wholesale repeal of the Dodd-Frank Act. The scope of the effect that passage of new financial reform legislation could have on U.S. securities, derivatives and commodities markets is not clear at this time because each federal regulatory agency would have to promulgate new regulations to implement such legislation. These regulatory changes may affect the continued operation of the Funds. For additional information regarding recent regulatory developments that may impact the Funds or the Trust, refer to the section entitled “Regulation” of the Statement of Additional Information.

If you are investing in the Fund for purposes of hedging, you might be subject to several risks, including the possibility of losing the benefit of favorable market movements.

Producers and commercial users of corn may use the Fund as a vehicle to hedge the risk of losses in their corn-related transactions. There are several risks in connection with using the Fund as a hedging device. While hedging can provide protection against an adverse movement in market prices, it can also preclude a hedger’s opportunity to benefit from a favorable market movement. For instance, in a hedging transaction the hedger may be a user of a commodity concerned that the hedged commodity will increase in price, but must recognize the risk that the price may instead decline. If this happens, the hedger will have lost the benefit of being able to purchase the commodity at the lower price because the hedging transaction will result in a loss that would offset (at least in part) this benefit. Thus, the hedger forgoes the opportunity to profit from favorable price movements. In addition, if the hedge is not a perfect one, the hedger can lose on the hedging transaction and not realize an offsetting gain in the value of the underlying item being hedged.

When using Corn Interests as a hedging technique, at best, the correlation between changes in prices of futures contracts and of the items being hedged can be only approximate. The degree of imperfection of correlation depends upon circumstances such as: variations in speculative markets, demand for futures and for corn products, technical influences in futures trading, and differences between anticipated costs being hedged and the instruments underlying the standard futures contracts available for trading. Even a well-conceived hedge may be unsuccessful to some degree because of unexpected market behavior as well as the expenses associated with creating the hedge.

In addition, using an investment in the Fund as a hedge for changes in food costs generally may not be successful because changes in the price of corn may vary substantially from changes in the prices of other food products. In addition, the price of corn and the Fund’s NAV would not reflect the refining, transportation, and other costs that are specific to the hedger.

An investment in the Fund may provide you little or no diversification benefits. Thus, in a declining market, the Fund may have no gains to offset your losses from other investments, and you may suffer losses on your investment in the Fund at the same time you incur losses with respect to other asset classes.

We cannot predict to what extent the performance of Corn Interests will or will not correlate to the performance of other broader asset classes such as stocks and bonds. If the Fund’s performance were to move more directly with the financial markets, you will obtain little or no diversification benefits from an investment in the Shares. In such a case, the Fund may have no gains to offset your losses from other investments, and you may suffer losses on your investment in the Fund at the same time you incur losses with respect to other investments.

Variables such as drought, floods, weather, embargoes, tariffs and other political events may have a larger impact on corn and Corn Interest prices than on traditional securities and broader financial markets. These additional variables may create additional investment risks that subject the Fund’s investments to greater volatility than investments in traditional securities.

Lower correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other. There is no historic evidence that the spot price of corn and prices of other financial assets, such as stocks and bonds, are negatively correlated. In the absence of negative correlation, the Fund cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa.

The Fund’s Operating Risks

The Fund is not a registered investment company, so you do not have the protections of the Investment Company Act of 1940.

The Fund is not an investment company subject to the Investment Company Act of 1940. Accordingly, you do not have the protections afforded by that statute, which, for example, requires investment companies to have a board of directors with a majority of disinterested directors and regulates the relationship between the investment company and its investment manager.

The Sponsor has limited experience operating commodity pools.

While certain of the Sponsor’s principals and employees have experience with investing in Corn Interests and other commodity interests, the Sponsor was formed for the purpose of sponsoring the Trust and serving as the Teucrium Funds’ commodity pool operator and has limited experience operating commodity pools. The Sponsor currently sponsors five Teucrium Funds, all of which have commenced operations as of the date hereof, but none of the Teucrium Funds had commenced operations prior to June 9, 2010.

In light of this limited experience, each of the Teucrium Funds has limited past performance available for your review. Furthermore, the past performance of the other Teucrium Funds will not necessarily reflect their future performance or the future performance of this Fund. If the experience of the Sponsor and its management is not adequate or suitable, the operation and performance of the Fund may be adversely affected.

The Sponsor is leanly staffed and relies heavily on key personnel to manage trading activities.

In managing and directing the day-to-day activities and affairs of the Fund, the Sponsor relies almost entirely on a small number of individuals, including Mr. Sal Gilbertie, Mr. Dale Riker, Mr. Steve Kahler and Ms. Barbara Riker. If Mr. Gilbertie, Mr. Riker, Mr. Kahler or Ms. Riker were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Fund. To the extent that the Sponsor establishes additional commodity pools, even greater demands will be placed on these individuals.

The Sponsor has limited capital and may be unable to continue to manage the Fund if it sustains continued losses.

The Sponsor was formed for the purpose of managing the Trust, including the Fund and the other Teucrium Funds, and any other series of the Trust that may be formed in the future, and has been provided with capital primarily by its principals and a small number of outside investors. If the Sponsor operates at a loss for an extended period, its capital will be depleted and it may be unable to obtain additional financing necessary to continue its operations. If the Sponsor were unable to continue to provide services to the Fund, the Fund would be terminated if a replacement sponsor could not be found. Any expenses related to the operation of the Fund would need to be paid by the Fund at the time of termination.

Position limits and daily price fluctuation limits set by the CFTC and the exchanges have the potential to cause tracking error, which could cause the price of Shares to substantially vary from the Benchmark and prevent you from being able to effectively use the Fund as a way to hedge against corn-related losses or as a way to indirectly invest in corn.

The CFTC and U.S. designated contract markets, such as the CBOT, may establish position limits on the maximum net long or net short futures contracts in commodity interests that any person or group of persons under common trading control (other than as a hedge, which an investment by the Fund is not) may hold, own or control. For example, the current position limit for investments at any one time in Corn Futures Contracts are 600 spot month contracts, 33,000 contracts expiring in any other single month, and 33,000 total for all months. These position limits are fixed ceilings that the Fund would not be able to exceed without specific CFTC authorization.

Accountability levels differ from position limits in that they do not represent a fixed ceiling, but rather a threshold above which a futures exchange may exercise greater scrutiny and control over an investor’s positions. If a Fund were to exceed an applicable accountability level for investments in futures contracts, the exchange will monitor the Fund’s exposure and may ask for further information on its activities, including the total size of all positions, investment and trading strategy, and the extent of liquidity resources of the Fund. If deemed necessary by the exchange, the Fund could be ordered to reduce its aggregate net position back to the accountability level.

In addition to position and accountability limits, the exchanges set daily price fluctuation limits on futures contracts. The daily price fluctuation limit establishes the maximum amount that the price of futures contracts may vary either up or down from the previous day’s settlement price. Once the daily price fluctuation limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit.

On December 16, 2016, as mandated by the Dodd-Frank Act, the CFTC adopted a final rule that aggregate all positions, for purposes of position limits; such positions include futures contracts, futures-equivalent positions, over-the-counter swaps and options (i.e., contracts that are not traded on exchanges). These aggregation requirements became effective on February 14, 2017 and could limit the Fund’s ability to establish positions in commodity over-the-counter instruments if the assets of the Fund were to grow substantially.

There are no independent advisers representing Fund investors.

The Sponsor has consulted with legal counsel, accountants and other advisers regarding the formation and operation of the Trust and Fund. No counsel has been appointed to represent you in connection with the offering of Shares. Accordingly, you should consult your own legal, tax and financial advisers regarding the desirability of an investment in the Shares.

There are technical and fundamental risks inherent in the trading system the Sponsor intends to employ.

The Sponsor’s trading system is quantitative in nature and it is possible that the Sponsor may make errors. In addition, it is possible that a computer or software program may malfunction and cause an error in computation.

The Fund and the Sponsor may have conflicts of interest, which may cause them to favor their own interests to your detriment.

The Fund and the Sponsor may have inherent conflicts to the extent the Sponsor attempts to maintain the Fund’s asset size in order to preserve its fee income and this may not always be consistent with the Fund’s objective of having the value of its Shares’ NAV track changes in the Benchmark. The Sponsor’s officers and employees do not necessarily devote their time exclusively to the Fund. These persons may be directors, officers or employees of other entities. They could have a conflict between their responsibilities to the Fund and to those other entities.

In addition, the Sponsor’s principals, officers or employees may trade futures and related contracts for their own accounts. A conflict of interest may exist if their trades are in the same markets and at the same time as the Fund trades using the clearing broker to be used by the Fund. A potential conflict also may occur if the Sponsor’s principals, officers or employees trade their accounts more aggressively or take positions in their accounts that are opposite, or ahead of, the positions taken by the Fund.

The Sponsor has sole current authority to manage the investments and operations of the Fund, and this may allow it to act in a way that furthers its own interests and in conflict with your best interests, including the authority of the Sponsor to allocate expenses to and between the Funds. Shareholders have very limited voting rights, which will limit the ability to influence matters such as amendment of the Trust Agreement, changes in the Fund’s basic investment policies, dissolution of the Fund, or the sale or distribution of the Fund’s assets.

Shareholders have only very limited voting rights and generally will not have the power to replace the Sponsor. Shareholders will not participate in the management of the Fund and do not control the Sponsor so they will not have influence over basic matters that affect the Fund.

Shareholders will have very limited voting rights with respect to the Fund’s affairs. Shareholders may elect a replacement Sponsor only if the current Sponsor resigns voluntarily or loses its corporate charter. Shareholders will not be permitted to participate in the management or control of the Fund or the conduct of its business. Shareholders must therefore rely upon the duties and judgment of the Sponsor to manage the Fund’s affairs.

The Sponsor may manage a large amount of assets and this could affect the Fund’s ability to trade profitably.

Increases in assets under management may affect trading decisions. While the Fund’s assets are currently at manageable levels, the Sponsor does not intend to limit the amount of Fund assets. The more assets the Sponsor manages, the more difficult it may be for it to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance and of managing risk associated with larger positions.

The liability of the Sponsor and the Trustee are limited, and the value of the Shares will be adversely affected if the Fund is required to indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or Sponsor, as the case may be. That means the Sponsor may require the assets of the Fund to be sold in order to cover losses or liability suffered by the Sponsor or by the Trustee. Any sale of that kind would reduce the NAV of the Fund and the value of its Shares.

Although the Shares of the Fund are limited liability investments, certain circumstances such as bankruptcy could increase a Shareholder’s liability.

The Shares of the Fund are limited liability investments; Shareholders may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of its Trust Agreement.

You cannot be assured of the Sponsor’s continued services, and discontinuance may be detrimental to the Fund.

You cannot be assured that the Sponsor will be willing or able to continue to service the Fund for any length of time. The Sponsor was formed for the purpose of sponsoring the Fund and other commodity pools, and has limited financial resources and no significant source of income apart from its management fees from such commodity pools to support its continued service for the Fund. If the Sponsor discontinues its activities on behalf of the Fund, the Fund may be adversely affected. If the Sponsor’s registrations with the CFTC or memberships in the NFA were revoked or suspended, the Sponsor would no longer be able to provide services to the Fund.

The Fund could terminate at any time and cause the liquidation and potential loss of your investment and could upset the overall maturity and timing of your investment portfolio.

The Fund may terminate at any time, regardless of whether the Fund has incurred losses, subject to the terms of the Trust Agreement. For example, the dissolution or resignation of the Sponsor would cause the Trust to terminate unless shareholders holding a majority of the outstanding shares of the Trust, voting together as a single class, elect within 90 days of the event to continue the Trust and appoint a successor Sponsor. In addition, the Sponsor may terminate the Fund if it determines that the Fund’s aggregate net assets in relation to its operating expenses make the continued operation of the Fund unreasonable or imprudent. As of the date of this prospectus, the Fund pays the fees, costs and expenses of its operations. If the Sponsor and the Fund are unable to raise sufficient funds so that the Fund’s expenses are reasonable in relation to its NAV, the Fund may be forced to terminate and investors may lose all or part of their investment. Any expenses related to the operation of the Fund would need to be paid by the Fund at the time of termination.

However, no level of losses will require the Sponsor to terminate the Fund. The Fund’s termination would result in the liquidation of its investments and the distribution of its remaining assets to the Shareholders on a pro rata basis in accordance with their Shares, and the Fund could incur losses in liquidating its investments in connection with a termination. Termination could also negatively affect the overall maturity and timing of your investment portfolio.

As a Shareholder, you will not have the rights enjoyed by investors in certain other types of entities.

As interests in separate series of a Delaware statutory trust, the Shares do not involve the rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring shareholder oppression and derivative actions). In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors, as the Trust does not have a board of directors, and generally will not receive regular distributions of the net income and capital gains earned by the Fund). The Fund is also not subject to certain investor protection provisions of the Sarbanes Oxley Act of 2002 and the NYSE Arca governance rules (for example, audit committee requirements).

A court could potentially conclude that the assets and liabilities of the Fund are not segregated from those of another series of the Trust, thereby potentially exposing assets in the Fund to the liabilities of another series.

The Fund is a series of a Delaware statutory trust and not itself a legal entity separate from the other Teucrium Funds. The Delaware Statutory Trust Act provides that if certain provisions are included in the formation and governing documents of a statutory trust organized in series and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records and are accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred by a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof. Conversely, none of the debts, liabilities, obligations and expenses incurred with respect to any other series thereof is enforceable against the assets of such series. The Sponsor is not aware of any court case that has interpreted this inter-series limitation on liability or provided any guidance as to what is required for compliance. The Sponsor intends to maintain separate and distinct records for the Fund and account for the Fund separately from any other Trust series, but it is possible a court could conclude that the methods used do not satisfy the Delaware Statutory Trust Act, which would potentially expose assets in the Fund to the liabilities of one or more of the Teucrium Funds and/or any other Trust series created in the future.

The Sponsor and the Trustee are not obligated to prosecute any action, suit or other proceeding in respect of any Fund property.

Neither the Sponsor nor the Trustee is obligated to, although each may in its respective discretion, prosecute any action, suit or other proceeding in respect of any Fund property. The Trust Agreement does not confer upon Shareholders the right to prosecute any such action, suit or other proceeding.

The Fund does not expect to make cash distributions.

The Sponsor intends to re-invest any income and realized gains of the Fund in additional Corn Interests rather than distributing cash to Shareholders. Therefore, unlike mutual funds, commodity pools or other investment pools that generally distribute income and gains to their investors, the Fund generally will not distribute cash to Shareholders. You should not invest in the Fund if you will need cash distributions from the Fund to pay taxes on your share of income and gains of the Fund, if any, or for any other reason. Although the Fund does not intend to make cash distributions, the income earned from its investments held directly or posted as margin may reach levels that merit distribution, e.g., at levels where such income is not necessary to support its underlying investments in corn interests and investors adversely react to being taxed on such income without receiving distributions that could be used to pay such tax. Cash distributions may be made in these and similar instances.

There is a risk that the Fund will not have sufficient total net assets to compensate for the fees and expenses that it must pay and as such the expense ratio of the Fund may be higher than that filed in this document.

The Fund pays management fees at an annual rate of 1.00% of its average net assets, brokerage charges and various other expenses of its ongoing operations (e.g., fees of the Administrator, Trustee and Distributor), resulting in a total estimated expense ratio of approximately 2.66% of net assets. These fees and expenses must be paid in all events, regardless of the Fund’s total net assets.

If this offering of Shares does not raise sufficient funds to make the Fund’s future operations viable, the Fund may be forced to terminate and investors may lose all or part of their investment.

All of the expenses relating to the Fund incurred prior to the commencement of operations (June 9, 2010) were paid by the Sponsor. These payments by the Sponsor were designed to allow the Fund the ability to commence the public offering of its Shares. As of the date of this prospectus, the Fund pays the fees, costs and expenses of its operations. If the Sponsor and the Fund are unable to raise sufficient funds so that the Fund’s expenses are reasonable in relation to its NAV, the Fund may be forced to terminate and investors may lose all or part of their investment. Any expenses related to the operation of the Fund would need to be paid by the Fund at the time of termination.

The Fund may incur higher fees and expenses upon renewing existing or entering into new contractual relationships.

The arrangements between clearing brokers and counterparties on the one hand and the Fund on the other generally are terminable by the clearing brokers or counterparty upon notice to the Fund. In addition, the agreements between the Fund and its third-party service providers, such as the Distributor and the Custodian, are generally terminable at specified intervals. Upon termination, the Sponsor may be required to renegotiate or make other arrangements for obtaining similar services if the Fund intends to continue to operate. Comparable services from another party may not be available, or even if available, these services may not be available on the terms as favorable as those of the expired or terminated arrangements.

The Fund may miss certain trading opportunities because it will not receive the benefit of the expertise of independent trading advisors.

The Sponsor does not employ trading advisors for the Fund; however, it reserves the right to employ them in the future. The only advisor to the Fund is the Sponsor. A lack of independent trading advisors may be disadvantageous to the Fund because it will not receive the benefit of their independent expertise.

The Net Asset Value calculation of the Fund may be overstated or understated due to the valuation method employed when a settlement price is not available on the date of net asset value calculation.

The Fund’s NAV includes, in part, any unrealized profits or losses on open swap agreements, futures or forward contracts. Under normal circumstances, the NAV reflects the quoted CBOT settlement price of open futures contracts on the date when the NAV is being calculated. In instances when the quoted settlement price of futures contract traded on an exchange may not be reflective of fair value based on market condition, generally due to the operation of daily limits or other rules of the exchange or otherwise, the NAV may not reflect the fair value of open future contracts on such date. For purposes of financial statements and reports, the Sponsor will recalculate the NAV where necessary to reflect the “fair value” of a Futures Contract when the Futures Contract closes at its price fluctuation limit for the day.

The liquidity of the Shares may be affected by the withdrawal from participation of Authorized Purchasers, or market-makers which could adversely affect the market price of the Shares.

Only an Authorized Purchaser may engage in creation or redemption transactions directly with the Fund. The Fund has a limited number of institutions that act as Authorized Purchasers. To the extent that these institutions exit the business or are unable to proceed with creation and/or redemption orders with respect to the Fund and no other Authorized Purchaser is able to step forward to create or redeem Creation Units, Fund shares may trade at a discount to NAV and possibly face trading halts and/or delisting. In addition, a decision by a market maker or lead market maker to cease activities for the Fund could adversely affect liquidity, the spread between the bid and ask quotes, and potentially the price of the Shares. The Sponsor can make no guarantees that participation by Authorized Purchasers or market makers will continue.

If a minimum number of Shares is outstanding, market makers may be less willing to purchase Shares in the secondary market which may limit your ability to sell Shares.

There is a minimum number of baskets and associated Shares specified for the Fund. If the Fund experienced redemptions that caused the number of Shares outstanding to decrease to the minimum level of Shares required to be outstanding, until the minimum number of Shares is again exceeded through the purchase of a new Creation Basket, there can be no more redemptions by an Authorized Purchaser. In such case, market makers may be less willing to purchase Shares from investors in the secondary market, which may in turn limit the ability of Shareholders of the Fund to sell their Shares in the secondary market. As of January 31, 2017, these minimum levels for the Fund are 50,000 Shares representing two baskets. The minimum level of Shares specified for the Fund is subject to change. As of January 31, 2017, there were 3,725,004 Shares outstanding. (The current number of Shares outstanding is posted daily on our website, www.teucriumcornfund.com.)

You may be adversely affected by redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right to redeem Shares of the Fund or postpone the redemption settlement date: (1) for any period during which an applicable exchange is closed other than customary weekend or holiday closing, or trading is suspended or restricted; (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of the Fund’s assets is not reasonably practicable; (3) for such other period as the Sponsor determines to be necessary for the protection of Shareholders; (4) if there is a possibility that any or all of the Benchmark Component Futures Contracts of the Fund on the CBOT from which the NAV of the Fund is calculated will be priced at a daily price limit restriction; or (5) if, in the sole discretion of the Sponsor, the execution of such an order would not be in the best interest of the Fund or its Shareholders. In addition, the Trust will reject a redemption order if the order is not in proper form as described in the agreement with the Authorized Purchaser or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. The Sponsor may also reject a redemption order if the number of Shares being redeemed would reduce the remaining outstanding Shares to 50,000 Shares (i.e., two baskets of 25,000 Shares each) or less, unless the Sponsor has reason to believe that the placer of the redemption order does in fact possess all the outstanding Shares of the Fund and can deliver them. Any such postponement, suspension or rejection could adversely affect a redeeming Shareholder. For example, the resulting delay may adversely affect the value of the Shareholder’s redemption proceeds if the NAV of the Fund declines during the period of delay. The Trust Agreement provides that the Sponsor and its designees will not be liable for any loss or damage that may result from any such suspension or postponement.

Any postponement, suspension or rejection of a redemption order could adversely affect a redeeming Shareholder. For example, the resulting delay may adversely affect the value of a Shareholder’s redemption proceeds if the NAV of the Fund declines during the period of delay. The Trust Agreement provides that the Sponsor and its designees will not be liable for any loss or damage that may result from any such suspension or postponement.

The failure or bankruptcy of a clearing broker could result in substantial losses for the Fund; the clearing broker could be subject to proceedings that impair its ability to execute the Fund’s trades.

Under CFTC regulations, a clearing broker with respect to the Fund’s exchange-traded Corn Interests must maintain customers’ assets in a bulk segregated account. If a clearing broker fails to do so, or is unable to satisfy a substantial deficit in a customer account, its other customers may be subject to risk of a substantial loss of their funds in the event of that clearing broker’s bankruptcy. In that event, the clearing broker’s customers, such as the Fund, are entitled to recover, even in respect of property specifically traceable to them, only a proportional share of all property available for distribution to all of that clearing broker’s customers. The Fund also may be subject to the risk of the failure of, or delay in performance by, any exchanges and markets and their clearing organizations, if any, on which Corn Interests are traded.

From time to time, the clearing brokers may be subject to legal or regulatory proceedings in the ordinary course of their business. A clearing broker’s involvement in costly or time-consuming legal proceedings may divert financial resources or personnel away from the clearing broker’s trading operations, which could impair the clearing broker’s ability to successfully execute and clear the Fund’s trades.

The failure or insolvency of the Fund’s Custodian or other financial institution in which the Fund has deposits could result in a substantial loss of the Fund’s assets.

As noted above, the vast majority of the Fund’s assets are held in short-term Treasury Securities, cash and/or cash equivalents with the Custodian and other financial institutions. The insolvency of the Custodian or any financial institution in which the Fund has demand deposits could result in a complete loss of the Fund’s assets. The Fund currently has cash and or cash equivalents at the Custodian and Rabobank, N.A.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that the Sponsor has infringed or otherwise violated their intellectual property rights, which may result in significant costs, litigation, and diverted attention of Sponsor’s management.

Third parties may assert that the Sponsor has infringed or otherwise violated their intellectual property rights. Third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of the Sponsor and claim that the Sponsor has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, the Sponsor may have to litigate in the future to determine the validity and scope of other parties’ proprietary rights, or defend itself against claims that it has infringed or otherwise violated other parties’ rights. Any litigation of this type, even if the Sponsor is successful and regardless of the merits, may result in significant costs, divert resources from the Fund, or require the Sponsor to change its proprietary software and other technology or enter into royalty or licensing agreements.

The Sponsor has a patent on certain business methods and procedures used with respect to the Fund. The Sponsor utilizes certain proprietary software. Any unauthorized use of such proprietary software, business methods and/or procedures could adversely affect the competitive advantage of the Sponsor or the Fund and/or require the Sponsor to take legal action to protect its rights.

The success of the Fund depends on the ability of the Sponsor to accurately implement its trading strategies, and any failure to do so could subject the Fund to losses on such transactions.

The Sponsor’s trading strategy is quantitative in nature and it is possible that the Sponsor will make errors in its implementation. The execution of the quantitative strategy is subject to human error, such as incorrect inputs into the Sponsor’s computer systems and incorrect information provided to the Fund’s clearing brokers. In addition, it is possible that a computer or software program may malfunction and cause an error in computation. Any failure, inaccuracy or delay in executing the Fund’s transactions could affect its ability to achieve its investment objective. It could also result in decisions to undertake transactions based on inaccurate or incomplete information. This could cause substantial losses on transactions. The Sponsor is not required to reimburse the Fund for any costs associated with an error in the placement or execution of a trade in commodity future interests or in shares of the Underlying Funds.

The Fund may experience substantial losses on transactions if the computer or communications system fails.

The Fund’s trading activities depend on the integrity and performance of the computer and communications systems supporting them. Extraordinary transaction volume, hardware or software failure, power or telecommunications failure, a natural disaster or other catastrophe could cause the computer systems to operate at an unacceptably slow speed or even fail. Any significant degradation or failure of the systems that the Sponsor uses to gather and analyze information, enter orders, process data, monitor risk levels and otherwise engage in trading activities may result in substantial losses on transactions, liability to other parties, lost profit opportunities, damages to the Sponsor’s and Fund’s reputations, increased operational expenses and diversion of technical resources.

If the computer and communications systems are not upgraded when necessary, the Fund’s financial condition could be harmed.

The development of complex computer and communications systems and new technologies may render the existing computer and communications systems supporting the Fund’s trading activities obsolete. In addition, these computer and communications systems must be compatible with those of third parties, such as the systems of exchanges, clearing brokers and the executing brokers. As a result, if these third parties upgrade their systems, the Sponsor will need to make corresponding upgrades to effectively continue its trading activities. The Fund may have limited financial resources for these upgrades or other technological changes. The Fund’s future success may depend on the Fund’s ability to respond to changing technologies on a timely and cost-effective basis.

The Fund depends on the reliable performance of the computer and communications systems of third parties, such as brokers and futures exchanges, and may experience substantial losses on transactions if they fail.

The Fund depends on the proper and timely function of complex computer and communications systems maintained and operated by the futures exchanges, brokers and other data providers that the Sponsor uses to conduct trading activities. Failure or inadequate performance of any of these systems could adversely affect the Sponsor’s ability to complete transactions, including its ability to close out positions, and result in lost profit opportunities and significant losses on commodity interest transactions. This could have a material adverse effect on revenues and materially reduce the Fund’s available capital. For example, unavailability of price quotations from third parties may make it difficult or impossible for the Sponsor to conduct trading activities so that the Fund will closely track the Benchmark. Unavailability of records from brokerage firms may make it difficult or impossible for the Sponsor to accurately determine which transactions have been executed or the details, including price and time, of any transaction executed. This unavailability of information also may make it difficult or impossible for the Sponsor to reconcile its records of transactions with those of another party or to accomplish settlement of executed transactions.

The occurrence of a severe weather event, natural disaster, terrorist attack, or the outbreak, continuation or expansion of war or other hostilities could disrupt the Fund’s trading activity and materially affect the Fund’s profitability.

The operations of the Fund, the exchanges, brokers and counterparties with which the Fund does business, and the markets in which the Fund does business could be severely disrupted in the event of a severe weather event, natural disaster, major terrorist attack, or the outbreak, continuation or expansion of war or other hostilities. Global terrorist attacks, anti-terrorism initiatives, and political unrest continue to fuel this concern.

Failures or breaches of electronic systems could disrupt the Fund’s trading activity and materially affect the Fund’s profitability.

Failures or breaches of the electronic systems of the Fund, the Sponsor, the Custodian or mutual funds or other financial institutions in which the Fund invests, or the Fund’s other service providers, market makers, Authorized Purchasers, NYSE Arca, exchanges on which Futures Contracts or Other Commodity Interests are traded or cleared, or counterparties have the ability to cause disruptions and negatively impact the Fund’s business operations, potentially resulting in financial losses to the Fund and its shareholders. While the Fund has established business continuity plans and risk management systems seeking to address system breaches or failures, there are inherent limitations in such plans and systems. Furthermore, the Fund cannot control the cyber security plans and systems of the Custodian or mutual funds or other financial institutions in which the Fund invests, or the Fund’s other service providers, market makers, Authorized Purchasers, NYSE Arca, exchanges on which Futures Contracts or Other Commodity Interests are traded or cleared, or counterparties.

An investment in a Fund faces numerous risks from its shares being traded in the secondary market, any of which may lead to the Fund’s shares trading at a premium or discount to NAV.

Although the Fund’s shares are listed for trading on the NYSE Arca, there can be no assurance that an active trading market for such shares will develop or be maintained. Trading in the Fund’s shares may be halted due to market conditions or for reasons that, in the view of the NYSE Arca, make trading in shares inadvisable. There can be no assurance that the requirements of the NYSE Arca necessary to maintain the listing of the Fund will continue to be met or will remain unchanged or that the shares will trade with any volume, or at all. The NAV of the Fund’s shares will generally fluctuate with changes in the market value of the Fund’s portfolio holdings. The market prices of shares will generally fluctuate in accordance with changes in the Fund’s NAV and supply and demand of shares on the NYSE Arca. It cannot be predicted whether a Fund shares will trade below, at or above their NAV. Investors buying or selling Fund shares in the secondary market will pay brokerage commissions or other charges imposed by brokers as determined by that broker. Brokerage commissions are often a fixed amount and may be a significant proportional cost for investors seeking to buy or sell relatively small amounts of shares.

The NYSE Arca may halt trading in the Shares which would adversely impact your ability to sell Shares.

Trading in Shares of the Fund may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in view of the NYSE Arca, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged. The Fund will be terminated if its Shares are delisted.

The lack of active trading markets for the Shares of the Fund may result in losses on your investment in the Fund at the time of disposition of your Shares.

Although the Shares of the Fund will be listed and traded on the NYSE Arca, there can be no guarantee that an active trading market for the Shares of the Fund will be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, likely will be lower than what you would receive if an active market did exist.

Risk of Leverage and Volatility

If the Sponsor causes or permits the Fund to become leveraged, you could lose all or substantially all of your investment if the Fund’s trading positions suddenly turn unprofitable.

Commodity pools’ trading positions in futures contracts or other commodity interests are typically required to be secured by the deposit of margin funds that represent only a small percentage of a futures contract’s (or other commodity interest’s) entire market value. This feature permits commodity pools to “leverage” their assets by purchasing or selling futures contracts (or other commodity interests) with an aggregate notional amount in excess of the commodity pool’s assets. While this leverage can increase a pool’s profits, relatively small adverse movements in the price of the pool’s commodity interests can cause significant losses to the pool. While the Sponsor does not intend to leverage the Fund’s assets, it is not prohibited from doing so under the Trust Agreement. If the Sponsor was to cause or permit the Fund to become leveraged, you could lose all or substantially all of your investment if the Fund’s trading positions suddenly turn unprofitable.

The price of corn can be volatile which could cause large fluctuations in the price of Shares.

As discussed in more detail above, price movements for corn are influenced by, among other things, weather conditions, crop disease, transportation and storage difficulties, various planting, growing and harvesting problems, governmental policies, changing demand, and seasonal fluctuations in supply. More generally, commodity prices may be influenced by economic and monetary events such as changes in interest rates, changes in balances of payments and trade, U.S. and international inflation rates, currency valuations and devaluations, U.S. and international economic events, and changes in the philosophies and emotions of market participants. Because the Fund invests primarily in interests in a single commodity, it is not a diversified investment vehicle, and therefore may be subject to greater volatility than a diversified portfolio of stocks or bonds or a more diversified commodity pool.

Over-the-Counter Contract Risk

Over-the-counter transactions are subject to changing regulation.

A portion of the Fund’s assets may be used to trade over-the-counter Corn Interests, such as forward contracts or swaps. The markets for over-the-counter contracts will continue to rely upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. To date, the forward markets have been largely unregulated, except for anti-manipulation and anti-fraud prohibitions, forward contracts have been executed bi-laterally and, in general historically, forward contracts have not been cleared or guaranteed by a third party. While increased regulation of over-the-counter Commodity Interests is likely to result from changes that are required to be effectuated by the Dodd-Frank Act, there is no guarantee that such increased regulation will be effective to reduce these risks.

The Fund will be subject to credit risk with respect to counterparties to over-the-counter contracts entered into by the Fund.

The Fund faces the risk of non-performance by the counterparties to the over-the-counter contracts. Unlike in futures contracts, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, there will be greater counterparty credit risk in these transactions. A counterparty may not be able to meet its obligations to the Fund, in which case the Fund could suffer significant losses on these contracts.

If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the Fund may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding. During any such period, the Fund may have difficulty in determining the value of its contracts with the counterparty, which in turn could result in the overstatement or understatement of the Fund’s NAV. The Fund may eventually obtain only limited recovery or no recovery in such circumstances.

The Fund may be subject to liquidity risk with respect to its over-the-counter contracts.

Over-the-counter contracts may have terms that make them less marketable than Futures Contracts. Over-the-counter contracts are less marketable because they are not traded on an exchange, do not have uniform terms and conditions, and are entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, they are not transferable without the consent of the counterparty. These conditions make such contracts less liquid than standardized futures contracts traded on a commodities exchange and diminish the ability to realize the full value of such contracts. In addition, even if collateral is used to reduce counterparty credit risk, sudden changes in the value of over-the-counter transactions may leave a party open to financial risk due to a counterparty default since the collateral held may not cover a party’s exposure on the transaction in such situations.

In general, valuing OTC derivatives is less certain than valuing actively traded financial instruments such as exchange traded futures contracts and securities because the price and terms on which such OTC derivatives are entered into or can be terminated are individually negotiated, and those prices and terms may not reflect the best price or terms available from other sources. In addition, while market makers and dealers generally quote indicative prices or terms for entering into or terminating OTC contracts, they typically are not contractually obligated to do so, particularly if they are not a party to the transaction. As a result, it may be difficult to obtain an independent value for an outstanding OTC derivatives transaction.

The foregoing liquidity risks could impact adversely affect the Fund’s ability to meet its investment objective.

Risk of Trading in International Markets

Trading in international markets would expose the Fund to credit and regulatory risk.

A significant portion of the Corn Futures Contracts entered into by the Fund are traded on United States exchanges including the CBOT. However, a portion of the Fund’s trades may take place on markets or exchanges outside the United States. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts. None of the CFTC, NFA, or any domestic exchange regulates activities of any foreign boards of trade or exchanges, including the execution, delivery and clearing of transactions, has the power to compel enforcement of the rules of a foreign board of trade or exchange or of any applicable non-U.S. laws. Similarly, the rights of market participants, such as the Fund, in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers. As a result, in these markets, the Fund has less legal and regulatory protection than it does when it trades domestically. Currently the Fund does not place trades on any markets or exchanges outside of the United States and does not anticipate doing so in the foreseeable future.

In some of these non-U.S. markets, the performance on a futures contract is the responsibility of the counterparty and is not backed by an exchange or clearing corporation and therefore exposes the Fund to credit risk. Additionally, trading on non-U.S. exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability. An adverse development with respect to any of these variables could reduce the profit or increase the loss earned on trades in the affected international markets.

International trading activities subject the Fund to foreign exchange risk.

The price of any non-U.S. Corn Interest and, therefore, the potential profit and loss on such investment, may be affected by any variance in the foreign exchange rate between the time the order is placed and the time it is liquidated, offset or exercised. However, a portion of the trades for the Fund may take place in markets and on exchanges outside the U.S. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts. As a result, changes in the value of the local currency relative to the U.S. dollar may cause losses to the Fund even if the contract is profitable.

The CFTC’s implementation of its regulations under the Dodd-Frank Act may further affect the Fund’s ability to enter into foreign exchange contracts and to hedge its exposure to foreign exchange losses.

The Fund’s international trading could expose it to losses resulting from non-U.S. exchanges that are less developed or less reliable than United States exchanges.

Some non-U.S. exchanges also may be in a more developmental stage so that prior price histories may not be indicative of current price dynamics. In addition, the Fund may not have the same access to certain positions on foreign trading exchanges as do local traders, and the historical market data on which the Sponsor bases its strategies may not be as reliable or accessible as it is for U.S. exchanges.

Tax Risk

Please refer to “U.S. Federal Income Tax Considerations” for information regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of Shares.

Your tax liability from holding Shares may exceed the amount of distributions, if any, on your Shares.

Cash or property will be distributed at the sole discretion of the Sponsor, and the Sponsor currently does not intend to make cash or other distributions with respect to Shares. You will be required to pay U.S. federal income tax and, in some cases, state, local, or foreign income tax, on your allocable share of the Fund’s taxable income, without regard to whether you receive distributions or the amount of any distributions. Therefore, the tax liability resulting from your ownership of Shares may exceed the amount of cash or value of property (if any) distributed.

Your allocable share of income or loss for U.S. federal income tax purposes may differ from your economic income or loss on your Shares.

Due to the application of the assumptions and conventions applied by the Fund in making allocations for U.S. federal income tax purposes and other factors, your allocable share of the Fund’s income, gain, deduction or loss may be different than your economic profit or loss from your Shares for a taxable year. This difference could be temporary or permanent and, if permanent, could result in your being taxed on amounts in excess of your economic income.

Items of income, gain, deduction, loss and credit with respect to Shares could be reallocated if the IRS does not accept the assumptions and conventions applied by the Fund in allocating those items, with potential adverse tax consequences for you.

The Fund is treated as a partnership for United States federal income tax purposes. The U.S. tax rules pertaining to entities taxed as partnerships are complex and their application to publicly traded partnerships such as the Fund is in many respects uncertain. The Fund applies certain assumptions and conventions in an attempt to comply with the intent of the applicable rules and to report taxable income, gains, deductions, losses and credits in a manner that properly reflects Shareholders’ economic gains and losses. These assumptions and conventions may not fully comply with all aspects of the Internal Revenue Code (the “Code”) and applicable Treasury Regulations, however, and it is possible that the U.S. Internal Revenue Service (the “IRS”) will successfully challenge our allocation methods and require us to reallocate items of income, gain, deduction, loss or credit in a manner that adversely affects you. If this occurs, you may be required to file an amended tax return and to pay additional taxes plus deficiency interest.

The Fund could be treated as a corporation for federal income tax purposes, which may substantially reduce the value of your Shares.

The Trust has received an opinion of counsel that, under current U.S. federal income tax laws, the Fund will be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, provided that (i) at least 90 percent of the Fund’s annual gross income consists of “qualifying income” as defined in the Code, (ii) the Fund is organized and operated in accordance with its governing agreements and applicable law, and (iii) the Fund does not elect to be taxed as a corporation for federal income tax purposes. Although the Sponsor anticipates that the Fund has satisfied and will continue to satisfy the “qualifying income” requirement for all of its taxable years, that result cannot be assured. The Fund has not requested and will not request any ruling from the IRS with respect to its classification as a partnership not taxable as a corporation for federal income tax purposes. If the IRS were to successfully assert that the Fund is taxable as a corporation for federal income tax purposes in any taxable year, rather than passing through its income, gains, losses and deductions proportionately to Shareholders, the Fund would be subject to tax on its net income for the year at corporate tax rates. In addition, although the Sponsor does not currently intend to make distributions with respect to Shares, any distributions would be taxable to Shareholders as dividend income. Taxation of the Fund as a corporation could materially reduce the after-tax return on an investment in Shares and could substantially reduce the value of your Shares.

Although the timing and nature of legislative changes is uncertain, based on recent comments made by the current Administration and Congress, the possibility exists that there will be significant tax reform legislation considered by the current Congress in the next several years. Among other things, measures have been proposed that would impact the general tax rates for corporations and individuals, tax rates on investment income, and base broadening including changes to the interest deduction. Overseas property investment may also be impacted by international tax reform. The taxation of investments in pass-through entities may also be altered as a result of tax reform. Congress may enact all or none of these or adopt additional measures not mentioned. Please consult a tax advisor with respect to legislative developments and their effect on an investment in any Shares of the Fund.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN SHARES; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

THE OFFERING

The Fund in General

The Fund is a series of the Trust, a statutory trust organized under the laws of the State of Delaware on September 11, 2009. Currently, the Trust has five series that are separate operating commodity pools: the Teucrium Corn Fund, the Teucrium Wheat Fund, the Teucrium Soybean Fund, the Teucrium Sugar Fund, and the Teucrium Agricultural Fund. Additional series of the Trust may be created in the future at the Sponsor’s discretion. The Fund maintains its main business office at 232 Hidden Lake Road, Building A, Brattleboro, Vermont 05301. The Fund is a commodity pool. It operates pursuant to the terms of the Trust Agreement, which is dated as of October 21, 2010 and grants full management control to the Sponsor.

The Fund is publicly traded, and seeks to have the daily changes in percentage terms of the Shares’ NAV reflect the daily changes in percentage terms of the price of corn for future delivery, as measured by the Benchmark. The Fund invests in a mixture of listed Corn Futures Contracts, Other Corn Interests, short-term Treasury Securities, cash and cash equivalents.

See “Prior Performance of the Fund” on page 42 for more information about prior performance of the Fund.

The Sponsor

The Sponsor of the Trust is Teucrium Trading, LLC, a Delaware limited liability company. The principal office of the Sponsor and the Trust are located at 232 Hidden Lake Road, Building A, Brattleboro, Vermont 05301. The Sponsor registered as a CPO with the CFTC and became a member of the NFA on November 10, 2009.

Aside from establishing the series of the Trust, operating those series that have commenced offering their shares, and obtaining capital from a small number of outside investors in order to engage in these activities, the Sponsor has not engaged in any business activity prior to the date of this prospectus. Under the Trust Agreement, the Sponsor is solely responsible for the management and conducts or directs the conduct of the business of the Trust, the Fund, and any series of the Trust that may from time to time be established and designated by the Sponsor. The Sponsor is required to oversee the purchase and sale of Shares by Authorized Purchasers and to manage the Fund’s investments, including to evaluate the credit risk of FCMs and swap counterparties and to review daily positions and margin/collateral requirements. The Sponsor has the power to enter into agreements as may be necessary or appropriate for the offer and sale of the Fund’s Shares and the conduct of the Trust’s activities. Accordingly, the Sponsor is responsible for selecting the Trustee, Administrator, Distributor, the independent registered public accounting firm of the Trust, and any legal counsel employed by the Trust. The Sponsor is also responsible for preparing and filing periodic reports on behalf of the Trust with the SEC and will provide any required certification for such reports. No person other than the Sponsor and its principals was involved in the organization of the Trust or the Fund.

The Sponsor may determine to engage marketing agents who will assist the Sponsor in the marketing the Shares. See “Plan of Distribution” for more information.

The Sponsor maintains a public website on behalf of the Fund, www.teucriumcornfund.com, which contains information about the Trust, the Fund, and the Shares, and oversees certain services for the benefit of Shareholders.

The Sponsor has discretion to appoint one or more of its affiliates as additional Sponsors.

The Sponsor receives a fee as compensation for services performed under the Trust Agreement. The Sponsor’s fee accrues daily and is paid monthly at an annual rate of 1.00% of the average daily net assets of the Fund. For the period from January 1, 2016 through December 31, 2016, the Fund recognized $719,183 in management fees to the Sponsor. The Fund is also responsible for other ongoing fees, costs and expenses of its operations, including brokerage fees, and legal, printing, accounting, custodial, administration and transfer agency costs, although the Sponsor bore the costs and expenses related to the registration of the Shares. None of the costs and expenses related to the initial registration, offer and sale of Shares, which totaled approximately $644,850, were or are chargeable to the Fund, and the Sponsor did not and may not recover any of these costs and expenses from the Fund.

Shareholders have no right to elect the Sponsor on an annual or any other continuing basis or to remove the Sponsor. If the Sponsor voluntarily withdraws, the holders of a majority of the Trust’s outstanding Shares (excluding for purposes of such determination Shares owned by the withdrawing Sponsor and its affiliates) may elect its successor. Prior to withdrawing, the Sponsor must give ninety days’ written notice to the Shareholders and the Trustee.

Ownership or “membership” interests in the Sponsor are owned by persons referred to as “members.” The Sponsor currently has three voting or “Class A” members – Mr. Sal Gilbertie, Mr. Dale Riker and Mr. Carl N. Miller III – and a small number of non-voting or “Class B” members who have provided working capital to the Sponsor. Messrs. Gilbertie and Riker each currently own 45% of the Sponsor’s Class A membership interests.

The Sponsor has an information technology plan (the “IT Plan”) in place which is part of the internal controls of the Trust and the Fund. The IT Plan is tested by both the management of the Sponsor and by the independent external auditor as a part of their internal control audit over the financial reporting of the Trust and the Fund. The IT Plan also takes reasonable care to look beyond the controls developed and implemented for the Trust and the Fund directly to the platforms and controls in place for the key service providers. Such review of the IT plans of key service providers is part of the Sponsor’s disaster recovery and business continuity planning. The Sponsor provides regular training to all employees of the Sponsor regarding cybersecurity topics, in addition to real-time dissemination of information regarding cybersecurity matters as needed. The IT plan is reviewed and updated as needed, but at a minimum on an annual basis.

Management of the Sponsor

In general, under the Sponsor’s Amended and Restated Limited Liability Company Operating Agreement, as amended from time to time, the Sponsor (and as a result the Trust and the Fund) is managed by the officers of the Sponsor. The Chief Executive Officer of the Sponsor is responsible for the overall strategic direction of the Sponsor and will have general control of its business. The Chief Investment Officer and President of the Sponsor is primarily responsible for new investment product development with respect to the Fund and each of the Teucrium Funds. The Chief Operating Officer has assumed primary responsibility for trade operations, trade execution, and portfolio activities with respect to the Fund. The Chief Financial Officer, Chief Accounting Officer and Chief Compliance Officer acts as the Sponsor’s principal financial and accounting officer, which position includes the functions previously performed by the Treasurer of the Sponsor, and administers the Sponsor’s regulatory compliance programs. Furthermore, certain fundamental actions regarding the Sponsor, such as the removal of officers, the addition or substitution of members, or the incurrence of liabilities other than those incurred in the ordinary course of business and de minimis liabilities, may not be taken without the affirmative vote of a majority of the Class A members (which is generally defined as the affirmative vote of Mr. Gilbertie and one of the other two Class A members). The Sponsor has no board of directors, and the Trust has no board of directors or officers. The three Class A members of the Sponsor are Sal Gilbertie, Dale Riker and Carl N. Miller III.

The Officers of the Sponsor, two of whom are also Class A members of the Sponsor, are the following:

Sal Gilbertie has been the President of the Sponsor since its inception and its Chief Investment Officer since September 2011, was approved by the NFA as a principal of the Sponsor on September 23, 2009, and was registered as an associated person of the Sponsor on November 10, 2009. He maintains his main business office at 65 Adams Road, Easton, Connecticut 06612. Effective July 16, 2012, Mr. Gilbertie was registered with the NFA as the Branch Manager for this location. Since October 18, 2010, Mr. Gilbertie has been an associated person of the Distributor under the terms of the Securities Activities and Services Agreement (“SASA”) between the Sponsor and the Distributor. Additional information regarding the SASA can be found in the section of this disclosure document entitled “Plan of Distribution.” From October 2005 until December 2009, Mr. Gilbertie was employed by Newedge USA, LLC, an FCM and broker-dealer registered with the CFTC and the SEC, where he headed the Renewable Fuels/Energy Derivatives OTC Execution Desk and was an active futures contract and over-the-counter derivatives trader and market maker in multiple classes of commodities. (Between January 2008 and October 2008, he also held a comparable position with Newedge Financial, Inc., an FCM and an affiliate of Newedge USA, LLC.) From October 1998 until October 2005, Mr. Gilbertie was principal and co-founder of Cambial Asset Management, LLC, an adviser to two private funds that focused on equity options, and Cambial Financing Dynamics, a private boutique investment bank. While at Cambial Asset Management, LLC and Cambial Financing Dynamics, Mr. Gilbertie served as principal and managed the day-to-day activities of the business and the portfolio of both companies. Mr. Gilbertie is 56 years old.

Dale Riker has been the Secretary of the Sponsor since January 2010, and its Chief Executive Officer since September 2011, was approved by the NFA as a principal of the Sponsor on October 29, 2009, and was registered as an associated person of the Sponsor on February 17, 2010. He maintains his main business office at 232 Hidden Lake Road, Brattleboro, Vermont 05301 and is responsible for the overall strategic direction of the Sponsor and has general control of its business. Mr. Riker was Treasurer of the Sponsor from its inception until September 2011. From February 2005 to December 2012, Mr. Riker was the President of Cambial Emerging Markets LLC, a consulting company specializing in emerging market equity investment. As President of Cambial Emerging Markets LLC, Mr. Riker had responsibility for business strategy, planning and operations. From July 1996 to February 2005, Mr. Riker was a private investor. Mr. Riker is married to the Chief Financial Officer, Chief Accounting Officer and Chief Compliance Officer of the Sponsor, Barbara Riker. Mr. Riker is 59 years old.

Barbara Riker began working for the Sponsor in July 2010 providing accounting and compliance support. She has been the Chief Financial Officer, Chief Accounting Officer and Chief Compliance Officer for Teucrium since September 2011, was approved by the NFA as a principal of the Sponsor on October 19, 2011, and has a background in finance, accounting, investor relations, corporate communications and operations. She maintains her main business office at 232 Hidden Lake Road, Brattleboro, Vermont 05301. From September 1980 to February 1993, Ms. Riker worked in various financial capacities for Pacific Telesis Group, the California-based Regional Bell Operating Company, and its predecessors. In February 1993, with the spin-off of AirTouch Communications from Pacific Telesis Group, Ms. Riker was selected to lead the Investor Relations team for the global mobile phone operator. In her capacity as Executive Director – Investor Relations and Corporate Communications from February 1993 to June 1995, AirTouch completed its initial public offering and was launched as an independent publicly-traded company. In June 1995, she was named Chief Financial Officer of AirTouch International and, in addition to her other duties, served on the board of several of the firm’s joint ventures, both private and public, across Europe. In June 1997, Ms. Riker moved into an operations capacity as the District General Manager for AirTouch Paging’s San Francisco operations. In February 1998 she was named Vice President and General Manager of AirTouch Cellular for Arizona and New Mexico. Ms. Riker retired in July 1999, coincident with the purchase of AirTouch by Vodafone PLC and remained retired until she began working for the Sponsor. Ms. Riker graduated with a Bachelor of Science in Business Administration from Cal State – East Bay in 1980. Ms. Riker is married to the Chief Executive Officer of the Sponsor, Dale Riker. Ms. Riker is 59 years old.

Steve Kahler, Chief Operating Officer, began working for the Sponsor in November 2011 as Managing Director in the trading division. He became the Chief Operating Officer on May 24, 2012 and has primary responsibility for the Trade Operations for the Funds. He maintains his main business office at 13520 Excelsior Blvd., Minnetonka, MN 55345. Mr. Kahler was registered as an Associated Person of the Sponsor on November 25, 2011, approved as a Branch Manager of the Sponsor on March 16, 2012 and approved by the NFA as a Principal of the Sponsor on May 16, 2012. Since January 18, 2012, Mr. Kahler has been an associated person of the Distributor under the terms of the SASA between the Sponsor and the Distributor. Additional information regarding the SASA can be found in the section of this disclosure document entitled “Plan of Distribution.” Prior to his employment with the Sponsor, Mr. Kahler worked for Cargill Inc., an international producer and marketer of food, agricultural, financial and industrial products and services, from April 2006 until November 2011 in the Energy Division as Senior Petroleum Trader. In October 2006 and while employed at Cargill Inc., Mr. Kahler was approved as an Associated Person of Cargill Commodity Services Inc., a commodity trading affiliate of Cargill Inc. from September 13, 2006 to November 9, 2011. Mr. Kahler graduated from the University of Minnesota with a Bachelors of Agricultural Business Administration in 1992 and is 49 years old.

Mr. Kahler is primarily responsible for making trading and investment decisions for the Fund and other Teucrium Funds, and for directing Fund and other Teucrium Fund trades for execution.

The third Class-A member of the Sponsor is the following:

Carl N. (Chuck) Miller III was approved by the NFA as a principal of the Sponsor on November 10, 2009 and was registered as an associated person of the Sponsor on April 19, 2010. He maintains his main business office at 232 Hidden Lake Road, Bldg A, Brattleboro, VT 05301. Mr. Miller has certain voting authority as a Class A member of the Sponsor as described above, but is not involved with the Sponsor’s day-to-day trading or operations or supervises people so engaged. For the period May 13, 2011 to July 24, 2014, Mr. Miller was an associated person of the Distributor under the terms of the SASA between the Sponsor and the Distributor. Additional information regarding the SASA can be found in the section of this disclosure document entitled “Plan of Distribution.”

Messrs. Gilbertie, Riker, Kahler and Miller and Ms. Riker are individual “principals,” as that term is defined in CFTC Rule 3.1, of the Sponsor. These individuals are principals due to their positions and/or due to their ownership interests in the Sponsor. Beneficial ownership interests of the principals, if any, are shown under the section entitled “Security Ownership of Principal Shareholders and Management” below and any of the principals may acquire beneficial interests in the Fund in the future. In addition, each of the three Class A members of the Sponsor are registered with the CFTC as associated persons of the Sponsor and are NFA associate members. GFI Group LLC is a principal for the Sponsor under CFTC Rules due to its ownership of certain non-voting securities of the Sponsor.

Market Price of Shares

The Fund’s Shares have traded on the NYSE Arca under the symbol “CORN” since June 9, 2010. The following table sets forth the range of reported high and low sales prices of the Shares as reported on NYSE Arca for the periods indicated below.

Fiscal Year Ended December 31, 2016	High	Low
Quarter Ended
March 31, 2016	$21.89	$20.00
June 30, 2016	$23.65	$19.98
September 30, 2016	$20.67	$17.69
December 31, 2016	$19.75	$18.44
Fiscal Year Ended December 31, 2015	High	Low
Quarter Ended
March 31, 2015	$27.32	$24.24
June 30, 2015	$25.92	$22.36
September 30, 2015	$27.00	$21.82
December 31, 2015	$24.10	$21.20

As of December 31, 2016, the Fund had approximately 6,520 Shareholders.

Prior Performance of the Fund

PERFORMANCE DATA FOR THE TEUCRIUM CORN FUND

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The Teucrium Corn Fund commenced trading and investment operations on June 9, 2010. The Teucrium Corn Fund is listed on NYSE Arca and is neither: (i) a privately offered pool pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended; (ii) a multi-advisor pool as defined in CFTC Regulation 4.10(d)(2); or (iii) a principal-protected pool as defined in CFTC Regulation 4.10(d)(3).

Units of beneficial interest issued (from inception until January 31, 2017)	14,350,004
Aggregate gross sale price for units issued	$456,461,713
NAV per share as of January 31, 2017	$19.17
Pool NAV as of January 31, 2017	$71,401,368
Worst monthly percentage draw-down*	(12.00)%
July 2014
Worst peak-to-valley draw-down**	(65.17)%
August 2012 - August 2016

* A draw-down is a loss experienced by the fund over a specified period. Draw-downs are measured on the basis of monthly returns only and do not reflect intra-month figures. The worst monthly percentage draw-down reflects the largest single month loss sustained over the most recent five calendar years and the current year-to-date.

** The worst peak-to-valley draw-down is the largest percentage decline in the NAV per unit over the most recent five calendar years and the current year-to-date. This need not be a continuous decline, but can be a series of positive and negative returns. Worst peak-to-valley draw-down represents the greatest percentage decline from any month-end NAV per unit that occurs without such month-end NAV per unit being equaled or exceeded as of a subsequent month-end. For example, if the NAV per unit declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be continuing and to be $3 in amount, whereas if the NAV per unit had increased by $2 in March, the drawdown would have ended as of the end of February at the $2 level.

Month	2012	2013	2014	2015	2016	2017
January	(2.48)%	2.48%	0.65%	(6.24)%	2.64%	2.24%
February	0.76%	(6.29)%	4.73%	3.73%	(5.32)%
March	(4.90)%	(3.71)%	7.03%	(4.40)%	(2.13)%
April	(0.84)%	1.17%	2.02%	(4.89)%	8.32%
May	(6.41)%	2.51%	(10.32)%	(3.99)%	1.28%
June	15.60%	(8.98)%	(6.77)%	14.51%	(8.17)%
July	21.06%	(6.30)%	(12.00)%	(10.66)%	(6.78)%
August	0.14%	0.50%	(1.00)%	(0.95)%	(6.43)%
September	(4.99)%	(8.21)%	(11.25)%	2.79%	5.47%
October	(0.43)%	(3.53)%	15.44%	(1.87)%	3.96%
November	(0.83)%	(3.85)%	(0.49)%	(4.68)%	(3.60)%
December	(7.22)%	(1.25)%	1.64%	(3.59)%	0.11%
Annual Rate of Return	5.77%	(30.90)%	(13.12)%	(20.25)%	(11.59)%	2.24	%**

*The monthly rate of return is calculated by dividing the ending NAV for a given month by the ending NAV for the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.

**Not annualized.

The Trustee

The sole Trustee of the Trust is Wilmington Trust Company, a Delaware banking corporation. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is unaffiliated with the Sponsor. The Trustee’s duties and liabilities with respect to the offering of Shares and the management of the Trust and the Fund are limited to its express obligations under the Trust Agreement.

The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Trust, the Sponsor or the Shareholders. The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Sponsor. If no successor trustee has been appointed by the Sponsor within such sixty-day period, the Trustee may, at the expense of the Trust, petition a court to appoint a successor. The Trust Agreement provides that the Trustee is entitled to reasonable compensation for its services from the Sponsor or an affiliate of the Sponsor (including the Trust), and is indemnified by the Sponsor against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust, or any action or inaction of the Trustee under the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

The Trustee has not signed the registration statement of which this prospectus is a part, and is not subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares.

Under the Trust Agreement, the Trustee has delegated to the Sponsor the exclusive management and control of all aspects of the business of the Trust and the Fund. The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor.

Because the Trustee has delegated substantially all of its authority over the operation of the Trust to the Sponsor, the Trustee itself is not registered in any capacity with the CFTC.

Operation of the Fund

The investment objective of the Fund is to have daily changes in percentage terms of the Shares’ NAV reflect the daily changes in percentage terms of a weighted average of the closing settlement prices of three Corn Futures Contracts: (1) the second-to-expire Corn Futures Contract traded on the CBOT, weighted 35%, (2) the third-to-expire CBOT Corn Futures Contract, weighted 30%, and (3) the CBOT Corn Futures Contract expiring in the December following the expiration month of the third-to-expire contracts, weighted 35%. The Sponsor does not intend that the Fund will be operated in a fashion such that its NAV equals, in dollar terms, the spot price of a bushel or other unit of corn or the price of any particular Corn Futures Contract.

The Fund seeks to achieve its investment objective by investing under normal market conditions in Benchmark Component Futures Contracts or, in certain circumstances, in other Corn Futures Contracts traded on the CBOT or on foreign exchanges. In addition, and to a limited extent, the Fund also may invest in exchange-traded options on Corn Futures Contracts in furtherance of the Fund’s investment objective. Once position limits in Corn Futures Contracts are applicable, the Fund’s intention is to invest first in Other Corn Interests. See “The Offering – Futures Contracts” below. By utilizing certain or all of these investments, the Sponsor endeavors to cause the Fund’s performance to closely track that of the Benchmark.

The Fund invests in Corn Interests to the fullest extent possible without being leveraged or unable to satisfy its current or potential margin or collateral obligations with respect to its investments in Corn Interests. After fulfilling such margin and collateral requirements, the Fund invests the remainder of its proceeds from the sale of baskets in short-term Treasury Securities or cash equivalents, and/or merely hold such assets in cash (generally in interest-bearing accounts). Therefore, the focus of the Sponsor in managing the Fund is investing in Corn Interests and in Treasury Securities, cash and/or cash equivalents. The Sponsor expects to manage the Fund’s investments directly, although it has been authorized by the Trust to retain, establish the terms of retention for, and terminate third-party commodity trading advisors to provide such management. The Sponsor has substantial discretion in managing the Fund’s investments consistent with meeting its investment objective of tracking the Benchmark, including the discretion: (1) to choose whether to invest in the Benchmark Component Futures Contracts or other Corn Futures Contracts or Other Corn Interests with similar investment characteristics; (2) to choose when to “roll” the Fund’s positions in Corn Interests as described below, and (3) to manage the Fund’s investments in Treasury Securities, cash and cash equivalents.

The Fund seeks to achieve its investment objective primarily by investing in Corn Interests such that the changes in its NAV are expected to closely track the changes in the Benchmark. The Fund’s positions in Corn Interests are changed or “rolled” on a regular basis in order to track the changing nature of the Benchmark. For example, five times a year (on the date on which a Corn Futures Contract expires), the second-to-expire Corn Futures Contract will become the next-to-expire Corn Futures Contract and will no longer be a Benchmark Component Futures Contract, and the Fund’s investments will have to be changed accordingly. In order that the Fund’s trading does not cause unwanted market movements and to make it more difficult for third parties to profit by trading based on such expected market movements, the Fund’s investments may not be rolled entirely on that day, but rather may be rolled over a period of days.

In seeking to achieve the Fund’s investment objective of tracking the Benchmark, the Sponsor may for certain reasons cause the Fund to enter into or hold Corn Futures Contracts other than the Benchmark Component Futures Contracts and/or Other Corn Interests Therefore, the Fund might enter into multiple over-the-counter Corn Interests intended to exactly replicate the performance of each of the three Benchmark Component Futures Contracts, or a single over-the-counter Corn Interest designed to replicate the performance of the Benchmark as a whole. Assuming that there is no default by a counterparty to an over-the-counter Corn Interest, the performance of the Corn Interest will necessarily correlate exactly with the performance of the Benchmark or the applicable Benchmark Component Futures Contract. The Fund might also enter into or hold Corn Interests other than the Benchmark Component Futures Contracts to facilitate effective trading, consistent with the discussion of the Fund’s “roll” strategy discussed in the preceding paragraph. In addition, the Fund might enter into or hold Corn Interests that would be expected to alleviate overall deviation between the Fund’s performance and that of the Benchmark that may result from certain market and trading inefficiencies or other reasons. By utilizing certain or all of the investments described above, the Sponsor endeavors to cause the Fund’s performance to closely track that of the Benchmark.

The Sponsor endeavors to place the Fund’s trades in Corn Interests and otherwise manage the Fund’s investments so that the Fund’s average daily tracking error against the Benchmark is less than 10 percent over any period of 30 trading days. More specifically, the Sponsor endeavors to manage the Fund so that A will be within plus/minus 10 percent of B, where:

●        A is the average daily change in the Fund’s NAV for any period of 30 successive valuation days; i.e., any trading day as of which the Fund calculates its NAV, and

●        B is the average daily change in the price of the Benchmark over the same period.

The Sponsor believes that market arbitrage opportunities cause daily changes in the Fund’s Share price on the NYSE Arca to track daily changes in the Fund’s NAV per share. The Sponsor believes that the net effect of this expected relationship and the expected relationship described above between the Fund’s NAV and the Benchmark will be that daily changes in the price of the Fund’s Shares on the NYSE Arca will track daily changes in the Benchmark. This relationship may be affected by various market factors, including but not limited to, the number of shares of the Fund outstanding and the liquidity of the underlying holdings. While the Benchmark is composed of Futures Contracts and is therefore a measure of the price of corn for future delivery, there is nonetheless expected to be a reasonable degree of correlation between the Benchmark and the cash or spot price of corn. These relationships are illustrated in the following diagram:

An investment in the Shares provides a means for diversifying an investor’s portfolio or hedging exposure to changes in corn prices. An investment in the Shares allows both retail and institutional investors to easily gain this exposure to the corn market in a transparent, cost-effective manner.

The Sponsor employs a “neutral” investment strategy intended to track changes in the Benchmark regardless of whether the Benchmark goes up or goes down. The Fund’s “neutral” investment strategy is designed to permit investors generally to purchase and sell the Fund’s Shares for the purpose of investing indirectly in the corn market in a cost-effective manner. Such investors may include participants in the corn industry and other industries seeking to hedge the risk of losses in their corn-related transactions, as well as investors seeking exposure to the corn market. Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in the corn market and/or the risks involved in hedging may exist. In addition, an investment in the Fund involves the risk that the changes in the price of the Fund’s Shares will not accurately track the changes in the Benchmark, and that changes in the Benchmark will not closely correlate with changes in the price of corn on the spot market. Furthermore, as noted above, the Fund also holds short-term Treasury Securities, cash and/or cash equivalents to meet its current or potential margin or collateral requirements with respect to its investments in Corn Interests and to invest cash not required to be used as margin or collateral. The Fund does not expect there to be any meaningful correlation between the performance of the Fund’s investments in Treasury Securities/cash/cash equivalents and the changes in the price of corn or Corn Interests. While the level of interest earned on, or the market price of, these investments may in some respects correlate to changes in the price of corn, this correlation is not anticipated as part of the Fund’s efforts to meet its objective.

The Fund’s total portfolio composition is disclosed each business day that the NYSE Arca is open for trading on the Fund’s website at www.teucriumcornfund.com. The website disclosure of portfolio holdings is made daily and includes, as applicable, the name and value of each commodity futures contract held and those that are pending, value of cash and cash equivalent held in the Fund. The Fund’s website also includes the NAV, the 4 p.m. Bid/Ask Midpoint as reported by the NYSE Arca, the last trade price as reported by the NYSE Arca, the shares outstanding, the shares available for issuance, and the shares created or redeemed on that day. The prospectus, Monthly Statements of Account, Quarterly Performance of the Midpoint versus the NAV (as required by the CFTC), and the Roll Dates, as well as Forms 10-Q, Forms 10-K, and other SEC filings for the Fund, are also posted on the website. The Fund’s website is publicly accessible at no charge.

The Shares issued by the Fund may only be purchased by Authorized Purchasers and only in blocks of 25,000 Shares called Creation Baskets. The amount of the purchase payment for a Creation Basket is equal to the aggregate NAV of Shares in the Creation Basket. Similarly, only Authorized Purchasers may redeem Shares and only in blocks of 25,000 Shares called Redemption Baskets. The amount of the redemption proceeds for a Redemption Basket is equal to the aggregate NAV of Shares in the Redemption Basket. The purchase price for Creation Baskets and the redemption price for Redemption Baskets are the actual NAV calculated at the end of the business day when a request for a purchase or redemption is received by the Fund. The NYSE Arca publishes an approximate NAV intra-day based on the prior day’s NAV and the current price of the Benchmark Component Futures Contracts, but the price of Creation Baskets and Redemption Baskets is determined based on the actual NAV calculated at the end of each trading day.

While the Fund issues Shares only in Creation Baskets, Shares may also be purchased and sold in much smaller increments on the NYSE Arca. These transactions, however, are effected at the bid and ask prices established by the specialist firm(s). Like any listed security, Shares can be purchased and sold at any time a secondary market is open.

The Fund’s Investment Strategy

In managing the Fund’s assets, the Sponsor does not use a technical trading system that automatically issues buy and sell orders. Instead, each time one or more baskets are purchased or redeemed, the Sponsor purchases or sells Corn Interests with an aggregate market value that approximates the amount of cash received or paid upon the purchase or redemption of the basket(s).

As an example, assume that a Creation Basket is sold by the Fund, and that the Fund’s closing NAV per share is $25.00. In that case, the Fund would receive $625,000 in proceeds from the sale of the Creation Basket ($25.00 NAV per share multiplied by 25,000 Shares, and ignoring the Creation Basket fee of $250). If one were to assume further that the Sponsor wants to invest the entire proceeds from the Creation Basket in the Benchmark Component Futures Contracts and that the market value of each such Benchmark Component Futures Contracts is $20,050 (or otherwise not a round number), the Fund would be unable to buy an exact number of Corn Futures Contracts with an aggregate market value equal to $625,000. Instead, the Fund would be able to purchase 31 Benchmark Component Futures Contracts with an aggregate market value of $621,550. Assuming a margin requirement equal to 10% of the value of the Corn Futures Contracts (although the actual percentage is approximately 5%), the Fund would be required to deposit $62,155 in Treasury Securities and cash with the FCM through which the Corn Futures Contracts were purchased. The remainder of the proceeds from the sale of the Creation Basket, $559,395, would remain invested in cash, cash equivalents, and Treasury Securities as determined by the Sponsor from time to time based on factors such as potential calls for margin or anticipated redemptions.

The specific Corn Interests purchased depend on various factors, including a judgment by the Sponsor as to the appropriate diversification of the Fund’s investments. While the Sponsor anticipates that a substantial majority of the Fund’s assets will be invested in CBOT Corn Futures Contracts for various reasons, including the ability to enter into the precise amount of exposure to the corn market and position limits on Corn Futures Contracts it may also invest in Other Corn Interests, including swaps in the over-the-counter market to a potentially significant degree.

The Sponsor does not anticipate letting its Corn Futures Contracts expire and taking delivery of corn. Instead, the Sponsor closes out existing positions, e.g., in response to ongoing changes in the Benchmark or if it otherwise determines it would be appropriate to do so and reinvest the proceeds in new Corn Interests. Positions may also be closed out to meet orders for Redemption Baskets, in which case the proceeds from closing the positions will not be reinvested.

Futures Contracts

Futures contracts are agreements between two parties that are executed on a designated contract market (“DCM”), i.e., a commodity futures exchange, and that are cleared and margined through a derivatives clearing organization (“DCO”), i.e., a clearing house. One party agrees to buy a commodity such as corn from the other party at a later date at a price and quantity agreed upon when the contract is made. In market terminology, a party who purchases a futures contract is long in the market and a party who sells a futures contract is short in the market. The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader.

If the price of the commodity increases after the original futures contract is entered into, the buyer of the futures contract will generally be able to sell a futures contract to close out its original long position at a price higher than that at which the original contract was purchased, generally resulting in a profit to the buyer. Conversely, the seller of a futures contract will generally profit if the price of the underlying commodity decreases, as it will generally be able to buy a futures contract to close out its original short position at a price lower than that at which the original contract was sold. Because the Fund seeks to track the Benchmark directly and profit when the price of corn increases and, as a likely result of an increase in the price of corn, the price of Corn Futures Contracts increase, the Fund will generally be long in the market for corn, and will generally sell Corn Futures Contracts only to close out existing long positions.

Futures contracts are typically traded on futures exchanges (i.e., DCMs), such as the CBOT, which provide centralized market facilities in which multiple persons may trade contracts. Members of a particular futures exchange and the trades executed on such exchange are subject to the rules of that exchange. Futures exchanges and their related clearing organizations (i.e., DCOs) are given reasonable latitude in promulgating rules and regulations to control and regulate their members.

Trades on a futures exchange are generally cleared by the DCO, which provides services designed to mutualize or transfer the credit risk arising from the trading of contracts on an exchange. The clearing organization effectively becomes the other party to the trade, and each clearing member party to the trade looks only to the clearing organization for performance.

Corn Futures Contracts are traded on the CBOT (which is part of the CME Group) in units of 5,000 bushels. Generally, futures contracts traded on the CBOT are priced by floor brokers and other exchange members through an electronic, screen-based system that electronically determines the price by matching offers to purchase and sell. Futures contracts may also be based on commodity indices, in that they call for a cash payment based on the change in the value of the specified index during a specified period. No futures contracts based on an index of corn prices are currently available, although the Fund could enter into such contracts should they become available in the future.

Certain typical and significant characteristics of Corn Futures Contracts are discussed below. Additional risks of investing in Corn Futures Contracts are included in “What are the Risk Factors Involved with an Investment in the Fund?”

Impact of Position Limits, Accountability Levels, and Price Fluctuation Limits.

All of these limits may potentially cause a tracking error between the price of the Shares and the Benchmark. This may in turn prevent you from being able to effectively use the Fund as a way to hedge against corn-related losses or as a way to indirectly invest in corn.

The Fund does not intend to limit the size of the offering and will attempt to expose substantially all of its proceeds to the corn market utilizing Corn Interests. If the Fund encounters position limits, accountability levels, or price fluctuation limits for Corn Futures Contracts on the CBOT, it may then, if permitted under applicable regulatory requirements, purchase Other Corn Interests and/or Corn Futures Contracts listed on foreign exchanges. However, the Corn Futures Contracts available on such foreign exchanges may have different underlying sizes, deliveries, and prices. In addition, the Corn Futures Contracts available on these exchanges may be subject to their own position limits and accountability levels. In any case, notwithstanding the potential availability of these instruments in certain circumstances, position limits could force the Fund to limit the number of Creation Baskets that it sells.

Price Volatility

Despite daily price limits, the price volatility of futures contracts generally has been historically greater than that for traditional securities such as stocks and bonds. Price volatility often is greater day-to-day as opposed to intra-day. Economic factors that may cause volatility in Corn Futures Contracts include: changes in interest rates; governmental, agricultural, trade, fiscal, monetary and exchange control programs and policies; weather and climate conditions; changing supply and demand relationships; changes in balances of payments and trade; U.S. and international rates of inflation; currency devaluations and revaluations; U.S. and international political and economic events; and changes in philosophies and emotions of market participants. Because the Fund invests a significant portion of its assets in futures contracts, the assets of the Fund, and therefore the price of the Fund’s Shares, may be subject to greater volatility than traditional securities.

Term Structure of Futures Contracts and the Impact on Total Return

Several factors determine the total return from investing in futures contracts. Because the Fund must periodically “roll” futures contract positions, closing out soon-to-expire contracts that are no longer part of the Benchmark and entering into subsequent-to-expire contracts, one such factor is the price relationship between soon-to-expire contracts and later-to-expire contracts. For example, if market conditions are such that the prices of soon-to-expire contracts are higher than later-to-expire contracts (a situation referred to as “backwardation” in the futures market), then absent a change in the market, the price of contracts will rise as they approach expiration. Conversely, if the price of soon-to-expire contracts is lower than later-to-expire contracts (a situation referred to as “contango” in the futures market), then absent a change in the market, the price of contracts will decline as they approach expiration.

Over time, the price of corn fluctuates based on a number of market factors, including demand for corn relative to its supply. The value of Corn Futures Contracts likewise fluctuates in reaction to a number of market factors. If investors seek to maintain their holdings in Corn Futures Contracts with a roughly constant expiration profile and not take delivery of the corn, they must on an ongoing basis sell their current positions as they approach expiration and invest in later-to-expire contracts.

If the futures market is in a state of backwardation (i.e., when the price of corn in the future is expected to be less than the current price), the Fund will buy later-to-expire contracts for a lower price than the sooner-to-expire contracts that it sells. Hypothetically, and assuming no changes to either prevailing corn prices or the price relationship between the spot price, soon-to-expire contracts and later-to-expire contracts, the value of a contract will rise as it approaches expiration, increasing the Fund’s total return (ignoring the impact of commission costs and the interest earned on Treasury Securities, cash and/or cash equivalents).

If the futures market is in contango, the Fund will buy later-to-expire contracts for a higher price than the sooner-to-expire contracts that it sells. Hypothetically, and assuming no other changes to either prevailing corn prices or the price relationship between the spot price, soon-to-expire contracts and later-to-expire contracts, the value of a contract will fall as it approaches expiration, decreasing the Fund’s total return (ignoring the impact of commission costs and the interest earned on Treasury Securities, cash and/or cash equivalents).

Historically, the corn futures markets have experienced periods of both contango and backwardation. Frequently, whether contango or backwardation exists is a function, among other factors, of the seasonality of the corn market and the corn harvest cycle, as discussed above.

Margin Requirements and Marking-to-Market Futures Positions

“Initial margin” is an amount of funds that must be deposited by a commodity interest trader with the trader’s broker to initiate an open position in futures contracts. A margin deposit is like a cash performance bond. It helps assure the trader’s performance of the futures contracts that he or she purchases or sells. Futures contracts are customarily bought and sold on initial margin that represents a small percentage of the aggregate purchase or sales price of the contract. The amount of margin required in connection with a particular futures contract is set by the exchange on which the contract is traded. Brokerage firms, such as the Fund’s clearing broker, carrying accounts for traders in commodity interest contracts may require higher amounts of margin as a matter of policy to further protect themselves.

Futures contracts are marked to market at the end of each trading day and the margin required with respect to such contracts is adjusted accordingly. This process of marking-to-market is designed to prevent losses from accumulating in any futures account. Therefore, if the Fund’s futures positions have declined in value, the Fund may be required to post “variation margin” to cover this decline. Alternatively, if the Fund’s futures positions have increased in value, this increase will be credited to the Fund’s account.

Over-the-Counter Derivatives

In addition to futures contracts, options on futures contracts, derivative contracts that are tied to various commodities, including corn, are entered into outside of public exchanges. These “over-the-counter” contracts are entered into between two parties in private contracts, or on a recently formed swap execution facility (“SEF”) for standardized swaps. Unlike Corn Futures Contracts, which are guaranteed by a clearing organization, each party to an over-the-counter derivative contract bears the credit risk of the other party (unless such over-the-counter swap is cleared through a DCO), i.e., the risk that the other party will not be able to perform its obligations under its contract.

Some over-the-counter derivatives contracts contain relatively standardized terms and conditions and are available from a wide range of participants. Others have highly customized terms and conditions and are not as widely available. While the Fund may enter into these more customized contracts, the Fund will only enter into over-the-counter contracts containing certain terms and conditions, as discussed further below, that are designed to minimize the credit risk to which the Fund will be subject and only if the terms and conditions of the contract are consistent with achieving the Fund’s investment objective of tracking the Benchmark. The over-the-counter contracts that the Fund may enter into will take the form of either forward contracts, swaps or options.

A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, is economically similar to a futures contract except that, unlike a futures contract it cannot be financially settled (i.e., one must intend to make or take delivery of a commodity under a forward contract). Unlike futures contracts, however, forward contracts are typically privately negotiated or are traded in the over-the-counter markets. Forward contracts for a given commodity are generally available for various amounts and maturities and are subject to individual negotiation between the parties involved. Moreover, generally there is no direct means of offsetting or closing out a forward contract by taking an offsetting position as one would a futures contract on a U.S. exchange. If a trader desires to close out a forward contract position, he generally will establish an opposite position in the contract but will settle and recognize the profit or loss on both positions simultaneously on the delivery date. Thus, unlike in the futures contract market where a trader who has offset positions will recognize profit or loss immediately, in the forward market a trader with a position that has been offset at a profit will generally not receive such profit until the delivery date, and likewise a trader with a position that has been offset at a loss will generally not have to pay money until the delivery date. However, in some very limited instances such contracts may provide a right of look out that will allow for the receipt of profit and payment for losses prior to the delivery date.

An over-the-counter swap agreement is a bilateral contract to exchange a periodic stream of payments determined by reference to a notional amount, with payment typically made between the parties on a net basis. For instance, in the case of a corn swap, the Fund may be obligated to pay a fixed price per bushel of corn multiplied by a notional number of bushels and be entitled to receive an amount per bushel equal to the current value of an index of corn prices, the price of a specified Corn Futures Contract, or the average price of a group of Corn Futures Contracts such as the Benchmark (times the same notional number of bushels. Each party to the swap is subject to the credit risk of the other party. The Fund only enters into over-the-counter swaps on a net basis, where the two payment streams are netted out on a daily basis, with the parties receiving or paying, as the case may be, only the net amount of the two payments. Swaps do not generally involve the delivery of underlying assets or principal and are therefore financially settled. Accordingly, the Fund’s risk of loss with respect to an over-the-counter swap generally is limited to the net amount of payments that the counterparty is contractually obligated to make less any collateral deposits the Fund is holding.

To reduce the credit risk that arises in connection with over-the-counter contracts, the Fund generally enters into an agreement with each counterparty based on the Master Agreement published by the International Swaps and Derivatives Association, Inc. that provides for the netting of the Fund’s overall exposure to its counterparty and for daily payments based on the marked to market value of the contract.

The creditworthiness of each potential counterparty will be assessed by the Sponsor. The Sponsor assesses or reviews, as appropriate, the creditworthiness of each potential or existing counterparty to an over-the-counter contract pursuant to guidelines approved by the Sponsor. The creditworthiness of existing counterparties will be reviewed periodically by the Sponsor. The Sponsor’s President and Chief Investment Officer has over 25 years of experience in over-the-counter derivatives trading, including the counterparty creditworthiness analysis inherent therein, and the Sponsor’s Chief Executive Officer, through his prior experience as a Chief Financial Officer and Treasurer, has extensive experience evaluating the creditworthiness of business partners and counterparties to commercial and derivative contracts. Notwithstanding this experience, there is no guarantee that the Sponsor’s creditworthiness analysis will be successful and that counterparties selected for Fund transactions will not default on their contractual obligations.

The Fund also may require that a counterparty be highly rated and/or provide collateral or other credit support. The Sponsor on behalf of the Fund may enter into over-the-counter contracts with various types of counterparties, including: (a) entities registered as swap dealers (“SD”) or major swap participants (“MSP”), or (b) any other entities that qualify as eligible contract participants (“ECP”).

After the enactment of the Dodd-Frank Act, swaps (and options that are regulated as swaps) are subject to the CFTC’s exclusive jurisdiction and are regulated as rigorously as futures. Generally, however, if a swap is entered into with an SD or MSP, such counterparty will conduct all necessary compliance with respect to swaps and options under the Dodd-Frank Act.

Benchmark Performance

See the information presented in the “Results of Operations” on page 70 of this prospectus.

The Corn Market

Corn is currently the most widely produced livestock feed grain in the United States, and the majority of the United States’ corn crop is used in livestock feed, with the amount used in ethanol production second. Corn is also processed into food and industrial products, including starch, sweeteners, corn oil, beverages and industrial alcohol. The United States Department of Agriculture (“USDA”) publishes weekly, monthly, quarterly and annual updates for U.S. domestic and worldwide corn production and consumption, and for other grains such as soybeans and wheat which can be used in some cases as a substitute for corn. These reports are available on the USDA’s website, www.usda.gov, at no charge.

The United States is the world’s leading producer and exporter of corn. For the Crop Year 2016-17, the United States Department of Agriculture (“USDA”) estimates that the U.S. will produce approximately 37% of all the corn globally, of which about 15% will be exported. For 2016-2017, global consumption of 1,027.0 Million Metric Tons (MMT) is expected to be slightly less than global production of 1,037.9 MMT. If the global supply of corn exceeds global demand, this may have an adverse impact on the price of corn. Besides the United States, other principal world corn exporters include Argentina, Brazil and the former Soviet Union nations known as the FSU-12 which includes the Ukraine. Major importer nations include Mexico, Japan, the European Union (EU), South Korea, Egypt and parts of Southeast Asia. China’s estimated production for 2016-17 at 219.6 MMT is under its domestic usage of 227.0 MMT.

According to the USDA, global corn consumption has increased almost 400% from 1960-2016 as demonstrated by the graph below, and is projected to continue to grow in upcoming years. Consumption growth is the result of a combination of many factors including: 1) global population growth, which, according to the U.S. Census Department, is estimated to increase by approximately 78 million people in the 2016-17 timeframe and reach over 9.4 billion by 2050; 2) a growing global middle class which is increasing the demand for protein and meat-based products globally and most significantly in developing countries; and 3) increased use of bio-fuels, including ethanol in the United States. Based on USDA estimates as of January 12, 2017, for each person added to the population, there needs to be an additional 5.5 bushels of corn, 1.7 bushels of soybeans and 3.7 bushels of wheat produced.

While global consumption of corn has increased over the 1960-2016 period, so has production, driven by increases in acres planted and yield per acre. However, according to the USDA and United Nations, future growth in planted acres and yield may be inhibited by lower-productive land, and lack of infrastructure and transportation. In addition, agricultural crops such as corn are highly weather-dependent for yield and therefore susceptible to changing weather patterns. In addition, given the current production/consumption patterns, nearly 100% of all corn produced globally is consumed which leaves minimal excess inventory if production issues arise.

The price per bushel of corn in the United States is primarily a function of both U.S. and global production, as well as U.S. and global demand. The graph below shows the USDA published price per bushel by month for the period January 2007 to November 2016.

On January 12, 2017, the USDA released its monthly World Agricultural Supply and Demand Estimates (WASDE) for the Crop Year 2016-17. The exhibit below provides a summary of historical and current information for United States corn production.

U.S. Corn/Demand Balance January 12, 2017 USDA World Agricultural Supply and Demand Estimates (WASDE)

	U.S. Corn Supply/Demand Balance
	Marketing Year September - August
	Million Bushels
										Jan 12 Est.	Dec 9 Proj.	Jan 12 Proj.
										USDA	USDA	USDA	Change from Last Month
Crop Year	06-07	07-08	08-09	09-10	10-11	11-12	12-13	13-14	14-15	15-16	16-17	16-17	Change	% Change
Planted Acres	78.3	93.5	86.0	86.4	88.2	91.9	97.3	95.4	90.6	88.0	94.5	94.0	(1)	-0.5%
Harvested Acres	70.6	86.5	78.6	79.5	81.4	84.0	87.4	87.5	83.1	80.8	86.8	86.7	(0)	-0.1%
Difference	7.7	7.0	7.4	6.9	6.8	7.9	9.9	7.9	7.5	7.2	7.7	7.3	(0)	-5.2%
Yield	149.1	150.7	153.9	164.7	152.8	147.2	123.1	158.1	171.0	168.4	175.3	174.6	(1)	-0.4%

Beginning Stocks	1,967	1,304	1,624	1,673	1,708	1,128	989	821	1,232	1,731	1,738	1,737	(1)	-0.1%
Production	10,531	13,038	12,092	13,092	12,447	12,360	10,755	13,829	14,216	13,602	15,226	15,148	(78)	-0.5%
Imports	12	20	14	8	28	29	160	36	32	67	50	55	5	10.0%
Total Supply	12,510	14,362	13,730	14,774	14,182	13,516	11,904	14,686	15,479	15,401	17,013	16,940	(73)	-0.4%

Feed	5,540	5,858	5,205	5,125	4,793	4,545	4,315	5,040	5,280	5,131	5,650	5,600	(50)	-0.9%
Food/Seed/Industrial	3,541	4,442	4,993	5,961	6,428	6,439	6,038	6,493	6,601	6,635	6,735	6,760	25	0.4%
Ethanol for Fuel(incld above)	2,119	3,049	3,677	4,591	5,021	5,011	4,641	5,124	5,200	5,206	5,300	5,325	25	0.5%
Exports	2,125	2,437	1,858	1,980	1,834	1,543	730	1,920	1,867	1,898	2,225	2,225	—	0.0%
Total Usage	11,206	12,737	12,056	13,066	13,055	12,527	11,083	13,454	13,748	13,664	14,610	14,585	(25)	-0.2%

Ending Stocks (Inventory)	1,304	1,624	1,673	1,708	1,128	989	821	1,232	1,731	1,737	2,403	2,355	(48)	-2.0%

Stocks/Use Ratio	12%	13%	14%	13%	9%	8%	7%	9%	13%	13%	16%	16%
farm Price ($/bushel)	$3.04	$4.20	$4.06	$3.55	$5.18	$6.22	$6.89	$4.46	$3.70	$3.61	$3.05 - 3.65	$3.10 - 3.70

Calculations:
Demand per day (incld expt)¹	30.7	34.9	33.0	35.8	35.8	34.3	30.4	36.9	37.7	37.4	40.0	40.0	(0.1)	-0.2%
Carry-out days supply	42.5	46.5	50.7	47.7	31.5	28.8	27.0	33.4	46.0	46.4	60.0	58.9	-1.10	-1.8%
¹ in millions of bushels per day

Yield: Yield per acre; how many bushels can be produced from an acre of land.

Beginning Stocks (also called carry-in): The amount of corn that will be or is available at the beginning of the crop year from the previous year’s harvest.

Ending Stocks (also called carry-out): The amount of corn that will be available at the end of the crop year, given the estimated or actual beginning stocks, production and usage.

Stocks/Use Ratio: Ending stocks divided by total usage.

Demand per Day: Total demand, also known as usage, including exports, divided by three hundred sixty-five days.

Carry-out day’s supply: Ending stocks divided by demand per day.

Source: USDA/Teucrium Trading LLC

Standard Corn Futures Contracts trade on the CBOT in units of 5,000 bushels, although 1,000 bushel “mini-corn” Corn Futures Contracts also trade. Three grades of corn are deliverable under CBOT Corn Futures Contracts: Number 1 yellow, which may be delivered at 1.5 cents over the contract price; Number 2 yellow, which may be delivered at the contract price; and Number 3 yellow, which may be delivered at 1.5 cents under the contract price. There are five months each year in which CBOT Corn Futures Contracts expire: March, May, July, September and December.

If the futures market is in a state of backwardation (i.e., when the price of corn in the future is expected to be less than the current price), the Fund will buy later-to-expire contracts for a lower price than the sooner-to-expire contracts that it sells. Hypothetically, and assuming no changes to either prevailing corn prices or the price relationship between immediate delivery, soon-to-expire contracts and later-to-expire contracts, the value of a contract will rise as it approaches expiration. Over time, if backwardation remained constant, the differences would continue to increase. If the futures market is in contango, the Fund will buy later-to-expire contracts for a higher price than the sooner-to-expire contracts that it sells. Hypothetically, and assuming no other changes to either prevailing corn prices or the price relationship between the spot price, soon-to-expire contracts and later-to-expire contracts, the value of a contract will fall as it approaches expiration. Over time, if contango remained constant, the difference would continue to increase. Historically, the corn futures markets have experienced periods of both contango and backwardation. Frequently, whether contango or backwardation exists is a function, among other factors, of the seasonality of the corn market and the corn harvest cycle. All other things being equal, a situation involving prolonged periods of contango may adversely impact the returns of the Fund; conversely a situation involving prolonged periods of backwardation may positively impact the returns of the Fund.

The Fund’s Investments in Treasury Securities, Cash and Cash Equivalents

The Fund seeks to have the aggregate “notional” amount of the Corn Interests it holds approximate at all times the Fund’s aggregate NAV. At any given time, however, most of the Fund’s investments are in short-term Treasury Securities, cash and/or cash equivalents that support the Fund’s positions in Corn Interests. For example, the purchase of a Corn Futures Contract with a stated or notional amount of $10 million would not require the Fund to pay $10 million upon entering into the contract; rather, only a margin deposit, approximately 5% of the notional amount, would be required. To secure its Corn Futures Contract obligations, the Fund would deposit the required margin with the FCM and would separately hold its remaining assets through its Custodian in Treasury Securities, cash and/or cash equivalents or demand deposits in a highly-rated financial institution. Such remaining assets may be used to meet future margin payments that the Fund is required to make on its Corn Futures Contracts. Other Corn Interests typically also involve collateral requirements that represent a small fraction of their notional amounts, so most of the Fund’s assets dedicated to these Corn Interests are also held in Treasury Securities, cash and cash equivalents.

The Fund earns interest income from the Treasury Securities and/or cash equivalents that it purchases and on the cash it holds through the Custodian or other financial institutions. The earned interest income increases the Fund’s NAV. The Fund applies the earned interest income to the acquisition of additional investments or uses it to pay its expenses. When the Fund reinvests the earned interest income, it makes investments that are consistent with its investment objectives.

Any Treasury Security and cash equivalent invested by the Fund will have a remaining maturity of less than three months at the time of investment or will be subject to a demand feature that enables that Fund to sell the security within that timeframe at approximately the security’s face value (plus accrued interest). Any cash equivalents invested by the Fund will be rated in the highest short-term rating category by a nationally recognized statistical rating organization or will be deemed by the Sponsor to be of comparable quality.

Other Trading Policies of the Fund

Exchange for Related Position

An “exchange for related position” (“EFRP”) can be used by the Fund as a technique to facilitate the exchanging of a futures hedge position against a creation or redemption order, and thus the Fund may use an EFRP transaction in connection with the creation and redemption of shares. The market specialist/market maker that is the ultimate purchaser or seller of shares in connection with the creation or redemption basket, respectively, agrees to sell or purchase a corresponding offsetting shares or futures position which is then settled on the same business day as a cleared futures transaction by the FCMs. The Fund will become subject to the credit risk of the market specialist/market maker until the EFRP is settled within the business day, which is typically 7 hours or less. The Fund reports all activity related to EFRP transactions under the procedures and guidelines of the CFTC and the exchanges on which the futures are traded.

EFRPs are subject to specific rules of the CME and CFTC guidance. It is likely that EFRP mechanisms will significantly change in the future which may make it uneconomical or impossible from a regulatory perspective for the Fund to utilize these mechanisms.

Options on Futures Contracts

An option on a futures contract gives the buyer of the option the right, but not the obligation, to buy or sell a futures contract at a specified price on or before a specified date. The option buyer deposits the purchase price or “premium” for the option with his broker, and the money goes to the option seller. Regardless of how much the market swings, the most an option buyer can lose is the option premium. However, the buyer will typically lose the premium if the exercise price of the option is above (in the case of an option to buy or “call” option) or below (in the case of an option to sell or “put” option) the market value at the time of exercise. Option sellers, on the other hand, face risks similar to participants in the futures markets. For example, since the seller of a call option is assigned a short futures position if the option is exercised, his risk is the same as someone who initially sold a futures contract. Because no one can predict exactly how the market will move, the option seller posts margin to demonstrate his ability to meet any potential contractual obligations.

In addition to Corn Futures Contracts, there are also a number of options on Corn Futures Contracts listed on the CBOT. These contracts offer investors and hedgers another set of financial vehicles to use in managing exposure to the commodities market. The Fund may purchase and sell (write) options on Corn Futures Contracts in pursuing its investment objective, except that it will not sell call options when it does not own the underlying Corn Futures Contract. The Fund would make use of options on Corn Futures Contracts if, in the opinion of the Sponsor, such an approach would cause the Fund to more closely track its Benchmark or if it would lead to an overall lower cost of trading to achieve a given level of economic exposure to movements in corn prices.

Liquidity

The Fund invests only in Corn Futures Contracts that, in the opinion of the Sponsor, are traded in sufficient volume to permit the ready taking and liquidation of positions in these financial interests and in over-the-counter Commodity Interests that, in the opinion of the Sponsor, may be readily liquidated with the original counterparty or through a third party assuming the Fund’s position.

Spot Commodities

While most futures contracts can be physically settled, the Fund does not intend to take or make physical delivery. However, the Fund may from time to time trade in Other Corn Interests based on the spot price of corn.

Leverage

The Sponsor endeavors to have the value of the Fund’s Treasury Securities, cash and cash equivalents, whether held by the Fund or posted as margin or collateral, at all times approximate the aggregate market value of its obligations under the Fund’s Corn Interests. Commodity pools’ trading positions in futures contracts are typically required to be secured by the deposit of margin funds that represent only a small percentage of a futures contract’s (or other commodity interest’s) entire market value. While the Sponsor does not intend to leverage the Fund’s assets, it is not prohibited from doing so under the Trust Agreement.

Borrowings

The Fund does not intend to nor foresee the need to borrow money or establish credit lines. The Fund maintains Treasury Securities, cash and cash equivalents, either held by the Fund or posted as margin or collateral, with a value that at all times approximates the aggregate market value of its obligations under Corn Interests.

Pyramiding

The Fund does not and will not employ the technique, commonly known as pyramiding, in which the speculator uses unrealized profits on existing positions as variation margin for the purchase or sale of additional positions in the same or another commodity interest.

The Fund’s Service Providers

Contractual Arrangements with the Sponsor and Third-Party Service Providers

The Sponsor is responsible for investing the assets of the Fund in accordance with the objectives and policies of the Fund. In addition, the Sponsor arranges for one or more third parties to provide administrative, custodial, accounting, transfer agency and other necessary services to the Fund. For these services, the Fund is contractually obligated to pay a monthly management fee to the Sponsor, based on average daily net assets, at a rate equal to 1.00% per annum. The Sponsor can elect to waive the payment of this fee in any amount at its sole discretion, at any time and from time to time, in order to reduce the Fund’s expenses or for any other purpose.

In its capacity as the Fund’s custodian, the Custodian, currently U.S. Bank, N.A., holds the Fund’s securities, cash and/or cash equivalents pursuant to a custodial agreement. U.S. Bancorp Fund Services, LLC (“USBFS”), an entity affiliated with U.S. Bank, N.A., is the registrar and transfer agent for the Fund’s Shares. In addition, USBFS also serves as Administrator for the Fund, performing certain administrative and accounting services and preparing certain SEC and CFTC reports on behalf of the Fund. For these services, the Fund pays fees to the Custodian and USBFS set forth in the table entitled “Contractual Fees and Compensation Arrangements with the Sponsor and Third-Party Service Providers.”

The Bank of New York Mellon Capital Markets is the broker for some, but not all, of the equity transactions related to the purchase and sale of the Underlying Funds for TAGS.

The Custodian is located at 1555 North RiverCenter Drive, Suite 302, Milwaukee, Wisconsin 53212. U.S. Bank N.A. is a nationally chartered bank, regulated by the Office of the Comptroller of the Currency, Department of the Treasury, and is subject to regulation by the Board of Governors of the Federal Reserve System. The principal address for USBFS is 615 East Michigan Street, Milwaukee, WI, 53202.

The Fund employs Foreside Fund Services, LLC as the Distributor for the Fund. The Distributor receives, for its services as distributor for the Fund, a fee which is set forth in the table entitled “Contractual Fees and Compensation Arrangements with the Sponsor and Third-Party Service Providers.”

The Distribution Services Agreement among the Distributor, and the Sponsor calls for the Distributor to work with the Custodian in connection with the receipt and processing of orders for Creation Baskets and Redemption Baskets and the review and approval of all Fund sales literature and advertising materials. The Distributor and the Sponsor have also entered into a Securities Activities and Service Agreement (the “SASA”) under which certain employees and officers of the Sponsor are licensed as registered representatives or registered principals of the Distributor, under the Financial Industry Regulatory Authority (“FINRA”) rules (“Registered Representatives”). As Registered Representatives of the Distributor, these persons are permitted to engage in certain marketing activities for the Fund that they would otherwise not be permitted to engage in. Under the SASA, the Sponsor is obligated to ensure that such marketing activities comply with applicable law and are permitted by the SASA and the Distributor’s internal procedures.

The Distributor’s principal business address is Three Canal Plaza, Suite 100, Portland, Maine 04101. The Distributor is a broker-dealer registered with the U.S. Securities and Exchange Commission (“SEC”) and a member of FINRA.

Currently, ED&F Man Capital Markets, Inc. (“ED&F Man”) serves as the Fund’s clearing broker to execute and clear the Fund’s futures and provide other brokerage-related services. ED&F Man is registered as a futures commission merchant (“FCM”) with the U.S. Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”). ED&F Man is also registered as a broker/dealer with the U.S. Securities and Exchange Commission and is a member of FINRA. ED&F Man is a clearing member of ICE Futures U.S., Inc., Chicago Board of Trade, Chicago Mercantile Exchange, New York Mercantile Exchange, and all other major United States commodity exchanges.

There have been no material civil, administrative, or criminal proceedings pending, on appeal, or concluded against ED&F Man or its principals in the past five (5) years.

ED&F Man, in its capacity as a registered FCM, will serve as the Fund’s clearing broker and, as such, will arrange for the execution and clearing of the Fund’s futures and options on futures transactions. ED&F Man acts as clearing broker for many other funds and individuals.

The investor should be advised that ED&F Man is not affiliated with and does not act as a supervisor of the Fund or the Fund’s Sponsor, investment managers, members, officers, administrators, transfer agents, registrars or organizers. Additionally, ED&F Man is not acting as an underwriter or sponsor of the offering of any shares or interests in the Fund and has not passed upon the adequacy of this prospectus, the merits of participating in this offering or on the accuracy of the information contained herein.

Additionally, ED&F Man does not provide any commodity trading advice regarding the Fund’s trading activities. Investors should not rely upon ED&F Man in deciding whether to invest in the Fund or retain their interests in the Fund. Investors should also note that the Fund may select additional clearing brokers or replace ED&F Man as the Fund’s clearing broker.

Currently, the Sponsor does not employ commodity trading advisors. If, in the future, the Sponsor does employ commodity trading advisors, it will choose each advisor based on arm’s-length negotiations and will consider the advisor’s experience, fees, and reputation.

Contractual Fees and Compensation Arrangements with the Sponsor and Third-Party Service Providers

Service Provider	Compensation Paid by the Fund
Teucrium Trading, LLC, Sponsor	1.00% of average net assets annually
U.S. Bank N.A., Custodian U.S. Bancorp Fund Services, LLC, Transfer Agent, Fund Accountant and Fund Administrator

For custody services: 0.0075% of average gross assets up to $1 billion, and .0050% of average gross assets over $1 billion, annually, plus certain per-transaction charges

For Transfer Agency, Fund Accounting and Fund Administration services, based on the total assets for all the Funds in the Trust: 0.06% of average gross assets on the first $250 million, 0.05% on the next $250 million, 0.04% on the next $500 million and 0.03% on the balance over $1 billion annually

A combined minimum annual fee of $64,500 for custody, transfer agency, accounting and administrative services is assessed per Fund.

Foreside Fund Services, LLC, Distributor

The Distributor receives a fee of 0.01% of the Fund’s average daily net assets and an aggregate annual fee of $100,000 for all Teucrium Funds, along with certain expense reimbursements. Expense reimbursements consist of issuer costs for sales and advertising review fees and will not exceed $6,000 for the two year period of May 1, 2017 to April 30, 2019 (the “two year offering period”). The fees which will be paid to the Distributor by the Fund for distribution services will not exceed $175,000 for the two year offering period.

Under the Securities Activities and Service Agreement (the “SASA”), the Distributor receives compensation from the fund for its activities on behalf of all the Teucrium Funds. The fees paid to the Distributor pursuant to the SASA for this offering will not exceed $25,000 for the two year offering period. In addition, the Distributor receives certain expense reimbursements relating to the registration, continuing education and other administrative expenses of the Registered Representatives in relation to the Teucrium Funds. The expense reimbursements for this offering will not exceed $21,000 for the two year offering period.

In sum, the total fees the Distributor will receive over the two year offering period for all of its services will not exceed $200,000. The total expenses that will be reimbursed to the Distributor over the two year offering period for all of its services will not exceed $15,000, $6,000 of which are issuer costs for sales and advertising materials.

ED&F Man Capital Markets, Inc., Futures Commission Merchant and Clearing Broker	$4.50 per Corn Futures Contract half-turn
Wilmington Trust Company, Trustee Employees of the Sponsor Registered with the Distributor (the “Registered Representatives”)

$3,300 annually for the Trust

For non-marketing services to the Fund, $475,000 and, for marketing and wholesaling purposes, $160,000. These amounts include expenses that will be reimbursed to the Registered Representatives for travel and other expenses related to their activities for the Fund. Of the total amount, approximately $110,000 will be paid by the Sponsor, the rest by the Fund. Registered Representatives will also receive continuing education valued at a maximum of $3,000 for the two year offering period.

Other Non-Contractual Payments by the Fund

The Fund pays for all brokerage fees, taxes and other expenses, including licensing fees for the use of intellectual property, registration or other fees paid to the SEC, the Financial Industry Regulatory Authority (“FINRA”), formerly the National Association of Securities Dealers, or any other regulatory agency in connection with the offer and sale of subsequent Shares after its initial registration and all legal, accounting, printing and other expenses associated therewith. The Fund also pays its portion of the fees and expenses for services directly attributable to the Fund such as accounting, financial reporting, regulatory compliance and trading activities, which the Sponsor elected not to outsource. Certain aggregate expenses common to all Funds within the Trust are allocated by the Sponsor to the respective funds based on activity drivers deemed most appropriate by the Sponsor for such expenses, including but not limited to relative assets under management and creation and redeem order activity. These aggregate common expenses include, but are not limited to, legal, auditing, accounting and financial reporting, tax-preparation, regulatory compliance, trading activities, and insurance costs, as well as fees paid to the Distributor. A portion of these aggregate common expenses are related to the Sponsor or related parties of principals of the Sponsor; these are necessary services to the Funds, which are primarily the cost of performing accounting and financial reporting, regulatory compliance, and trading activities that are directly attributable to the Fund and are included, primarily, in distribution and marketing fees. For the period ended December 31, such expenses totaled $936,695 in 2016, $1,034,163 in 2015, and $1,047,648 in 2014; of these amounts, $275,884 in 2016, $20,000 in 2015, and $20,312 in 2014 were waived by the Sponsor. The Sponsor can elect to pay (or waive reimbursement for) certain fees or expenses that would generally be paid for by the Fund, although it has no contractual obligation to do so. Any election to pay or waive reimbursement for fees that would generally be paid by the Fund, can be changed at the discretion of the Sponsor. All asset-based fees and expenses are calculated on the prior day’s net assets.

The contractual and non-contractual fees and expenses paid by the Fund as described above (exclusive of the Sponsor’s management fee and estimated brokerage fees) are as follows, net of any expenses waived by the Sponsor. These are also the “Other Fund Fees and Expenses” included in the section entitled “Breakeven Analysis” in this prospectus on page 14.

Professional Fees[1]	$0.15

Distribution and Marketing Fees[2]	0.23

Custodian Fees and Expenses[3]	0.05

General and Administrative Fees[4]	0.04

Business Permits and Licenses	0.01

Other Expenses	0.01
Total Other Fund Fees and Expenses	$0.49

(1) Professional fees consist of primarily, but not entirely, legal, auditing and tax-preparation related costs.

(2) Distribution and marketing fees consist of primarily, but not entirely, fees paid to the Distributor (Foreside Fund Services, LLC), costs related to regulatory compliance activities and other costs related to the trading activities of the Fund.

(3) Custodian and Administrator fees consist of fees to the Administrator and the Custodian for accounting, transfer agent and custodian activities.

(4) General and Administrative fees consist of primarily, but not entirely, insurance and printing costs.

Asset-based fees are calculated on a daily basis (accrued at 1/365 of the applicable percentage of NAV on that day) and paid on a monthly basis. NAV is calculated by taking the current market value of the Fund’s total assets and subtracting any liabilities.

Form of Shares

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. USBFS has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. USBFS keeps a record of all Shareholders and holders of the Shares in certificated form in the registry (“Register”). The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of investors holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC has advised us as follows: It is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

Transfer of Shares

The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised us that it will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

Inter-Series Limitation on Liability

Because the Trust was established as a Delaware statutory trust, each Teucrium Fund and each other series that may be established under the Trust in the future will be operated so that it will be liable only for obligations attributable to such series and will not be liable for obligations of any other series or affected by losses of any other series. If any creditor or shareholder of any particular series (such as the Fund) asserts against the series a valid claim with respect to its indebtedness or shares, the creditor or shareholder will only be able to obtain recovery from the assets of that series and not from the assets of any other series or the Trust generally. The assets of the Fund and any other series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of shares in a series. This limitation on liability is referred to as the Inter-Series Limitation on Liability. The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series or the Trust generally. In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust, the Fund or the Sponsor on behalf of the Trust or the Fund, will acknowledge and consent in writing to the Inter-Series Limitation on Liability with respect to such party’s claims.

The existence of a Trustee should not be taken as an indication of any additional level of management or supervision over the Fund. Consistent with Delaware law, the Trustee acts in an entirely passive role, delegating all authority for the management and operation of the Fund and the Trust to the Sponsor. The Trustee does not provide custodial services with respect to the assets of the Fund.

Plan of Distribution

Buying and Selling Shares

Most investors buy and sell Shares of the Fund in secondary market transactions through brokers. Shares trade on the NYSE Arca under the ticker symbol “CORN.” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges. Investors are encouraged to review the terms of their brokerage account for details on applicable charges and, as discussed below under “U.S. Federal Income Tax Considerations,” any provisions authorizing the broker to borrow Shares held on your behalf.

Distributor and Authorized Purchasers

The offering of the Fund’s Shares is a best efforts offering. The Fund continuously offers Creation Baskets consisting of 25,000 Shares at their NAV through the Distributor to Authorized Purchasers. Merrill Lynch Professional Clearing Corp. was the initial Authorized Purchaser. The initial Authorized Purchaser purchased two Creation Baskets of 100,000 units each at a per unit price of $25.00 on June 8, 2010. All Authorized Purchasers pay a $250 fee for each Creation Basket order.

The Sponsor and the Trust are parties to an Amended and Restated Distribution Services Agreement dated as of November 17, 2010 (the “Distribution Agreement”), which amended and restated in its entirety a Distribution Services Agreement between the Sponsor, the Trust, and Foreside Fund Services, LLC (the “Distributor”) dated as of October 15, 2010. Pursuant to the Distribution Agreement the Distributor, together with USBFS, is required to provide services in connection with the receipt and processing of orders for Creation Baskets and Redemption baskets of units of the funds that are series of the Trust, including the Fund.

The Distribution Agreement, as amended, remains in full force and effect between the parties. The Distribution Agreement was most recently amended on December 10, 2014 and was previously amended on May 25, 2011, October 1, 2011, and April 22, 2014. The first amendment to the Distribution Agreement, dated May 25, 2011, provided for the application of the agreement to additional series of the Trust and revised the fee schedule, including the specific fees and expenses allocable to the Fund and each of the funds that are series of the Trust.

The second amendment and third amendments revised the fee schedule between the parties, including the specific fees and expenses allocable to the Fund and each Teucrium Fund. The fourth amendment eliminated the two series of the Trust which ceased operations on December 21, 2014.

The Distributor receives a fee at an annual rate of 0.01% of each Teucrium Fund’s average daily net assets calculated and billed monthly, and an annual aggregate fee of $100,000 for all Teucrium Funds for which the Distributor serves as such. The fee to be paid to the Distributor will not exceed $175,000 for the two year offering period. The Distributor also receives certain expense reimbursements for its filing of sales and advertising material on behalf of the Fund. These expense reimbursements are issuer costs and will not exceed $6,000 for the two year offering period.

The Sponsor and the Distributor are also parties to a Securities Activities and Services Agreement, as amended from time to time (the “SASA”), pursuant to which certain employees and officers of the Sponsor are licensed as Registered Representatives or registered principals of the Distributor under FINRA rules. As Registered Representatives of the Distributor, these persons are permitted to engage in certain marketing activities for the Fund that they would otherwise not be permitted to engage in. Under the SASA, the Distributor receives compensation for its activities on behalf of the Teucrium Funds which will not exceed $25,000 for the two year offering period, as well as certain expense reimbursements relating to the registration, continuing education and other administrative expenses of the Registered Representatives in relation to the Teucrium Funds, which will not exceed $15,000 for the two year offering period. The Registered Representatives will also be paid non-transaction based compensation for certain non-marketing related services provided to the Fund. This amount will not exceed $475,000 over the two year offering period. Registered Representatives will also be paid for marketing and wholesaling services to the Fund. This amount will not exceed $160,000 over the two year offering period. Of these amounts, the Sponsor will pay $110,000. The remainder will be paid by the Fund. Registered Representatives will also receive continuing education valued at a maximum of $3,000 for the two year offering period.

In no event may the aggregate compensation from any source payable to underwriters, broker-dealers, or affiliates thereof for distribution-related services in connection with this offering exceed ten percent (10%) of the gross proceeds of this offering.

The offering of baskets is being made in compliance with Conduct Rule 2310 of FINRA. Accordingly, Authorized Purchasers will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.

The per share price of Shares offered in Creation Baskets on any day is the total NAV of the Fund calculated shortly after the close of the NYSE Arca on that day divided by the number of issued and outstanding Shares. An Authorized Purchaser is not required to sell any specific number or dollar amount of Shares.

By executing an Authorized Purchaser Agreement, an Authorized Purchaser becomes part of the group of parties eligible to purchase baskets from, and put baskets for redemption to, the Fund. An Authorized Purchaser is under no obligation to create or redeem baskets or to offer to the public Shares of any baskets it does create. If an Authorized Purchaser sells Shares that it has created to the public, it will be expected to sell them at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the NYSE Arca, the NAV of the Fund at the time the Authorized Purchaser purchased the Creation Baskets and the NAV at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of the Corn Interest markets. The prices of Shares offered by Authorized Purchasers are expected to fall between the Fund’s NAV and the trading price of the Shares on the NYSE Arca at the time of sale.

The following entities have entered into Authorized Purchaser Agreements with respect to the Fund: Deutsche Bank Securities Inc.; J.P. Morgan Securities LLC; Merrill Lynch Professional Clearing Corp.; Goldman Sachs & Co.; Goldman Sachs Execution & Clearing, L.P.; Citadel Securities LLC; and Virtu Financial BD LLC.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Fund, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Purchasers, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. For example, an Authorized Purchaser, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from the Fund, breaks the basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Purchasers may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Purchaser may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Purchasers. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Purchasers nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(a)(3) of the 1933 Act.

The Sponsor expects that any broker-dealers selling Shares will be members of FINRA. Investors intending to create or redeem baskets through Authorized Purchasers in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer regulatory requirements under the state securities laws prior to such creation or redemption.

While the Authorized Purchasers may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Creation Baskets.

The Flow of Shares

Calculating NAV

The Fund’s NAV per Share is calculated by:

●	taking the current market value of its total assets, and

●	subtracting any liabilities and dividing the balance by the number of Shares.

USBFS, in its capacity as the “Administrator”, calculates the NAV of the Fund once each trading day. It calculates NAV as of the earlier of the close of the New York Stock Exchange or 4:00 p.m. New York time. The NAV for a particular trading day is released after 4:15 p.m. New York time.

In determining the value of Corn Futures Contracts, the Administrator uses the CBOT closing price, except that the “fair value” of Corn Futures Contracts (as described in more detail below) may be used when Corn Futures Contracts close at their price fluctuation limit for the day. The Administrator determines the value of all other Fund investments as of the earlier of the close of the New York Stock Exchange or 4:00 p.m. New York time, in accordance with the current Services Agreement between the Administrator and the Trust. The value of over-the-counter Corn Interests is determined based on the value of the commodity or Futures Contract underlying such Corn Interest, except that a fair value may be determined if the Sponsor believes that the Fund is subject to significant credit risk relating to the counterparty to such Corn Interest. Treasury Securities held by the Fund are valued by the Administrator using values received from recognized third-party vendors (such as Reuters) and dealer quotes. NAV includes any unrealized profit or loss on open Corn Interests and any other credit or debit accruing to the Fund but unpaid or not received by the Fund.

The fair value of a Corn Interest shall be determined by the Sponsor in good faith and in a manner that assesses the Corn Interest’s value based on a consideration of all available facts and all available information on the valuation date. When a Corn Futures Contract has closed at its price fluctuation limit, the fair value determination attempts to estimate the price at which such Corn Futures Contract would be trading in the absence of the price fluctuation limit (either above such limit when an upward limit has been reach or below such limit when a downward limit has been reached). Typically, this estimate will be made primarily by reference to the price of comparable Corn Interests trading in the over-the-counter market. The fair value of a Corn Interest may not reflect such security’s market value or the amount that the Fund might reasonably expect to receive for the Corn Interest upon its current sale.

In addition, in order to provide updated information relating to the Fund for use by investors and market professionals, NYSE Arca calculates and disseminates throughout the trading day an updated “indicative fund value.” The indicative fund value is calculated by using the prior day’s closing NAV per share of the Fund as a base and updating that value throughout the trading day to reflect changes in the value of the Fund’s Corn Interests during the trading day. Changes in the value of Treasury Securities and cash equivalents are not included in the calculation of indicative value. For this and other reasons, the indicative fund value disseminated during NYSE Arca trading hours should not be viewed as an actual real time update of the NAV. NAV is calculated only once at the end of each trading day.

The indicative fund value is disseminated on a per Share basis every 15 seconds during regular NYSE Arca trading hours of 9:30 a.m. New York time to 4:00 p.m. New York time. The normal trading hours for Corn Futures Contracts on the CBOT are generally shorter than those of the NYSE Arca. This means that there is a gap in time at the beginning and the end of each day during which the Fund’s Shares are traded on the NYSE Arca, but real-time CBOT trading prices for Corn Futures Contracts traded on such exchange are not available. As a result, during those gaps there is no update to the indicative fund value. The trading hours for the CBOT can be found at http://www.cmegroup.com/trading_hours/commodities-hours.html.

The NYSE Arca disseminates the indicative fund value through the facilities of CTA/CQ High Speed Lines. In addition, the indicative fund value is published on the NYSE Arca’s website and is available through on-line information services such as Bloomberg and Reuters.

Dissemination of the indicative fund value provides additional information that is not otherwise available to the public and is useful to investors and market professionals in connection with the trading of Fund Shares on the NYSE Arca. Investors and market professionals are able throughout the trading day to compare the market price of the Fund and the indicative fund value. If the market price of Fund Shares diverges significantly from the indicative fund value, market professionals may have an incentive to execute arbitrage trades. For example, if the Fund appears to be trading at a discount compared to the indicative fund value, a market professional could buy Fund Shares on the NYSE Arca, aggregate them into Redemption Baskets, and receive the NAV of such Shares by redeeming them to the Trust, provided that there is not a minimum number of shares outstanding for the Fund. Such arbitrage trades can tighten the tracking between the market price of the Fund and the indicative fund value.

Creation and Redemption of Shares

The Fund creates and redeems Shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to the Fund or the distribution by the Fund of the amount of Treasury Securities, cash, and/or commodity futures equal to the combined NAV of the number of Shares included in the baskets being created or redeemed determined as of 4:00 p.m. New York time on the day the order to create or redeem baskets is properly received.

Authorized Purchasers are the only persons that may place orders to create and redeem baskets. Authorized Purchasers must be (1) either registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions as described below, and (2) DTC Participants. To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with the Sponsor. The Authorized Purchaser Agreement provides the procedures for the creation and redemption of baskets and for the delivery of the Treasury Securities, cash, and/or commodity futures required for such creations and redemptions. The Authorized Purchaser Agreement and the related procedures attached thereto may be amended by the Sponsor without the consent of any Shareholder, and the related procedures may generally be amended by the Sponsor without the consent of the Authorized Purchaser. Authorized Purchasers pay a transaction fee of $250 to the Sponsor for each creation order they place and a fee of $250 per order for redemptions. Authorized Purchasers who make deposits with the Fund in exchange for baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation or responsibility to the Trust or the Sponsor to effect any sale or resale of Shares.

Certain Authorized Purchasers are expected to be capable of participating directly in the physical corn and the Corn Interest markets. Some Authorized Purchasers or their affiliates may from time to time buy or sell corn or Corn Interests and may profit in these instances.

Each Authorized Purchaser will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA, or be exempt from being or otherwise not required to be registered as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Purchasers may also be regulated under federal and state banking laws and regulations. Each Authorized Purchaser has its own set of rules and procedures, internal controls and information barriers it deems appropriate in light of its own regulatory regime.

Under the Authorized Purchaser Agreement, the Sponsor has agreed to indemnify the Authorized Purchasers against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Purchasers may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Purchaser Agreement for more detail, each of which has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information about where you can obtain the registration statement.

Creation Procedures

On any business day, an Authorized Purchaser may place an order with USBFS in their capacity as the transfer agent to create one or more baskets. For purposes of processing purchase and redemption orders, a “business day” means any day other than a day when any of the NYSE Arca, the CBOT or the New York Stock Exchange is closed for regular trading. Purchase orders must be placed by 1:15 p.m. New York time or the close of regular trading on the New York Stock Exchange, whichever is earlier. The day on which the Distributor receives a valid purchase order is referred to as the purchase order date.

By placing a purchase order, an Authorized Purchaser agrees to deposit Treasury Securities, cash, commodity futures and/or a combination thereof with the Fund, as described below. Prior to the delivery of baskets for a purchase order, the Authorized Purchaser must also have wired to the Sponsor the non-refundable transaction fee due for the purchase order. Authorized Purchasers may not withdraw a purchase order without the prior consent of the Sponsor in its discretion.

Determination of Required Deposits

The total deposit required to create each basket (“Creation Basket Deposit”) is the amount of Treasury Securities, cash and/or commodity futures that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the purchase order date as the number of Shares to be created under the purchase order is in proportion to the total number of Shares outstanding on the purchase order date. The Sponsor determines, directly in its sole discretion or in consultation with the Custodian and the Administrator, the requirements for Treasury Securities, cash and/or commodity futures, including the remaining maturities of the Treasury Securities and proportions of Treasury Securities, that may be included in deposits to create baskets. If Treasury Securities are to be included in a Creation Basket Deposit for orders placed on a given business day, the Administrator will publish an estimate of the Creation Basket Deposit requirements at the beginning of such day.

Delivery of Required Deposits

An Authorized Purchaser who places a purchase order is responsible for transferring to the Fund’s account with the Custodian the required amount of Treasury Securities, cash and/or commodity futures by the end of the next business day following the purchase order date or by the end of such later business day, not to exceed three business days after the purchase order date, as agreed to between the Authorized Purchaser and the Custodian when the purchase order is placed (the “Purchase Settlement Date”). Upon receipt of the deposit amount, the Custodian directs DTC to credit the number of baskets ordered to the Authorized Purchaser’s DTC account on the Purchase Settlement Date.

Because orders to purchase baskets must be placed by 1:15 p.m., New York time, but the total payment required to create a basket during the continuous offering period will not be determined until 4:00 p.m., New York time, on the date the purchase order is received, Authorized Purchasers will not know the total amount of the payment required to create a basket at the time they submit an irrevocable purchase order for the basket. The Fund’s NAV and the total amount of the payment required to create a basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of Purchase Orders

The Sponsor acting by itself or through the Distributor or transfer agent may reject a purchase order or a Creation Basket Deposit if:

●          it determines that, due to position limits or otherwise, investment alternatives that will enable the Fund to meet its investment objective are not available or practicable at that time;

●          it determines that the purchase order or the Creation Basket Deposit is not in proper form;

●          it believes that acceptance of the purchase order or the Creation Basket Deposit would have adverse tax consequences to the Fund or its Shareholders;

●          the acceptance or receipt of the Creation Basket Deposit would, in the opinion of counsel to the Sponsor, be unlawful;

●          circumstances outside the control of the Sponsor, Distributor or transfer agent make it, for all practical purposes, not feasible to process creations of baskets;

●          there is a possibility that any or all of the Benchmark Component Futures Contracts of the Fund on the CBOT from which the NAV of the Fund is calculated will be priced at a daily price limit restriction; or

●          if, in the sole discretion of the Sponsor, the execution of such an order would not be in the best interest of the Fund or its Shareholders.

None of the Sponsor, Distributor or transfer agent will be liable for the rejection of any purchase order or Creation Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Purchaser can redeem one or more baskets mirror the procedures for the creation of baskets. On any business day, an Authorized Purchaser may place an order with the transfer agent to redeem one or more baskets. Redemption orders must be placed by 1:15 p.m. New York time or the close of regular trading on the New York Stock Exchange, whichever is earlier. A redemption order so received will be effective on the date it is received in satisfactory form by the Distributor. The redemption procedures allow Authorized Purchasers to redeem baskets and do not entitle an individual Shareholder to redeem any Shares in an amount less than a Redemption Basket, or to redeem baskets other than through an Authorized Purchaser. By placing a redemption order, an Authorized Purchaser agrees to deliver the baskets to be redeemed through DTC’s book-entry system to the Fund by the end of the next business day following the effective date of the redemption order or by the end of such later business day, not to exceed three business days after the effective date of the redemption order, as agreed to between the Authorized Purchaser and the transfer agent, when the redemption order is placed (the “Redemption Settlement Date”). Prior to the delivery of the redemption distribution for a redemption order, the Authorized Purchaser must also have wired to the Sponsor’s account at the Custodian the non-refundable transaction fee due for the redemption order. An Authorized Purchaser may not withdraw a redemption order without the prior consent of the Sponsor in its discretion.

Determination of Redemption Distribution

The redemption distribution from the Fund consists of a transfer to the redeeming Authorized Purchaser of an amount of Treasury Securities, cash and/or commodity futures that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to redeem is properly received as the number of Shares to be redeemed under the redemption order is in proportion to the total number of Shares outstanding on the date the order is received. The Sponsor, directly or in consultation with the Custodian and Administrator, determines the requirements for Treasury Securities, cash and/or commodity futures, including the remaining maturities of the Treasury Securities and proportions of Treasury Securities and cash, that may be included in distributions to redeem baskets. If Treasury Securities are to be included in a redemption distribution for orders placed on a given business day, the Administrator will publish an estimate of the redemption distribution composition as of the beginning of such day.

Delivery of Redemption Distribution

The redemption distribution due from the Fund will be delivered to the Authorized Purchaser on the Redemption Settlement Date if the Fund’s DTC account has been credited with the baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the baskets to be redeemed by the end of such date, the redemption distribution will be delivered to the extent of whole baskets received. Any remainder of the redemption distribution will be delivered on the next business day after the Redemption Settlement Date to the extent of remaining whole baskets received if the Sponsor receives the fee applicable to the extension of the Redemption Settlement Date which the Sponsor may, from time to time, determine and the remaining baskets to be redeemed are credited to the Fund’s DTC account on such next business day. Any further outstanding amount of the redemption order shall be cancelled. Pursuant to information from the Sponsor, the Custodian will also be authorized to deliver the redemption distribution notwithstanding that the baskets to be redeemed are not credited to the Fund’s DTC account by 1:15 p.m. New York time on the Redemption Settlement Date if the Authorized Purchaser has collateralized its obligation to deliver the baskets through DTC’s book entry-system on such terms as the Sponsor may from time to time determine.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the NYSE Arca or CBOT is closed other than customary weekend or holiday closings, or trading on the NYSE Arca or CBOT is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of Treasury Securities is not reasonably practicable, (3) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders, (4) if there is a possibility that any or all of the Benchmark Component Futures Contracts of the Fund on the CBOT from which the NAV of the Fund is calculated will be priced at a daily price limit restriction, or (5) if, in the sole discretion of the Sponsor, the execution of such an order would not be in the best interest of the Fund or its Shareholders. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Fund’s assets at an appropriate value to fund a redemption. If the Sponsor has difficulty liquidating the Fund’s positions, e.g., because of a market disruption event in the futures markets or an unanticipated delay in the liquidation of a position in an over-the-counter contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of the Sponsor, the Distributor, or the transfer agent will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption orders must be made in whole baskets. The Sponsor will reject a redemption order if the order is not in proper form as described in the Authorized Purchaser Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.

The Sponsor may also reject a redemption order if the number of Shares being redeemed would reduce the remaining outstanding Shares to 50,000 Shares (i.e., two baskets of 25,000 shares each) or less, unless the Sponsor has reason to believe that the placer of the redemption order does in fact possess all the outstanding Shares and can deliver them.

Creation and Redemption Transaction Fees

To compensate the Sponsor for its expenses in connection with the creation and redemption of baskets, an Authorized Purchaser is required to pay a transaction fee to the Sponsor of $250 per order. The transaction fees may be reduced, increased or otherwise changed by the Sponsor.

Tax Responsibility

Authorized Purchasers are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Purchaser, and agree to indemnify the Sponsor and the Fund if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Fund will create and redeem Shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to the Fund or the distribution by the Fund of the amount of Treasury Securities, cash, and/or commodity futures equal to the aggregate NAV of the number of Shares included in the baskets being created or redeemed determined on the day the order to create or redeem baskets is properly received.

As discussed above, Authorized Purchasers are the only persons that may place orders to create and redeem baskets. Authorized Purchasers must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public Shares of any baskets it does create. Authorized Purchasers that do offer to the public Shares from the baskets they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the NYSE Arca, the NAV of the Shares at the time the Authorized Purchaser purchased the Creation Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of the Corn Interest markets. The prices of Shares offered by Authorized Purchasers are expected to fall between the Fund’s NAV and the trading price of the Shares on the NYSE Arca at the time of sale. Shares initially comprising the same basket but offered by Authorized Purchasers to the public at different times may have different offering prices. An order for one or more baskets may be placed by an Authorized Purchaser on behalf of multiple clients. Shares are expected to trade in the secondary market on the NYSE Arca. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of investors who seek to purchase or sell Shares in the secondary market and the liquidity of the Corn Interest markets. While the Shares trade on the NYSE Arca until 4:00 p.m. New York time, liquidity in the markets for Corn Interests may be reduced after the close of the CBOT. As a result, during this time, trading spreads, and the resulting premium or discount, on the Shares may widen.

Use of Proceeds

The Sponsor causes the Fund to transfer the proceeds of the sale of Creation Baskets to the Custodian or another custodian for use in trading activities. The Sponsor invests the Fund’s assets in Corn Futures Contracts~~,~~ and Other Corn Interests, short-term Treasury Securities, cash and cash equivalents. When the Fund purchases Corn Futures Contracts and certain Other Corn Interests that are exchange-traded, the Fund is required to deposit with the FCM on behalf of the exchange a portion of the value of the contract or other interest as security to ensure payment for the obligation under the Corn Interests at maturity. This deposit is known as initial margin. Counterparties in transactions in over-the-counter Corn Interests will generally impose similar collateral requirements on the Fund. The Sponsor invests the Fund’s assets that remain after margin and collateral is posted in short-term Treasury Securities, cash and/or cash equivalents. Subject to these margin and collateral requirements, the Sponsor has sole authority to determine the percentage of assets that will be:

●          held as margin or collateral with FCMs or other custodians;

●          used for other investments; and

●          held in bank accounts to pay current obligations and as reserves.

In general, the Fund expects that it will be required to post approximately 5% of the notional amount of a Corn Interest as initial margin when entering into such Corn Interest. Ongoing margin and collateral payments will generally be required for both exchange-traded and over-the-counter Corn Interests based on changes in the value of the Corn Interests. Furthermore, ongoing collateral requirements with respect to over-the-counter Corn Interests are negotiated by the parties, and may be affected by overall market volatility, volatility of the underlying commodity or index, the ability of the counterparty to hedge its exposure under the Corn Interest, and each party’s creditworthiness. In light of the differing requirements for initial payments under exchange-traded and over-the-counter Corn Interests and the fluctuating nature of ongoing margin and collateral payments, it is not possible to estimate what portion of the Fund’s assets will be posted as margin or collateral at any given time. The Treasury Securities, cash and cash equivalents held by the Fund constitute reserves that are available to meet ongoing margin and collateral requirements. All interest income is used for the Fund’s benefit.

An FCM, counterparty, government agency or commodity exchange could increase margin or collateral requirements applicable to the Fund to hold trading positions at any time. Moreover, margin is merely a security deposit and has no bearing on the profit or loss potential for any positions held. Further, under recently adopted CFTC rules, the Fund may be obligated to post both initial and variation margin with respect to swaps (and options that qualify as swaps) and traded over-the-counter, and, where applicable, on SEFs.

The approximate 5% of the Fund’s assets held by the FCM are held in segregation pursuant to the CEA and CFTC regulations.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Critical Accounting Policies

Preparation of the financial statements and related disclosures in conformity with U.S. generally-accepted accounting principles (“GAAP”) requires the application of appropriate accounting rules and guidance, as well as the use of estimates, and requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenue and expense and related disclosure of contingent assets and liabilities during the reporting period of the combined financial statements and accompanying notes. The Trust’s application of these policies involves judgments and actual results may differ from the estimates used.

The Sponsor has determined that the valuation of Commodity Interests that are not traded on a U.S. or internationally recognized futures exchange (such as swaps and other over-the-counter contracts) involves a critical accounting policy. The values which are used by the Funds for futures contracts will be provided by the commodity broker who will use market prices when available, while over-the-counter contracts will be valued based on the present value of estimated future cash flows that would be received from or paid to a third party in settlement of these derivative contracts prior to their delivery date. Values will be determined on a daily basis.

Commodity futures contracts held by the Fund are recorded on the trade date. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized appreciation or depreciation on commodity futures contracts are reflected in the statement of operations as the difference between the original contract amount and the fair market value as of the last business day of the year or as of the last date of the financial statements. Changes in the appreciation or depreciation between periods are reflected in the statement of operations. Interest on cash equivalents and deposits with the Futures Commission Merchant are recognized on the accrual basis. The Fund earns interest on funds held at the custodian and at other financial institutions at prevailing market rates for such investments.

Cash and cash equivalents are cash held at financial intuitions in demand-deposit accounts or highly-liquid investments with original maturity dates of three months or less at inception. The Fund reports cash equivalents in the statements of assets and liabilities at market value, or at carrying amounts that approximate fair value, because of their highly-liquid nature and short-term maturities. The Funds have a substantial portion of its assets on deposit with banks. Assets deposited with financial institutions may, at times, exceed federally insured limits.

The use of fair value to measure financial instruments, with related unrealized gains or losses recognized in earnings in each period is fundamental to the Trust’s financial statements. In accordance with GAAP, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

In determining fair value, the Trust uses various valuation approaches. In accordance with GAAP, a fair value hierarchy for inputs is used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Trust. Unobservable inputs reflect the Trust’s assumptions about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The fair value hierarchy is categorized into three levels: a) Level 1 - Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Trust has the ability to access. Valuation adjustments and block discounts are not applied to Level 1 securities and financial instruments. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities and financial instruments does not entail a significant degree of judgment, b) Level 2 - Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly, and c) Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement. See the notes within the financial statements for further information.

The Fund and the Trust record their derivative activities at fair value. Gains and losses from derivative contracts are included in the statement of operations. Derivative contracts include futures contracts related to commodity prices. Futures, which are listed on a national securities exchange, such as the CBOT or the New York Mercantile Exchange (“NYMEX”), or reported on another national market, are generally categorized in Level 1 of the fair value hierarchy. OTC derivatives contracts (such as forward and swap contracts) which may be valued using models, depending on whether significant inputs are observable or unobservable, are categorized in Levels 2 or 3 of the fair value hierarchy.

Brokerage commissions on all open commodity futures contracts are accrued on a full-turn basis.

Margin is the minimum amount of funds that must be deposited by a commodity interest trader with the trader’s broker to initiate and maintain an open position in futures contracts. A margin deposit acts to assure the trader’s performance of the futures contracts purchased or sold. Futures contracts are customarily bought and sold on initial margin that represents a very small percentage of the aggregate purchase or sales price of the contract. Because of such low margin requirements, price fluctuations occurring in the futures markets may create profits and losses that, in relation to the amount invested, are greater than are customary in other forms of investment or speculation. As discussed below, adverse price changes in the futures contract may result in margin requirements that greatly exceed the initial margin. In addition, the amount of margin required in connection with a particular futures contract is set from time to time by the exchange on which the contract is traded and may be modified from time to time by the exchange during the term of the contract. Brokerage firms, such as the Funds’ clearing brokers, carrying accounts for traders in commodity interest contracts generally require higher amounts of margin as a matter of policy to further protect themselves. Over-the-counter trading generally involves the extension of credit between counterparties, so the counterparties may agree to require the posting of collateral by one or both parties to address credit exposure.

When a trader purchases an option, there is no margin requirement; however, the option premium must be paid in full. When a trader sells an option, on the other hand, he or she is required to deposit margin in an amount determined by the margin requirements established for the underlying interest and, in addition, an amount substantially equal to the current premium for the option. The margin requirements imposed on the selling of options, although adjusted to reflect the probability that out-of-the-money options will not be exercised, can in fact be higher than those imposed in dealing in the futures markets directly. Complicated margin requirements apply to spreads and conversions, which are complex trading strategies in which a trader acquires a mixture of options positions and positions in the underlying interest.

Ongoing or “maintenance” margin requirements are computed each day by a trader’s clearing broker. When the market value of a particular open futures contract changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the broker. If the margin call is not met within a reasonable time, the broker may close out the trader’s position. With respect to the Funds’ trading, the Funds (and not its shareholders personally) are subject to margin calls.

Finally, many major U.S. exchanges have passed certain cross margining arrangements involving procedures pursuant to which the futures and options positions held in an account would, in the case of some accounts, be aggregated, and margin requirements would be assessed on a portfolio basis, measuring the total risk of the combined positions.

For tax purposes, the Funds will be treated as partnerships. Therefore, the Funds do not record a provision for income taxes because the partners report their share of a Fund’s income or loss on their income tax returns. The financial statements reflect the Funds’ transactions without adjustment, if any, required for income tax purposes.

Results of Operations

The Teucrium Corn Fund commenced investment operations on June 9, 2010. The investment objective of the Corn Fund is to have the daily changes in percentage terms of the Shares’ NAV reflect the daily changes in percentage terms of a weighted average of the closing settlement prices for three futures contracts for corn (“Corn Futures Contracts”) that are traded on the Chicago Board of Trade (“CBOT”), specifically (1) the second-to-expire CBOT Corn Futures Contract, weighted 35%, (2) the third-to-expire CBOT Corn Futures Contract, weighted 30%, and (3) the CBOT Corn Futures Contract expiring in the December following the expiration month of the third-to-expire contract, weighted 35%. On December 31, 2016, the Corn Fund held a total of 3,992 CBOT Corn Futures contracts with a notional value of $73,279,738. All of these contracts had a liability fair value equaling $1,460,800. The weighting of the notional value of the contracts was weighted as follows: (1) 35% to the MAY17 contracts, the second-to-expire CBOT Corn Futures Contract, (2) 30% to JUL17 CBOT contracts, the third-to-expire CBOT Corn Futures Contract, and (3) 35% to DEC17 CBOT contracts, the CBOT Corn Futures Contract expiring in the December following the expiration month of the third-to-expire contract.

The benchmark for the Fund is the Teucrium Corn Index (TCORN) which is defined as: A weighted average of daily changes in the closing settlement prices of (1) the second-to-expire Corn Futures Contract traded on the CBOT, weighted 35%, (2) the third-to-expire CBOT Corn Futures Contract, weighted 30%, and (3) the CBOT Corn Futures Contract expiring in the December following the expiration month of third-to-expire contract, weighted 35%. To convert to an index, 100 is set to $25, the opening day price of CORN. The chart below shows the percent change in the NAV per share for the Fund, the market price of the Fund shares, represented by the closing price of the Fund on the NYSE Arca or the mid-point of the 4 pm bid and ask if no closing price is available, and TCORN for two periods. One period is December 31, 2016 compared to December 31, 2015. The second period is from the commencement of operations to December 31, 2016. The Benchmark does not reflect any impact of expenses, which would generally reduce the Fund’s NAV, or interest income, which would generally increase the NAV. The actual results for the NAV do include the impacts of both expenses and interest income.

Period	Change in NAV per share	Change in Market Price	Change in the Benchmark (TCORN)
December 31, 2015 to December 31, 2016	-11.60%	-11.83%	-8.28%
June 10, 2010 to December 31, 2016	-27.37%	-27.46%	-2.40%

For the Year Ended December 31, 2016 Compared to the Years Ended December 31, 2015 and 2014

On December 31, 2016, the Fund had 3,900,004 shares outstanding and net assets of $73,213,541. This is in comparison to 2,875,004 shares outstanding and net assets of $61,056,223 on December 31, 2015 and 4,075,004 shares outstanding with net assets of $108,459,507 on December 31, 2014. Shares outstanding increased by 1,025,000 and 36% for the period of 2016 when compared to 2015. This increase was, in the opinion of management, due to the relative low price of corn compared to the last decade which generated renewed investor interest in the commodity. In total, in 2016, the Fund issued 2,875,000 shares and purchased 1,850,000 shares as part of creation and redemption baskets. For the period 2016 compared to 2014, there was a decrease in shares outstanding of 175,000 and 4%. In total, in 2015, the Fund issued 350,000 shares and purchased 1,550,000 shares as part of creation and redemption baskets.

Total net assets for the Fund were $73,213,541 on December 31, 2016, compared to $61,056,223 on December 31, 2015 and $108,459,507 on December 31, 2014. The Net Asset Values (“NAV”) per share related to these balances were $18.77, $21.24 and $26.62 respectively. This represents a decrease in total net assets for the year ending December 31, 2016 versus 2014 of 33% which was driven by a combination of a decrease in the number of shares outstanding, combined with a change in the NAV per share which decreased by $7.85 or 30%. When comparing December 31, 2016 with 2015, there was an increase in total net assets of 20%, driven by an increase in total shares outstanding of 36% which was partially offset by a decrease in the NAV per share of $2.47 or 12%. The closing prices per share for 2016, 2015 and 2014, as reported by the NYSE Arca, were $18.71, $21.22 and $26.64, respectively. The change from December 31, 2016 over prior years was a 30% decrease from 2014 and a 12% decrease from 2015.

The graph below shows the actual shares outstanding, total net assets (or AUM) and net asset value per share (NAV per share) for the Fund from inception to December 31, 2016 and serves to illustrate the relative changes of these components.

The total loss for the year ended December 31, 2016 was ($6,594,484) resulting primarily from the net change in realized loss on commodity futures contracts totaling ($9,438,913), and by a net change in unrealized appreciation of commodity futures contracts of $2,447,750. Total loss was ($14,047,008) in 2015, and ($4,413,618) in 2014. Realized gain or loss on trading of commodity futures contracts is a function of: 1) the change in the price of the particular contracts sold as part of a “roll” in contracts as the nearest to expire contracts are exchanged for the appropriate contact given the investment objective of the fund, 2) the change in the price of particular contracts sold in relation to redemption of shares, 3) the gain or loss associated with rebalancing trades which are made to ensure conformance to the benchmark and 4) the number of contracts held and then sold for either circumstance aforementioned. Unrealized gain or loss on trading of commodity futures contracts is a function of the change in the price of contracts held on the final date of the period versus the purchase price for each contract and the number of contracts held in each contract month. The Sponsor has a static benchmark as described above and trades futures contracts to adhere to that benchmark and to adjust for the creation or redemption of shares.

Interest income for year ended December 31, 2016, 2015, and 2014, respectively, was $396,679, $146,905 and $35,595. This increase year-over-year was the result of the Sponsor investing, at times, a portion of the available cash for the Fund in alternative demand-deposit savings accounts beginning in the second quarter of 2015. These accounts had higher overnight deposit rates than were available in money market products that had been utilized solely in the past. In addition, effective in December 2015 and 2016, interest rates paid on cash balances of the Fund increased in light of the increases in the Federal Funds rate. These higher levels of interest rates are expected to continue in 2017, absent any decreases in the Federal Funds rate.

On August 17, 2015 (the “Conversion Date”), U.S. Bank N.A. replaced The Bank of New York Mellon as the Custodian for the Funds. In addition, effective on the Conversion Date, U.S. Bancorp Fund Services, LLC (“USBFS”), a wholly owned subsidiary of U.S. Bank, commenced serving as administrator for the Fund, performing certain administrative and accounting services and preparing certain SEC reports on behalf of the Funds, and also became the registrar and transfer agent for each Fund’s Shares. For such services, U.S. Bank and USBFS will receive an asset-based fee, subject to a minimum annual fee.

The Sponsor stated in the Forms 10-Q filed on August 10, 2015 and November 9, 2015, in addition to other documents filed with the Securities and Exchange Commission, that it did not anticipate any material change to the expenses for any Fund, net of expenses waived by the Sponsor, as a result of the servicing conversion to USBFS. Given this conversion, the Sponsor has, for the year-ended December 31, 2015, reflected an expense, before and after fees waived by the Sponsor, for fees associated with Custodian, Fund Administration and Transfer Agent services (“Custodian Fees”) that have or will be paid to the Bank of New York Mellon by a Fund or by the Sponsor on behalf of a Fund.

Total expenses gross of expenses waived by the Sponsor and reimbursement to the Sponsor for previously waived expenses (“Total expenses”) for 2016 were $3,411,916; total expenses for 2015 were $3,232,532 and $3,330,404 in 2014. This represents a $179,384 or 6% increase for 2016 over 2015 and an $81,512 or 2% increase for 2016 over 2014. The increase for 2016 over 2015 was driven by: 1) a $303,484 or 41% increase in professional fees related to auditing, legal and tax preparation fees; and 2) a $55,475 or 134% increase in brokerage commissions due to an increase in contracts purchased and rolled. These increases were offset partially by: 1) a ($60,625) or 8% decrease in the management fee paid to the Sponsor as a result of lower average net assets; 2) a ($38,712) or 3% decrease in distribution and marketing fees; 3) a ($3,812) or 2% decrease in custodian fees and expenses; 4) a ($9,965) or 37% decrease in business permits and licenses; 5) a ($63,558) or 31% decrease in general administrative expenses, and a ($2,903) or 6% decrease other expenses. The decreases in operating expenses were due to expense controls under taken by the Sponsor and lower average net asset balance relative to the other Funds.

The increase for 2016 over 2014 was driven by: 1) a $499,588 or 91% increase in professional fees related to auditing, legal and tax preparation fees; and 2) a $54,257 or 42% increase in custodian fees and expenses. These were partially offset by decreases in all other categories including: 1) a ($267,588) or 27% decrease in the management fee paid to the Sponsor as a result of lower average net assets; 2) an ($87,141) or 7% decrease in distribution and marketing fees; 3) a ($13,697) or 45% decrease in business permits and licenses; 4) a ($32,275) or 18% decrease in general and administrative expenses; 5) a ($53,361) or 36% decrease on brokerage commissions due to lower average net assets and contracts held; and 6) an ($18,272) or 30% decrease in other expenses. The decreases in operating expenses were due to expense controls under taken by the Sponsor and lower average net asset balance relative to the other Funds. The total expense ratio gross of expenses waived by the Sponsor for these years was 4.74% in 2016, 4.15% in 2015, and 3.37% in 2014. The management fee is calculated at an annual rate of 1% of the Fund’s daily average net assets.

The Sponsor has the ability to elect to pay certain expenses on behalf of the Fund or waive the management fee. This election is subject to change by the Sponsor, at its discretion. For the year ended December 31, 2016, the Sponsor waived fees of $442,333; the Sponsor has determined that no reimbursement will be sought in future periods for those expenses which have been waived for the year. For 2015 the Sponsor permanently waived $96,068 of expenses. For 2014 there were $105,270 of expenses permanently waived by the Sponsor.

Total expenses net of expenses waived by the Sponsor and reimbursement to the Sponsor for previously waived expenses (“Total expenses, net”) for 2016, 2015 and 2014 were $2,969,583, $3,136,464 and $3,533,446 respectively. The total expense ratio net of expenses waived by the Sponsor periods was 4.13% in 2016, 4.03% in 2015 and 3.57% in 2014. Net investment loss, which includes the impact of expenses and interest income, was 3.58% in 2016, 3.84% in 2015, and 3.54% in 2014.

Other than the management fee to the Sponsor and the brokerage commissions, most of the expenses incurred by the Fund are associated with the day-to-day operation of the Fund and the necessary functions related to regulatory compliance. These are generally based on contracts, which extend for some period of time and up to one year, or commitments regardless of the level of assets under management. The structure of the Fund and the nature of the expenses are such that as total net assets grow, there is a scalability of expenses that may allow the total expense ratio to be reduced. However, if total net assets for the Fund fall, the total expense ratio of the Fund will increase unless additional reductions are made by the Sponsor to the daily expense accrual. The Sponsor can elect to adjust the daily expense accruals at its discretion based on market conditions and other Fund considerations.

For the year ended December 31, 2013, there were $426,248 of expenses recorded in the financial statements of the Sponsor which were subject to reimbursement by CORN in 2014. At that time, the Sponsor had determined that recovery of the expense amounts was not probable. In 2014, asset growth and other changes experienced by CORN enabled the Sponsor to claim reimbursement of $308,312 from the Fund. This amount is reflected in the statements of operations as a reimbursement of previously waived expenses.

Net cash used in the Fund’s operating activities during the year was ($9,759,190) in 2016, ($17,532,410) in 2015 and ($6,449,860) in 2014. In 2016, proceeds from the sale of shares were $57,591,933, representing 2,875,000 shares while payments for redemptions were $35,870,548, representing 1,850,000 shares. In 2015, proceeds from the sale of shares were $8,538,198, representing 350,000 shares while payments for redemptions were $38,758,010, representing 1,550,000 shares. In 2014, proceeds from the sale of shares were $146,789,763, representing 5,050,000 shares while payments for redemptions were $77,882,812, representing 2,525,000 shares.

The seasonality patterns for corn futures prices are impacted by a variety of factors. These include, but are not limited to, the harvest in the fall, the planting conditions in the spring, and the weather throughout the critical germination and growing periods. Prices for corn futures are affected by the availability and demand for substitute agricultural commodities, including soybeans and wheat, and the demand for corn as an additive for fuel, through the production of ethanol. The price of corn futures contracts is also influenced by global economic conditions, including the demand for exports to other countries. Such factors will impact the performance of the Fund and the results of operations on an ongoing basis. The Sponsor cannot predict the impact of such factors.

Benchmark Performance

As noted above, the Sponsor endeavors to place the Fund’s trades in Corn Interests and otherwise manage the Fund’s investments so that the Fund’s average daily tracking error against the Benchmark will be less than 10 percent over any period of 30 trading days. More specifically, the Sponsor will endeavor to manage the Fund so that A will be within plus/minus 10 percent of B, where:

● A is the average daily change in the Fund’s NAV for any period of 30 successive valuation days, i.e., any trading day as of which the Fund calculates its NAV, and

● B is the average daily change in the Benchmark over the same period.

During the period from January 1, 2016 through December 31, 2016, the average daily change in the Fund’s NAV was within plus/minus 10 percent of the average daily change in the Fund’s Benchmark.

Liquidity and Capital Resources

All of the Fund’s source of capital is derived from the offering of Shares to Authorized Purchasers. Authorized Purchasers may then subsequently redeem such Shares. The Fund in turn allocates its net assets to commodities trading. A significant portion of the net asset value is held in Treasury Securities and cash and cash equivalents, which is used as margin for the Fund’s trading in commodities. The percentage that Treasury Securities bear to the total net assets will vary from period to period as the market values of the Fund’s Corn Interests change. The balance of the net assets is held in the Fund’s commodity trading account. Interest earned on interest-bearing assets of the Fund is paid to the Fund.

The investments of the Fund in Corn Interests may be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, the CBOT limits the fluctuations in Corn Futures Contract prices during a single day by regulations referred to as “daily limits.” During a single day, no trades may be executed at prices beyond the daily limit. Once the price of a Corn Futures Contract has increased or decreased by an amount equal to the daily limit, positions in the contracts can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit. Such market conditions could prevent the Fund from promptly liquidating a position in Corn Futures Contracts.

Beginning in the quarter-ended June 30, 2015, the Sponsor invested a portion of the available cash for the Funds in alternative demand-deposit savings accounts; effective August 20, 2015, the Sponsor has deposited cash in Rabobank, N.A., a U.S. chartered bank headquartered in Roseville, CA. These accounts have slightly higher overnight deposit rates than were available in the money market products at the Custodians that had been utilized solely in the past.

Market Risk

Trading in Corn Interests such as Corn Futures Contracts involves the Fund entering into contractual commitments to purchase or sell specific amounts of corn at a specified date in the future. The gross or face amount of the contracts significantly exceeds the future cash requirements of the Fund since the Fund typically closes out any open positions prior to the contractual expiration date. As a result, the Fund’s market risk is the risk of loss arising from the decline in value of the contracts, not from the need to make delivery under the contracts. The Fund considers the “fair value” of derivative instruments to be the unrealized gain or loss on the contracts. The market risk associated with the commitment by the Fund to purchase a specific commodity is limited to the aggregate face amount of the contracts held.

The exposure of the Fund to market risk depends on a number of factors including the markets for corn, the volatility of interest rates and foreign exchange rates, the liquidity of the Corn Interest markets and the relationships among the contracts held by the Fund. The limited experience of the Sponsor in trading Corn Interests in a manner that tracks changes in the Benchmark, as well as drastic market events, could ultimately lead to substantial losses for Shareholders.

Credit Risk

When the Fund enters into Corn Interests, it is exposed to the credit risk that the counterparty will not be able to meet its obligations. For purposes of credit risk, the counterparty for the Corn Futures Contracts traded on the CBOT is the clearinghouse associated with the CBOT. In general, clearinghouses are backed by their members who may be required to share in the financial burden resulting from the nonperformance of one of their members, which should significantly reduce credit risk. Some foreign exchanges are not backed by their clearinghouse members but may be backed by a consortium of banks or other financial institutions. Unlike in the case of exchange-traded futures contracts, the counterparty to an over-the-counter Corn Interest contract is generally a single bank or other financial institution such as an SD. As a result, there is greater counterparty credit risk in over-the-counter transactions. There can be no assurance that any counterparty, clearing house, or their financial backers will satisfy their obligations to the Fund.

The Fund may engage in off exchange transactions broadly called an “exchange for related position” (“EFRP”) transaction. For purposes of the Dodd-Frank Act and related CFTC rules, an EFRP transaction is treated as a “swap.” An “exchange for related position” (“EFRP”) can be used by the Fund as a technique to facilitate the exchanging of a futures hedge position against a creation or redemption order, and thus the Fund or an Underlying Fund may use an EFRP transaction in connection with the creation and redemption of shares. The market specialist/market maker that is the ultimate purchaser or seller of shares in connection with the creation or redemption basket, respectively, agrees to sell or purchase a corresponding offsetting shares or futures position which is then settled on the same business day as a cleared futures transaction by the FCMs. The Fund will become subject to the credit risk of the market specialist/market maker until the EFRP is settled within the business day, which is typically 7 hours or less. The Fund reports all activity related to EFRP transactions under the procedures and guidelines of the CFTC and the exchanges on which the futures are traded.

The Sponsor attempts to manage the credit risk of the Fund by following certain trading limitations and policies. In particular, the Fund intends to post margin and collateral and/or hold liquid assets that will be equal to approximately the face amount of the Corn Interests it holds. The Sponsor has implemented procedures that include, but are not limited to, executing and clearing trades and entering into over-the-counter transactions only with parties it deems creditworthy and/or requiring the posting of collateral by such parties for the benefit of the Fund to limit its credit exposure.

The Fund will generally retain cash positions of approximately 95% of total net assets; this balance represents the total net assets less the initial margin requirements held by the FCM. These cash assets are either: 1) deposited by the Sponsor in demand deposit accounts of financial institutions which are rated in the highest short-term rating category by a nationally recognized statistical rating organization or deemed by the Sponsor to be of comparable quality; 2) held in short-term Treasury Securities; or 3) held in a money-market fund which is deemed to be a cash equivalent under the most recent SEC definition.

Off Balance Sheet Financing

As of the date of this prospectus, neither the Trust nor the Fund has any loan guarantees, credit support or other off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions relating to certain risks service providers undertake in performing services which are in the best interests of the Fund. While the Fund’s exposure under these indemnification provisions cannot be estimated, they are not expected to have a material impact on the Fund’s financial positions.

Redemption Basket Obligation

Other than as necessary to meet the investment objective of the Fund and pay its contractual obligations described below, the Fund requires liquidity to redeem Redemption Baskets. The Fund intends to satisfy this obligation through the transfer of cash of the Fund (generated, if necessary, through the sale of Treasury Securities) in an amount proportionate to the number of Shares being redeemed, as described above under “Redemption Procedures.”

Contractual Obligations

The Fund’s primary contractual obligations are with the Sponsor and certain other service providers. The Sponsor, in return for its services, is entitled to a management fee calculated as a fixed percentage of the Fund’s NAV, currently 1.00% of its average net assets. The Fund also is responsible for all ongoing fees, costs and expenses of its operation, including (i) brokerage and other fees and commissions incurred in connection with the trading activities of the Fund; (ii) expenses incurred in connection with registering additional Shares of the Fund or offering Shares of the Fund after the time any Shares have begun trading on NYSE Arca; (iii) the routine expenses associated with the preparation and, if required, the printing and mailing of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities, Trust meetings and preparing, printing and mailing proxy statements to Shareholders; (iv) the payment of any distributions related to redemption of Shares; (v) payment for routine services of the Trustee, legal counsel and independent accountants; (vi) payment for routine accounting, bookkeeping, custody and transfer agency services, whether performed by an outside service provider or by Affiliates of the Sponsor; (vii) postage and insurance; (viii) costs and expenses associated with client relations and services; (ix) costs of preparation of all federal, state, local and foreign tax returns and any taxes payable on the income, assets or operations of the Fund; and (x) extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto).

While the Sponsor has agreed to pay registration fees to the SEC, FINRA and any other regulatory agency in connection with the offer and sale of the Shares offered through this prospectus, the legal, printing, accounting and other expenses associated with such registrations, and the initial fee of $5,000 for listing the Shares on the NYSE Arca, the Fund will be responsible for any registration fees and related expenses incurred in connection with any future offer and sale of Shares of the Fund in excess of those offered through this prospectus.

The Fund pays its own brokerage and other transaction costs. The Fund pays fees to FCMs in connection with its transactions in futures contracts. FCM fees are estimated to be minimal annually for the Fund. In general, transaction costs on over-the-counter Corn Interests and on Treasuries and other short-term securities are embedded in the purchase or sale price of the instrument being purchased or sold, and may not readily be estimated. Other expenses to be paid by the Fund, including but not limited to the fees paid to the Custodian, Administrator and Distributor with respect to the Fund, are estimated to be 2.39% for the twelve-month period ending April 30, 2018, though this amount may change in future years. The Sponsor may, in its discretion, pay or reimburse the Fund for, or waive a portion of its management fee to offset, expenses that would otherwise be borne by the Fund.

Any general expenses of the Trust will be allocated among the Teucrium Funds and each other series that may be established under the Trust in the future as determined by the Sponsor in its sole and absolute discretion. The Trust is also responsible for extraordinary expenses, including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto. The Trust and/or the Sponsor may be required to indemnify the Trustee, Distributor or Custodian/Administrator under certain circumstances.

The parties cannot anticipate the amount of payments that will be required under these arrangements for future periods as the Fund’s NAV and trading levels to meet their investment objectives will not be known until a future date. These agreements are effective for a specific term agreed upon by the parties with an option to renew, or, in some cases, are in effect for the duration of the Fund’s existence. The parties may terminate these agreements earlier for certain reasons listed in the agreements.

The Trust Agreement

The following paragraphs are a summary of certain provisions of the Trust Agreement. The following discussion is qualified in its entirety by reference to the Trust Agreement.

Authority of the Sponsor

The Sponsor is generally authorized to perform all acts deemed necessary to carry out the purposes of the Trust and to conduct the business of the Trust. The Trust and the Fund will continue to exist until terminated in accordance with the Trust Agreement. The Sponsor’s authority includes, without limitation, the right to take the following actions:

●          To enter into, execute, deliver and maintain contracts, agreements and any other documents as may be in furtherance of the Trust’s purpose or necessary or appropriate for the offer and sale of the Shares and the conduct of Trust activities;

●          To establish, maintain, deposit into, sign checks and otherwise draw upon accounts on behalf of the Trust with appropriate banking and savings institutions, and execute and accept any instrument or agreement incidental to the Trust’s business and in furtherance of its purposes;

●          To supervise the preparation and filing of any registration statement (and supplements and amendments thereto) for the Fund;

●          To adopt, implement or amend, from time to time, such disclosure and financial reporting, information gathering and control policies and procedures as are necessary or desirable to ensure compliance with applicable disclosure and financial reporting obligations under any applicable securities laws;

●          To make any necessary determination or decision in connection with the preparation of the Trust’s financial statements and amendments thereto;

●          To prepare, file and distribute, if applicable, any periodic reports or updates that may be required under the 1934 Act, the CEA or rules and regulations promulgated thereunder;

●          To pay or authorize the payment of distributions to the Shareholders and expenses of the Fund;

●          To make any elections on behalf of the Trust under the Code, or any other applicable U.S. federal or state tax law as the Sponsor shall determine to be in the best interests of the Trust; and

●          In its sole discretion, to determine to admit an affiliate or affiliates of the Sponsor as additional Sponsors.

The Sponsor’s Obligations

In addition to the duties imposed by the Delaware Trust Statute, under the Trust Agreement the Sponsor has the following obligations as a sponsor of the Trust:

●          Devote to the business and affairs of the Trust such of its time as it determines in its discretion (exercised in good faith) to be necessary for the benefit of the Trust and the Shareholders of the Fund;

●          Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

●          Appoint and remove independent public accountants to audit the accounts of the Trust and employ attorneys to represent the Trust;

●          Use its best efforts to maintain the status of the Trust as a statutory trust for state law purposes and as a partnership for U.S. federal income tax purposes;

●          Invest, reinvest, hold uninvested, sell, exchange, write options on, lease, lend and, subject to certain limitations set forth in the Trust Agreement, pledge, mortgage, and hypothecate the estate of the Fund in accordance with the purposes of the Trust and any registration statement filed on behalf of the Fund;

●          Have fiduciary responsibility for the safekeeping and use of the Trust’s assets, whether or not in the Sponsor’s immediate possession or control;

●          Enter into and perform agreements with each Authorized Purchaser, receive from Authorized Purchasers and process properly submitted purchase orders, receive Creation Basket Deposits, deliver or cause the delivery of Creation Baskets to the Depository for the account of the Authorized Purchaser submitting a purchase order;

●          Receive from Authorized Purchasers and process, or cause the Distributor or other Fund service provider to process, properly submitted redemption orders, receive from the redeeming Authorized Purchasers through the Depository, and thereupon cancel or cause to be cancelled, Shares corresponding to the Redemption Baskets to be redeemed;

●          Interact with the Depository; and

●          Delegate duties to one or more administrators, as the Sponsor determines.

To the extent that, at law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Fund, the Shareholders or to any other person, the Sponsor will not be liable to the Trust, the Fund, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this prospectus unless such reliance constitutes gross negligence or willful misconduct on the part of the Sponsor.

Liability and Indemnification

Under the Trust Agreement, the Sponsor, the Trustee and their respective Affiliates (collectively, “Covered Persons”) shall have no liability to the Trust, the Fund, or to any Shareholder for any loss suffered by the Trust or the Fund which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or the Fund and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. Subject to the foregoing, neither the Sponsor nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Shareholder or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to the Trust Agreement shall be made solely from the assets of the applicable Teucrium Fund without any rights of contribution from the Sponsor or any other Covered Person. A Covered Person shall not be liable for the conduct or willful misconduct of any administrator or other delegatee selected by the Sponsor with reasonable care, provided, however, that the Trustee and its Affiliates shall not, under any circumstances be liable for the conduct or willful misconduct of any administrator or other delegatee or any other person selected by the Sponsor to provide services to the Trust.

To the extent that, at law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating to the Trust, the Teucrium Funds, the shareholders of the Teucrium Funds, or to any other person, the Sponsor, acting under the Trust Agreement, shall not be liable to the Trust, the Teucrium Funds, the shareholders of the Teucrium Funds or to any other person for its good faith reliance on the provisions of the Trust Agreement. The provisions of the Trust Agreement, to the extent they restrict or eliminate the duties and liabilities of the Sponsor otherwise existing at law or in equity, replace such other duties and liabilities of the Sponsor.

The Trust Agreement also provides that the Sponsor shall be indemnified by the Trust (or by a series separately to the extent the matter in question relates to a single series or disproportionately affects a specific series in relation to other series) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the assets of the applicable series. The Sponsor’s rights to indemnification permitted under the Trust Agreement shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

Notwithstanding the above, the Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The payment of any indemnification shall be allocated, as appropriate, among the Trust’s series. The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited under the Trust Agreement.

Expenses incurred in defending a threatened or pending action, suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust; (ii) the legal action is initiated by a party other than the Trust; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification.

The Trust Agreement provides that the Sponsor and the Trust shall indemnify the Trustee and its successors, assigns, legal representatives, officers, directors, shareholders, employees, agents and servants (the “Trustee Indemnified Parties”) against any liabilities, obligations, losses, damages, penalties, taxes, claims, actions, suits, costs, expenses or disbursements which may be imposed on a Trustee Indemnified Party relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party, or the action or inaction of the Trustee under the Trust Agreement or any other agreement, except for expenses resulting from the gross negligence or willful misconduct of a Trustee Indemnified Party. Further, certain officers of the Sponsor are insured against liability for certain errors or omissions which an officer may incur or that may arise out of his or her capacity as such.

In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any liability or expense as a result of or in connection with any Shareholder’s (or assignee’s) obligations or liabilities unrelated to the Trust business, such Shareholder (or assignees cumulatively) is required under the Trust Agreement to indemnify the Trust for all such liability and expense incurred, including attorneys’ and accountants’ fees.

Withdrawal of the Sponsor

The Sponsor may withdraw voluntarily as the Sponsor of the Trust only upon ninety (90) days’ prior written notice to the holders of the Trust’s outstanding shares and the Trustee. If the withdrawing Sponsor is the last remaining Sponsor, shareholders holding a majority (over 50%) of the outstanding shares of the Trust, voting together as a single class (not including shares acquired by the Sponsor through its initial capital contribution) may vote to elect a successor Sponsor. The successor Sponsor will continue the business of the Trust. Shareholders have no right to remove the Sponsor.

In the event of withdrawal, the Sponsor is entitled to a redemption of the shares it acquired through its initial capital contribution to any of the series of the Trust at their NAV per share. If the Sponsor withdraws and a successor Sponsor is named, the withdrawing Sponsor shall pay all expenses as a result of its withdrawal.

Meetings

Meetings of the Trust’s shareholders may be called by the Sponsor and will be called by it upon the written request of Shareholders holding at least 25% of the outstanding Shares of the Trust or the Fund, as applicable (not including Shares acquired by the Sponsor through its initial capital contribution. The Sponsor shall deposit in the United States mail or electronically transmit written notice to all Shareholders of the Fund of the meeting and the purpose of the meeting, which shall be held on a date not less than 30 nor more than 60 days after the date of mailing of such notice, at a reasonable time and place. Where the meeting is called upon the written request of the shareholders of the Teucrium Funds, or any Teucrium fund, as applicable, such written notice shall be mailed or transmitted not more than 45 days after such written request for a meeting was received by the Sponsor. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting and, if applicable, an opinion of independent counsel as to the effect of such proposed action on the liability of shareholders of the Teucrium Funds, or any Teucrium fund, as applicable, for the debts of the applicable Teucrium Fund. Shareholders may vote in person or by proxy at any such meeting. The Sponsor shall be entitled to establish voting and quorum requirements and other reasonable procedures for shareholder voting. Any action required or permitted to be taken by Shareholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any Shareholder to any action of the Trust, the Fund or any Shareholder, as contemplated by the Trust Agreement, is solicited by the Sponsor, the solicitation shall be effected by notice to each Shareholder given in the manner provided in accordance with the Trust Agreement.

Voting Rights

Shareholders have very limited voting rights. Specifically, the Trust Agreement provides that shareholders of the Trust’s Series holding shares representing at least a majority (over 50%) of the outstanding shares of the Trust’s Series voting together as a single class (excluding shares acquired by the Sponsor in connection with its initial capital contribution to any Trust series) may vote to (i) continue the Trust by electing a successor Sponsor as described above, and (ii) approve amendments to the Trust Agreement that impair the right to surrender Redemption Baskets for redemption. (Trustee consent to any amendment to the Trust Agreement is required if the Trustee reasonably believes that such amendment adversely affects any of its rights, duties or liabilities.) In addition, shareholders of the Teucrium Funds holding shares representing seventy-five percent (75%) of the outstanding shares of the Teucrium Funds, voting together as a single class (excluding shares acquired by the Sponsor in connection with its initial capital contribution to any Trust series) may vote to dissolve the Trust upon not less than ninety (90) days’ notice to the Sponsor. Shareholders have no voting rights with respect to the Trust or a Fund except as expressly provided in the Trust Agreement.

Limited Liability of Shareholders

Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware, and no Shareholder shall be liable for claims against, or debts of the Trust or the Fund in excess of his share of the Fund’s assets. The Trust or the Fund shall not make a claim against a Shareholder with respect to amounts distributed to such Shareholder or amounts received by such Shareholder upon redemption unless, under Delaware law, such Shareholder is liable to repay such amount.

The Trust or the Fund shall indemnify to the full extent permitted by law and the Trust Agreement each Shareholder (excluding the Sponsor to the extent of its ownership of any Shares acquired through its initial capital contribution) against any claims of liability asserted against such Shareholder solely because of its ownership of Shares (other than for taxes on income from Shares for which such Shareholder is liable).

Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Sponsor on behalf of the Trust or the Fund shall give notice to the effect that the same was executed or made by or on behalf of the Trust or the Fund and that the obligations of such instrument are not binding upon the Shareholders individually but are binding only upon the assets and property of the Fund and no recourse may be had with respect to the personal property of a Shareholder for satisfaction of any obligation or claim.

The Sponsor Has Conflicts of Interest

There are present and potential future conflicts of interest in the Trust’s structure and operation you should consider before you purchase Shares. The Sponsor may use this notice of conflicts as a defense against any claim or other proceeding made.

The Sponsor’s principals, officers and employees, do not devote their time exclusively to the Fund. Under the organizational documents of the Sponsor, Mr. Sal Gilbertie and Mr. Dale Riker, in their respective capacities as President and Chief Investment Officer of the Sponsor and Chief Executive Officer and Secretary of the Sponsor, are obligated to use commercially reasonable efforts to manage the Sponsor, devote such amount of time to the Sponsor as would be consistent with their roles in similarly placed commodity pool operators, and remain active in managing the Sponsor until they are no longer managing members of the Sponsor or the Sponsor dissolves. In addition, the Sponsor expects that operating the Teucrium Funds will generally constitute the principal and full-time business activity of its principals, officers and employees. Notwithstanding these obligations and expectations, the Sponsor’s principals may be directors, officers or employees of other entities, and may manage assets of other entities, including the other Teucrium Funds, through the Sponsor or otherwise. In particular, the principals could have a conflict between their responsibilities to the Fund on the one hand and to those other entities on the other. It is not possible to quantify the proportion of their time that the Sponsor’s personnel will devote to the Fund and its management.

The Sponsor and its principals, officers and employees may trade futures and related contracts for their own accounts, creating the potential for preferential treatment of their own accounts. Shareholders will not be permitted to inspect the trading records of such persons or any written policies of the Sponsor related to such trading. A conflict of interest may exist if their trades are in the same markets and at approximately the same times as the trades for the Fund. A potential conflict also may occur when the Sponsor’s principals trade their accounts more aggressively or take positions in their accounts which are opposite, or ahead of, the positions taken by the Fund.

The Sponsor has sole current authority to manage the investments and operations of the Fund, and this may allow it to act in a way that furthers its own interests rather than your best interests, including the authority of the Sponsor to allocate expenses to and between the Funds. Shareholders have very limited voting rights, which will limit the ability to influence matters such as amendment of the Trust Agreement, change in the Fund’s basic investment policies, or dissolution of the Fund or the Trust.

The Sponsor serves as the Sponsor to the Teucrium Funds, and may in the future serve as the Sponsor or investment adviser to commodity pools other than the Teucrium Funds. The Sponsor may have a conflict to the extent that its trading decisions for the Fund may be influenced by the effect they would have on the other pools it manages. In addition, the Sponsor may be required to indemnify the officers and directors of the other pools, if the need for indemnification arises. This potential indemnification will cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Fund losses and/or termination of the Fund.

If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Fund, it shall have no duty to offer such opportunity to the Fund. The Sponsor will not be liable to the Fund or the Shareholders for breach of any fiduciary or other duty if Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Fund. Neither the Fund nor any Shareholder has any rights or obligations by virtue of the Trust Agreement, the trust relationship created thereby, or this prospectus in such business ventures or the income or profits derived from such business ventures. The pursuit of such business ventures, even if competitive with the activities of the Fund, will not be deemed wrongful or improper.

Resolution of Conflicts Procedures

The Trust Agreement provides that whenever a conflict of interest exists between the Sponsor or any of its Affiliates, on the one hand, and the Trust, any shareholder of a Trust series, or any other person, on the other hand, the Sponsor shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of the Trust Agreement or any other agreement contemplated therein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

The Sponsor or any affiliate thereof may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Sponsor. If the Sponsor acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust, it shall have no duty to communicate or offer such opportunity to the Trust, and the Sponsor shall not be liable to the Trust or to the Shareholders for breach of any fiduciary or other duty by reason of the fact that the Sponsor pursues or acquires for, or directs such opportunity to, another person or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Shareholder shall have any rights or obligations by virtue of the Trust Agreement or the trust relationship created thereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed wrongful or improper. Except to the extent expressly provided in the Trust Agreement, the Sponsor may engage or be interested in any financial or other transaction with the Trust, the Shareholders or any affiliate of the Trust or the Shareholders.

Interests of Named Experts and Counsel

No expert hired by the Fund to give advice on the preparation of this offering document has been hired on a contingent fee basis, nor do any of them have any present or future expectation of interest in the Sponsor, Distributor, Authorized Purchasers, Custodian/Administrator or other service providers to the Fund.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met. Those conditions require that no indemnification of the Sponsor or any underwriter for the Fund may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification.

Books and Records

The Trust keeps its books of record and account at its office located at 232 Hidden Lake Road, Building A, Brattleboro, Vermont 05301, or at the offices of the Administrator, U.S. Bancorp, LLC, located at 615 East Michigan Street, Milwaukee, Wisconsin 53202, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books of account of the Fund are open to inspection by any Shareholder (or any duly constituted designee of a Shareholder) at all times during the usual business hours of the Fund upon reasonable advance notice to the extent such access is required under CFTC rules and regulations. In addition, the Trust keeps a copy of the Trust Agreement on file in its office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

Analysis of Critical Accounting Policies

The Fund’s critical accounting policies are set forth in the financial statements that are incorporated by reference in this prospectus prepared in accordance with accounting principles generally accepted in the United States of America, which require the use of certain accounting policies that affect the amounts reported in these financial statements, including the following: (i) Fund trades are accounted for on a trade-date basis and marked to market on a daily basis; (ii) the difference between the cost and market value of Corn Interests is recorded as “change in unrealized profit/loss” for open (unrealized) contracts, and recorded as “realized profit/loss” when open positions are closed out; and (iii) earned interest income, as well as the fees and expenses of the Fund, are recorded on an accrual basis. The Sponsor believes that all relevant accounting assumptions and policies have been considered.

Statements, Filings, and Reports to Shareholders

The Trust will furnish to DTC Participants for distribution to Shareholders annual reports (as of the end of each fiscal year) for the Fund as are required to be provided to Shareholders by the CFTC and the NFA. These annual reports will contain financial statements prepared by the Sponsor and audited by an independent registered public accounting firm designated by the Sponsor. The Trust will also post monthly reports to the Fund’s website (www.teucriumcornfund.com). These monthly reports will contain certain unaudited financial information regarding the Fund, including the Fund’s NAV. The Sponsor will furnish to the Shareholders other reports or information which the Sponsor, in its discretion, determines to be necessary or appropriate. In addition, under SEC rules the Trust will be required to file quarterly and annual reports for the Fund with the SEC, which need not be sent to Shareholders but will be publicly available through the SEC. The Trust will post the same information that would otherwise be provided in the Trust’s CFTC, NFA and SEC reports on the Fund’s website www.teucriumcornfund.com.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws, federal commodities laws, and laws of any other jurisdiction as the Sponsor may select. The Sponsor is responsible for preparing all required reports, but has entered into an agreement with the Administrator to prepare these reports on the Trust’s behalf.

The accountants’ report on its audit of the Fund’s financial statements will be furnished by the Trust to Shareholders upon request. The Trust will make such elections, file such tax returns, and prepare, disseminate and file such tax reports for the Fund, as it is advised by its counsel or accountants are from time to time required by any applicable statute, rule or regulation.

PricewaterhouseCoopers (“PwC”), 2001 Ross Avenue, Suite 1800, Dallas, Texas 75201-2997, will provide tax information in accordance with applicable U.S. Treasury Regulations. Persons treated as middlemen for purposes of these regulations may obtain tax information regarding the Fund from PwC or from the Fund’s website, www.teucriumcornfund.com.

Fiscal Year

The fiscal year of the Fund is the calendar year.

Governing Law; Consent to Delaware Jurisdiction

The rights of the Sponsor, the Trust, the Fund, DTC (as registered owner of the Fund’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust, the Fund and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor, the Trust or the Fund.

Security Ownership of Principal Shareholders and Management

The following table sets forth information regarding the beneficial ownership of shares by the executive officers of the Sponsor as of December 31, 2016. Except as listed, no other executive officer of the Sponsor is a beneficial owner of shares of the Fund.

(1) Title of Class	(2) Name of Beneficial Owner	(3) Amount and nature of Beneficial Ownership	(4) Percent of Class
CORN	Sal Gilbertie	401 common units	*

*	Less than 1%.

The Fund is not aware of any 5% holder of its Shares.

Legal Matters

Litigation and Claims

Within the past 10 years of the date of this prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or the Fund, or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Reed Smith LLP has been retained to advise the Trust and the Sponsor with respect to the Shares being offered hereby and has passed upon the validity of the Shares being issued hereunder. Reed Smith LLP has also provided the Sponsor with its opinion with respect to federal income tax matters addressed herein.

Experts

The financial statements of the Trust, the Fund and the Sponsor, and management’s assessment of the effectiveness of internal control over financial reporting of the Trust and the Fund incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Privacy Policy

This Privacy Policy explains the policies of the Sponsor, a commodity pool operator registered with the CFTC, and (i) the Trust, and (ii) each commodity pool for which the Sponsor serves as Sponsor currently or in the future including Teucrium Corn Fund, Teucrium Wheat Fund, Teucrium Sugar Fund, and Teucrium Soybean Fund, and Teucrium Agricultural Fund (each of which is a series of the Trust), relating to the collection, maintenance, and use of nonpublic personal information about the Funds’ investors, as required under federal law. Federal law gives investors the right to limit some but not all sharing of their nonpublic personal information. Federal law also requires the Sponsor to tell investors how it collects, shares, and protects such nonpublic personal information. Please read this policy carefully to understand what the Sponsor does. This Privacy Policy applies to the nonpublic personal information of investors who are individuals and who obtain financial products or services from the Sponsor, the Trust, and the Funds primarily for personal, family, or household purposes. This Privacy Policy applies to both current and former Fund investors; the Sponsor will only disclose nonpublic personal information about former investors to the same extent as for current investors, as described below.

Collection of Nonpublic Personal Information

The Sponsor may collect or have access to nonpublic personal information about current and former Fund investors for certain purposes relating to the operation of the Funds. This information may include information received from investors, such as their name, social security number, telephone number, and address, and information about investors’ holdings and transactions in shares of the Funds.

Use and Disclosure of Nonpublic Personal Information

The Sponsor recognizes and respects the privacy expectation of each of the Funds’ investors. The Sponsor believes that the confidentiality and protection of investors’ nonpublic personal information is one of its fundamental responsibilities. This means, most importantly, that the Sponsor does not sell nonpublic personal information to any third parties. The Sponsor primarily uses investors’ nonpublic personal information to complete financial transactions that may be requested.

Below are the circumstances in which the Sponsor may disclose investors’ nonpublic personal information to third parties; investors may not opt out of these disclosures:

●          The Sponsor may provide an investor’s nonpublic personal information to non-affiliated service providers involved in servicing and administering products and services for, or on behalf of the Sponsor (e.g., accountants, compliance consultants, legal advisors, broker-dealers, introducing brokers, futures commissions merchants, investment companies, investment advisers, commodity trading advisors, commodity pool operators, administrators, and custodians). In all such cases, the Sponsor will provide the third party with only the nonpublic personal information necessary to carry out its assigned responsibilities and only for that purpose.

●          The Sponsor will release nonpublic personal information if directed by an investor to do so. The Sponsor may also release nonpublic personal information to persons acting in a fiduciary or representative capacity on behalf of an investor.

●          The Sponsor may release an investor’s nonpublic personal information to courts and other parties related to a subpoena or other court, government, or self-regulatory organization order or process, as authorized by law.

●          The Sponsor may release an investor’s nonpublic personal information to regulators (including self-regulatory organizations) or governmental entities that have made a reasonable request for such information, as authorized by law.

●          The Sponsor may release an investor’s nonpublic personal information to certain governmental entities and others to prevent money laundering, as authorized by law.

Investors’ nonpublic personal information, particularly information about investors’ holdings and transactions in shares of the Funds, may be shared between and amongst the Sponsor and the Funds. An investor cannot opt-out of the sharing of nonpublic personal information between and amongst the Sponsor and the Funds. However, the Sponsor and the Funds will not use this information for any cross-marketing purposes. In other words, all investors will be treated as having “opted out” of receiving marketing solicitations from Funds other than the Fund(s) in which it invests.

  Protection of Nonpublic Personal Information

●          The Sponsor restricts access to investors’ nonpublic personal information only to those employees, agents, and representatives who require that information to provide financial products and services.

●          The Sponsor requires all employees, financial professionals, and companies providing services on its behalf to keep investors’ nonpublic personal information confidential.

●          Third parties with whom the Sponsor shares investor nonpublic personal information must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such information physically, electronically, and procedurally.

●          The Sponsor maintains physical, technical, administrative, and procedural safeguards that comply with federal standards to protect the confidentiality and security of investors’ nonpublic personal information including, where applicable, its disposal.

●          Employees, agents, and representatives who have access to shareholder reports or other correspondence containing investors’ nonpublic personal information are required to utilize passwords on all electronic devices used to carry out their professional responsibilities.

U.S. Federal Income Tax Considerations

The following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of Shares of the Fund and the U.S. federal income tax treatment of the Fund. Except where noted otherwise, it deals only with the tax consequences relating to Shares held as capital assets by persons not subject to special tax treatment. For example, in general it does not address the tax consequences to dealers in securities or currencies or commodities, traders in securities or dealers or traders in commodities that elect to use a mark-to-market method of accounting, financial institutions, tax-exempt entities, insurance companies, persons holding Shares as a part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated transaction for federal income tax purposes, or holders of Shares whose “functional currency” is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Code, and regulations (“Treasury Regulations”), rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.

The Sponsor has received the opinion of Reed Smith LLP (“Reed Smith”), counsel to the Trust, that the material U.S. federal income tax consequences to the Fund and to U.S. Shareholders and Non-U.S. Shareholders (as defined below) will be as described in the following paragraphs. In rendering its opinion, Reed Smith has relied on the facts and assumptions described in this prospectus as well as certain factual representations made by the Trust and the Sponsor. This opinion is not binding on the IRS. No ruling has been requested from the IRS with respect to any matter affecting the Fund or prospective investors, and the IRS may disagree with the tax positions taken by the Trust. If the IRS were to challenge the Trust’s tax positions in litigation, they might not be sustained by the courts.

As used herein, the term “U.S. Shareholder” means a Shareholder that is, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust that (X) is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code, or (Y) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. A “Non-U.S. Shareholder” is a holder that is not a U.S. Shareholder. If a partnership holds our Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Shares, you should consult your own tax advisor regarding the tax consequences.

EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN SHARES, AS WELL AS ANY APPLICABLE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES, IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

Tax Classification of the Trust and the Fund

The Trust is organized and will be operated as a statutory trust in accordance with the provisions of the Trust Agreement and applicable Delaware law. Notwithstanding the Trust’s status as a statutory trust and the Fund’s status as a series of that Trust, due to the nature of its activities the Fund will be treated as a partnership rather than a trust for U.S. federal income tax purposes. In addition, the trading of Shares on the NYSE Arca will cause the Fund to be classified as a “publicly traded partnership” for federal income tax purposes. Under the Code, a publicly traded partnership is generally taxable as a corporation. In the case of an entity (such as the Fund) not registered under the Investment Company Act of 1940, however, an exception to this general rule applies if at least 90% of the entity’s gross income is “qualifying income” for each taxable year of its existence (the “qualifying income exception”). For this purpose, qualifying income is defined as including, in pertinent part, interest (other than from a financial business), dividends, and gains from the sale or disposition of capital assets held for the production of interest or dividends. In the case of a partnership of which a principal activity is the buying and selling of commodities other than as inventory or of futures, forwards and options with respect to commodities, “qualifying income” also includes income and gains from commodities and from futures, forwards, options, and swaps and other notional principal contracts with respect to commodities. The Trust and the Sponsor have represented the following to Reed Smith:

●	at least 90% of the Fund’s gross income for each taxable year will constitute “qualifying income” within the meaning of Code section 7704 (as described above);

●	the Fund is organized and will be operated in accordance with its governing documents and applicable law; and

●	the Fund has not elected, and will not elect, to be classified as a corporation for U.S. federal income tax purposes.

Based in part on these representations, Reed Smith is of the opinion that the Fund will be treated as a partnership that it is not taxable as a corporation for U.S. federal income tax purposes. The Fund’s taxation as a partnership rather than a corporation will require the Sponsor to conduct the Fund’s business activities in such a manner that it satisfies the requirements of the qualifying income exception on a continuing basis. No assurances can be given that the Fund’s operations for any given year will produce income that satisfies these requirements. Reed Smith will not review the Fund’s ongoing compliance with these requirements and will have no obligation to advise the Trust, the Fund or the Fund’s Shareholders in the event of any subsequent change in the facts, representations or applicable law relied upon in reaching its opinion.

If the Fund failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case, as a condition of relief, the Fund could be required to pay the government amounts determined by the IRS), the Fund would be taxable as a corporation for federal income tax purposes and would pay federal income tax on its income at regular corporate rates. In that event, Shareholders would not report their share of the Fund’s income or loss on their tax returns. Distributions by the Fund (if any) would be treated as ordinary dividend income to the Shareholders to the extent of the Fund’s current and accumulated earnings and profits. Accordingly, if the Fund were to be taxable as a corporation, it would likely have a material adverse effect on the economic return from an investment in the Fund and on the value of the Shares.

The remainder of this summary assumes that the Fund is classified for federal income tax purposes as a partnership that it is not taxable as a corporation.

U.S. Shareholders

Tax Consequences of Ownership of Shares

Taxation of the Fund’s Income. No U.S. federal income tax is paid by the Fund on its income. Instead, the Fund files annual partnership returns, and each U.S. Shareholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss, deductions and credits reflected on such returns. If the Fund recognizes income in the form of interest on Treasury Securities and net capital gains from cash settlement of Corn Interests for a taxable year, Shareholders must report their share of these items even though the Fund makes no distributions of cash or property during the taxable year. Consequently, a Shareholder may be taxable on income or gain recognized by the Fund but receive no cash distribution with which to pay the resulting tax liability, or may receive a distribution that is insufficient to pay such liability. Because the Sponsor currently does not intend to make distributions, it is likely that that a U.S. Shareholder that realizes net income or gain with respect to Shares for a taxable year will be required to pay any resulting tax from sources other than Fund distributions. Additionally, individuals with income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes net income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). Also included as income subject to the additional 3.8% tax is income from businesses involved in the trading of financial instruments or commodities.

Monthly Conventions for Allocations of the Fund’s Profit and Loss and Capital Account Restatements. Under Code section 704, the determination of a partner’s distributive share of any item of income, gain, loss, deduction or credit is governed by the applicable organizational document unless the allocation provided by such document lacks “substantial economic effect.” An allocation that lacks substantial economic effect nonetheless will be respected if it is in accordance with the partners’ interests in the partnership, determined by taking into account all facts and circumstances relating to the economic arrangements among the partners. Subject to the discussion below concerning certain conventions to be used by the Fund, allocations pursuant to the Trust Agreement should be considered as having substantial economic effect or being in accordance with Shareholders’ interests in the Fund.

In situations where a partner’s interest in a partnership is redeemed or sold during a taxable year, the Code generally requires that partnership tax items for the year be allocated to the partner using either an interim closing of the books or a daily proration method. The Fund intends to allocate tax items using an interim closing of the books method under which income, gains, losses and deductions will be determined on a monthly basis, taking into account the Fund’s accrued income and deductions and gains and losses (both realized and unrealized) for the month. The tax items for each month during a taxable year will then be allocated among the holders of Shares in proportion to the number of Shares owned by them as of the close of trading on the last trading day of the preceding month (the “monthly allocation convention”).

Under the monthly allocation convention, an investor who disposes of a Share during the current month will be treated as disposing of the Share as of the end of the last day of the calendar month. For example, an investor who buys a Share on April 10 of a year and sells it on May 20 of the same year will be allocated all of the tax items attributable to May (because it is deemed to hold the Share through the last day of May) but none of those attributable to April. The tax items attributable to that Share for April will be allocated to the person who is the actual or deemed holder of the Share as of the close of trading on the last trading day of March. Under the monthly allocation convention, an investor who purchases and sells a Share during the same month, and therefore does not hold (and is not deemed to hold) the Share at the close of the last trading day of either that month or the previous month, will receive no allocations with respect to that Share for any period. Accordingly, investors may receive no allocations with respect to Shares that they actually held, or may receive allocations with respect to Shares attributable to periods that they did not actually hold the Shares. Investors who hold a Share on the last trading day of the first month of the Fund’s operation will be allocated the tax items for that month, as well as the tax items for the following month, attributable to the Share.

By investing in Shares, a U.S. Shareholder agrees that, in the absence of new legislation, regulatory or administrative guidance, or judicial rulings to the contrary, it will file its U.S. income tax returns in a manner that is consistent with the monthly allocation convention as described above and with the IRS Schedule K-1 or any successor form provided to Shareholders by the Fund or the Trust.

For any month in which a Creation Basket is issued or a Redemption Basket is redeemed, the Fund will credit or debit the “book” capital accounts of existing Shareholders with the amount of any unrealized gain or loss, respectively, on Fund assets. For this purpose, unrealized gain or loss will be computed based on the lowest NAV of the Fund’s assets during the month in which Shares are issued or redeemed, which may be different than the value of the assets on the date of an issuance or redemption. The capital accounts as adjusted in this manner will be used in making tax allocations intended to account for differences between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or outstanding Shares are redeemed (so-called “reverse Code section 704(c) allocations”). The intended effect of these adjustments is to equitably allocate among Shareholders any unrealized appreciation or depreciation in the Fund’s assets existing at the time of a contribution or redemption for book and tax purposes.

As noted above, the conventions used by the Fund in making tax allocations may cause a Shareholder to be allocated more or less income or loss for U.S. federal income tax purposes than its proportionate share of the economic income or loss realized by the Fund during the period it held its Shares. This mismatch between taxable and economic income or loss in some cases may be temporary, reversing itself in a later year when the Shares are sold, but could be permanent. For example, a Shareholder could be allocated income accruing after it sold its Shares, resulting in an increase in the basis of the Shares (see “Tax Basis of Shares” below). In connection with the disposition of the Shares, the additional basis might produce a capital loss the deduction of which may be limited (see “Limitations on Deductibility of Losses and Certain Expenses” below).

Section 754 election. The Fund intends to make the election permitted by section 754 of the Code, which election is irrevocable without the consent of the IRS. The effect of this election is that when a secondary market sale of Shares occurs, the Fund adjusts the purchaser’s proportionate share of the tax basis of the Fund’s assets to fair market value, as reflected in the price paid for the Shares, as if the purchaser had directly acquired an interest in the Fund’s assets. The section 754 election is intended to eliminate disparities between a partner’s basis in its partnership interest and its share of the tax basis of the partnership’s assets, so that the partner’s allocable share of taxable gain or loss on a disposition of an asset will correspond to its share of the appreciation or depreciation in the value of the asset since it acquired its interest. Depending on the price paid for Shares and the tax basis of the Fund’s assets at the time of the purchase, the effect of the section 754 election on a purchaser of Shares may be favorable or unfavorable. In order to make the appropriate basis adjustments in a cost effective manner, the Fund will use certain simplifying conventions and assumptions. In particular, the Fund will obtain information regarding secondary market transactions in its Shares and use this information to make adjustments to the Shareholders’ indirect basis in Fund assets. It is possible the IRS could successfully assert that the conventions and assumptions applied are improper and require different basis adjustments to be made, which could adversely affect some Shareholders.

Section 1256 Contracts. Under the Code, special rules apply to instruments constituting “section 1256 contracts.” A section 1256 contract is defined as including, in relevant part: (1) a futures contract that is traded on or subject to the rules of a national securities exchange which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC, or any other board of trade or exchange designated by the Secretary of the Treasury, and with respect to which the amount required to be deposited and the amount that may be withdrawn depends on a system of “marking to market”; and (2) a non-equity option traded on or subject to the rules of a qualified board or exchange. Section 1256 contracts held at the end of each taxable year are treated as if they were sold for their fair market value on the last business day of the taxable year (i.e., are “marked to market”). In addition, any gain or loss realized from a disposition, termination or marking-to-market of a section 1256 contract is treated as long-term capital gain or loss to the extent of 60% thereof, and as short-term capital gain or loss to the extent of 40% thereof, without regard to the actual holding period (“60-40 treatment”).

Many of the Fund’s Corn Futures Contracts will qualify as “section 1256 contracts” under the Code. Some Other Corn Interests that are cleared through a qualified board or exchange will also constitute section 1256 contracts. Gain or loss recognized as a result of the disposition, termination or marking-to-market of the Fund’s section 1256 contracts during a calendar month will be subject to 60-40 treatment and allocated to Shareholders in accordance with the monthly allocation convention. Under recently enacted legislation, commodity swaps will most likely not qualify as section 1256 contracts. If a commodity swap is not taxable as a section 1256 contract, any gain or loss on the swap will be recognized at the time of disposition or termination as long-term or short-term capital gain or loss depending on the holding period of the swap in the Fund’s hands.

Limitations on Deductibility of Losses and Certain Expenses. A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to Shareholders by the Fund, including but not limited to those described below.

A Shareholder’s deduction of its allocable share of any loss of the Fund is limited to the lesser of (1) the tax basis in its Shares or (2) in the case of a Shareholder that is an individual or a closely held corporation, the amount which the Shareholder is considered to have “at risk” with respect to the Fund’s activities. In general, the amount at risk will be a Shareholder’s invested capital. Losses in excess of the amount at risk must be deferred until years in which the Fund generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.

Individuals and other non-corporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used to offset capital gains in future years. In addition, a non-corporate taxpayer may elect to carry back net losses on section 1256 contracts to each of the three preceding years and use them to offset section 1256 contract gains in those years, subject to certain limitations. Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

Otherwise deductible expenses incurred by non-corporate taxpayers constituting “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), are deductible only to the extent they exceed 2% of the taxpayer’s adjusted gross income for the year. Although the matter is not free from doubt, we believe management fees the Fund pays to the Sponsor and other expenses of the Fund constitute investment-related expenses subject to this miscellaneous itemized deduction limitation, rather than expenses incurred in connection with a trade or business, and will report these expenses consistent with that interpretation. The Code imposes additional limitations on the amount of certain itemized deductions allowable to individuals with adjusted gross income in excess of certain amounts by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

● 3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

● 80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

Non-corporate Shareholders generally may deduct “investment interest expense” only to the extent of their “net investment income.” Investment interest expense of a Shareholder will generally include any interest accrued by the Fund and any interest paid or accrued on direct borrowings by a Shareholder to purchase or carry its Shares, such as interest with respect to a margin account. Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income) less deductible expenses other than interest directly connected with the production of investment income.

To the extent that the Fund allocates losses or expenses to you that must be deferred or are disallowed as a result of these or other limitations in the Code, you may be taxed on income in excess of your economic income or distributions (if any) on your Shares. As one example, you could be allocated and required to pay tax on your share of interest income accrued by the Fund for a particular taxable year, and in the same year allocated a share of a capital loss that you cannot deduct currently because you have insufficient capital gains against which to offset the loss. As another example, you could be allocated and required to pay tax on your share of interest income and capital gain for a year, but be unable to deduct some or all of your share of management fees and/or margin account interest incurred by you with respect to your Shares. Shareholders are urged to consult their own professional tax advisor regarding the effect of limitations under the Code on their ability to deduct your allocable share of the Fund’s losses and expenses.

Tax Basis of Shares

A Shareholder’s tax basis in its Shares is important in determining (1) the amount of taxable gain or loss it will realize on the sale or other disposition of its Shares, (2) the amount of non-taxable distributions that it may receive from the Fund, and (3) its ability to utilize its distributive share of any losses of the Fund on its tax return. A Shareholder’s initial tax basis of its Shares will equal its cost for the Shares plus its share of the Fund’s liabilities (if any) at the time of purchase. In general, a Shareholder’s “share” of those liabilities will equal the sum of (i) the entire amount of any otherwise nonrecourse liability of the Fund as to which the Shareholder or an affiliate of the Shareholder is the creditor (a “partner nonrecourse liability”) and (ii) a pro rata share of any nonrecourse liabilities of the Fund that are not partner nonrecourse liabilities as to any Shareholder.

A Shareholder’s tax basis in its Shares generally will be (1) increased by (a) its allocable share of the Fund’s taxable income and gain and (b) any additional contributions by the Shareholder to the Fund and (2) decreased (but not below zero) by (a) its allocable share of the Fund’s tax deductions and losses and (b) any distributions by the Fund to the Shareholder. For this purpose, an increase in a Shareholder’s share of the Fund’s liabilities will be treated as a contribution of cash by the Shareholder to the Fund and a decrease in that share will be treated as a distribution of cash by the Fund to the Shareholder. Pursuant to certain IRS rulings, a Shareholder will be required to maintain a single, “unified” basis in all Shares that it owns. As a result, when a Shareholder that acquired its Shares at different prices sells less than all of its Shares, such Shareholder will not be entitled to specify particular Shares (e.g., those with a higher basis) as having been sold. Rather, it must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis in its Shares to the Shares sold.

Treatment of Fund Distributions. If the Fund makes non-liquidating distributions to Shareholders, such distributions generally will not be taxable to the Shareholders for federal income tax purposes except to the extent that the sum of (i) the amount of cash and (ii) the fair market value (subject to certain exceptions and adjustments) of marketable securities distributed exceeds the Shareholder’s adjusted basis of its interest in the Fund immediately before the distribution. Any cash distributions in excess of a Shareholder’s tax basis generally will be treated as gain from the sale or exchange of Shares.

Constructive Termination of the Partnership. The Fund will be considered to have been terminated for tax purposes if there is a sale or exchange of 50% or more of the total interests in its Shares within a 12-month period. A termination would result in the closing of the Fund’s taxable year for all Shareholders. In the case of a Shareholder reporting on a taxable year other than a fiscal year ending December 31, the closing of the Fund’s taxable year may result in more than 12 months of our taxable income or loss being includable in its taxable income for the year of termination. We would be required to make new tax elections after a termination. A termination could result in tax penalties for the shareholders if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.

Tax Consequences of Disposition of Shares

If a Shareholder sells its Shares, it will recognize gain or loss equal to the difference between the amount realized and its adjusted tax basis for the Shares sold. A Shareholder’s amount realized will be the sum of the cash or the fair market value of other property received plus its share of any Fund debt outstanding.

Gain or loss recognized by a Shareholder on the sale or exchange of Shares held for more than one year will generally be taxable as long-term capital gain or loss; otherwise, such gain or loss will generally be taxable as short-term capital gain or loss. A special election is available under the Treasury Regulations that allows Shareholders to identify and use the actual holding periods for the Shares sold for purposes of determining whether the gain or loss recognized on a sale of Shares will give rise to long-term or short-term capital gain or loss. It is expected that most Shareholders will be eligible to elect, and generally will elect, to identify and use the actual holding period for Shares sold. If a Shareholder fails to make the election or is not able to identify the holding periods of the Shares sold, the Shareholder will have a split holding period in the Shares sold. Under such circumstances, a Shareholder will be required to determine its holding period in the Shares sold by first determining the portion of its entire interest in the Fund that would give rise to long-term capital gain or loss if its entire interest were sold and the portion that would give rise to short-term capital gain or loss if the entire interest were sold. The Shareholder would then treat each Share sold as giving rise to long-term capital gain or loss and short-term capital gain or loss in the same proportions as if it had sold its entire interest in the Fund.

Under Section 751 of the Code, a portion of a Shareholder’s gain or loss from the sale of Shares (regardless of the holding period for such Shares), will be separately computed and taxed as ordinary income or loss to the extent attributable to “unrealized receivables” or “inventory” owned by the Fund. The term “unrealized receivables” includes, among other things, market discount bonds and short-term debt instruments to the extent such items would give rise to ordinary income if sold by the Fund. However, the short term capital gain on section 1256 contracts resulting from 60-40 treatment, described above, should not be subject to this rule.

If some or all of a Shareholder’s Shares are lent by its broker or other agent to a third party — for example, for use by the third party in covering a short sale — the Shareholder may be considered as having made a taxable disposition of the loaned Shares, in which case —

●	the Shareholder may recognize taxable gain or loss to the same extent as if it had sold the Shares for cash;

●	any of the income, gain, loss or deduction allocable to those Shares during the period of the loan is not reportable by the Shareholder for tax purposes; and

●	any distributions the Shareholder receives with respect to the Shares under the loan agreement will be fully taxable to the Shareholder, most likely as ordinary income.

Shareholders desiring to avoid these and other possible consequences of a deemed disposition of their Shares should consider modifying any applicable brokerage account agreements to prohibit the lending of their Shares.

Other Tax Matters

Information Reporting. The Fund provides tax information to the Shareholders and to the IRS, as needed. Shareholders of the Fund are treated as partners for federal income tax purposes. Accordingly, the Fund will furnish Shareholders each year, as needed, with tax information on IRS Schedule K-1 (Form 1065), which will be used by the Shareholders in completing their tax returns. The IRS has ruled that assignees of partnership interests who have not been admitted to a partnership as partners but who have the capacity to exercise substantial dominion and control over the assigned partnership interests will be considered partners for federal income tax purposes. On the basis of this ruling, except as otherwise provided herein, we will treat as a Shareholder any person whose shares are held on their behalf by a broker or other nominee if that person has the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of the Shares.

Persons who hold an interest in the Fund as a nominee for another person are required to furnish to us the following information: (1) the name, address and taxpayer identification number of the beneficial owner and the nominee; (2) whether the beneficial owner is (a) a person that is not a U.S. person, (b) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (c) a tax-exempt entity; (3) the number and a description of Shares acquired or transferred for the beneficial owner; and (4) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and certain information on Shares they acquire, hold or transfer for their own account. A penalty of $100 per failure, up to a maximum of $1,500,000 per calendar year, is imposed by the Code for failure to report such information correctly to the Fund. If the failure to furnish such information correctly is determined to be willful, the per failure penalty increases to $250 or, if greater, 10% of the aggregate amount of items required to be reported, and the $1,500,000 maximum does not apply. The nominee is required to supply the beneficial owner of the Shares with the information furnished to the Fund.

Partnership Audit Procedures. The IRS may audit the federal income tax returns filed by the Fund. Adjustments resulting from any such audit may require a Shareholder to adjust a prior year’s tax liability and could result in an audit of the Shareholder’s own return. Any audit of a Shareholder’s return could result in adjustments of non-partnership items as well as Fund items. Partnerships are generally treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS, and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the partners. The Code provides for one partner to be designated as the “tax matters partner” and to represent the partnership purposes of these proceedings. The Trust Agreement appoints the Sponsor as the tax matters partner of the Fund.

The recently-enacted Bipartisan Budget Act of 2015 adopts a new partnership-level audit and assessment procedure for all entities treated as partnerships for U.S. federal income tax purposes. These new rules generally apply to partnership taxable years beginning after December 31, 2017. Under these rules, tax deficiencies (including interest and penalties) that arise from an adjustment to partnership items generally would be assessed and collected from the partnership (rather than from the partners), and generally would be calculated using maximum applicable tax rates (although such partnership level tax may be reduced or eliminated under limited circumstances). A narrow category of partnerships (generally, partnerships having no more than 100 partners that consist exclusively of individuals, C corporations, S corporations and estates) are permitted to elect out of the new partnership-level audit rules. As an alternative to partnership-level tax liability, a partnership may elect to furnish adjusted Schedule K-1s to the IRS and to each person who was a partner in the audit year, stating such partner’s share of any partnership adjustments, and each such partner would then take the adjustments into account on its tax returns in the year in which it receives its adjusted Schedule K-1 (rather than by amending their tax returns for the audited year). If the Fund were subject to a partnership level tax as a result of these new rules, the return of all Shareholders (including Shareholders that did not own Shares in the Fund during the taxable year to which the audit relates) may be affected.

To address these new rules, the Sponsor intends to amend the Trust Agreement so that if the Fund becomes subject to any tax as a result of any adjustment to taxable income, gain, loss, deduction or credit for any taxable year of the Fund (pursuant to a tax audit or otherwise), such Shareholder (and each former Shareholder) is obligated to indemnify the Fund and the Sponsor against any such taxes (including any interest and penalties) to the extent such tax (or portion thereof) is properly attributable to such Shareholder (or former Shareholder). In addition, the Sponsor, on behalf of the Fund, will be authorized to take any action permitted under applicable law to avoid the assessment of any such taxes against the Fund (including an election to issue adjusted Schedule K-1s to the Shareholders (and/or former Shareholders) which takes such adjustments to taxable income, gain, loss, deduction or credit into account.

Reportable Transaction Rules. In certain circumstances the Code and Treasury Regulations require that the IRS be notified of transactions through a disclosure statement attached to a taxpayer’s United States federal income tax return. These disclosure rules may apply to transactions irrespective of whether they are structured to achieve particular tax benefits. They could require disclosure by the Trust or Shareholders if a Shareholder incurs a loss in excess of a specified threshold from a sale or redemption of its Shares and possibly in other circumstances. While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally a basis equal to the amount of cash paid by the taxpayer for such asset), they apply to a loss recognized with respect to interests in a pass-through entity, such as the Shares, even if the taxpayer’s basis in such interests is equal to the amount of cash it paid. In addition, significant monetary penalties may be imposed in connection with a failure to comply with these reporting requirements. Investors should consult their own tax advisor concerning the application of these reporting requirements to their specific situation.

Tax-Exempt Organizations. Subject to numerous exceptions, qualified retirement plans and individual retirement accounts, charitable organizations and certain other organizations that otherwise are exempt from U.S. federal income tax (collectively “exempt organizations”) nonetheless are subject to the tax on unrelated business taxable income (“UBTI”). Generally, UBTI means the gross income derived by an exempt organization from a trade or business that it regularly carries on, the conduct of which is not substantially related to the exercise or performance of its exempt purpose or function, less allowable deductions directly connected with that trade or business. If the Fund were to regularly carry on (directly or indirectly) a trade or business that is unrelated with respect to an exempt organization Shareholder, then in computing its UBTI, the Shareholder must include its share of (1) the Fund’s gross income from the unrelated trade or business, whether or not distributed, and (2) the Fund’s allowable deductions directly connected with that gross income.

UBTI generally does not include dividends, interest, or payments with respect to securities loans and gains from the sale of property (other than property held for sale to customers in the ordinary course of a trade or business). Nonetheless, income on, and gain from the disposition of, “debt-financed property” is UBTI. Debt-financed property generally is income-producing property (including securities), the use of which is not substantially related to the exempt organization’s tax-exempt purposes, and with respect to which there is “acquisition indebtedness” at any time during the taxable year (or, if the property was disposed of during the taxable year, the 12-month period ending with the disposition). Acquisition indebtedness includes debt incurred to acquire property, debt incurred before the acquisition of property if the debt would not have been incurred but for the acquisition, and debt incurred subsequent to the acquisition of property if the debt would not have been incurred but for the acquisition and at the time of acquisition the incurrence of debt was foreseeable. The portion of the income from debt-financed property attributable to acquisition indebtedness is equal to the ratio of the average outstanding principal amount of acquisition indebtedness over the average adjusted basis of the property for the year. The Fund currently does not anticipate that it will borrow money to acquire investments; however, the Fund cannot be certain that it will not borrow for such purpose in the future. In addition, an exempt organization Shareholder that incurs acquisition indebtedness to purchase its Shares in the Fund may have UBTI.

The federal tax rate applicable to an exempt organization Shareholder on its UBTI generally will be either the corporate or trust tax rate, depending upon the Shareholder’s form of organization. The Fund may report to each such Shareholder information as to the portion, if any, of the Shareholder’s income and gains from the Fund for any year that will be treated as UBTI; the calculation of that amount is complex, and there can be no assurance that the Fund’s calculation of UBTI will be accepted by the IRS. An exempt organization Shareholder will be required to make payments of estimated federal income tax with respect to its UBTI.

Regulated Investment Companies. Interests in and income from “qualified publicly traded partnerships” satisfying certain gross income tests are treated as qualifying assets and income, respectively, for purposes of determining eligibility for regulated investment company (“RIC”) status. A RIC may invest up to 25% of its assets in interests in a qualified publicly traded partnership. The determination of whether a publicly traded partnership such as the Fund is a qualified publicly traded partnership is made on an annual basis. The Fund expects to be a qualified publicly traded partnership in each of its taxable years. However, such qualification is not assured.

Non-U.S. Shareholders

Generally, non-U.S. persons who derive U.S. source income or gain from investing or engaging in a U.S. business are taxable on two categories of income. The first category consists of amounts that are fixed or determinable, annual or periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business (“FDAP”). The second category is income that is effectively connected with the conduct of a U.S. trade or business (“ECI”). FDAP income (other than interest that is considered “portfolio interest;” as discussed below) is generally subject to a 30% withholding tax, which may be reduced for certain categories of income by a treaty between the U.S. and the recipient’s country of residence. In contrast, ECI is generally subject to U.S. tax on a net basis at graduated rates upon the filing of a U.S. tax return. Where a non-U.S. person has ECI as a result of an investment in a partnership, the ECI is currently subject to a withholding tax at a rate of 39.6% for individual Shareholders and a rate of 35% for corporate Shareholders. The tax withholding on ECI, which is the highest tax rate under Code section 1 for non-corporate Non-U.S. Shareholders and Code section 11(b) for corporate Non-U.S. Shareholders, may increase in future tax years if tax rates increase from their current levels.

Withholding on Allocations and Distributions. The Code provides that a non-U.S. person who is a partner in a partnership that is engaged in a U.S. trade or business during a taxable year will also be considered to be engaged in a U.S. trade or business during that year. Classifying an activity by a partnership as an investment or an operating business is a factual determination. Under certain safe harbors in the Code, an investment fund whose activities consist of trading in stocks, securities, or commodities for its own account generally will not be considered to be engaged in a U.S. trade or business unless it is a dealer is such stocks, securities, or commodities. This safe harbor applies to investments in commodities only if the commodities are of a kind customarily dealt in on an organized commodity exchange and if the transaction is of a kind customarily consummated at such place. Although the matter is not free from doubt, the Fund believes that the activities directly conducted by the Fund do not result in the Fund being engaged in a trade or business within in the United States. However, there can be no assurance that the IRS would not successfully assert that the Fund’s activities constitute a U.S. trade or business.

In the event that the Fund’s activities were considered to constitute a U.S. trade or business, the Fund would be required to withhold at the highest rate specified in Code section 1 (currently 39.6%) on allocations of our income to non-corporate Non-U.S. Shareholders and the highest rate specified in Code section 11(b) (currently 35%) on allocations of our income to corporate Non-U.S. Shareholders, when such income is distributed. A Non-U.S. Shareholder with ECI will generally be required to file a U.S. federal income tax return, and the return will provide the Non-U.S. Shareholder with the mechanism to seek a refund of any withholding in excess of such Shareholder’s actual U.S. federal income tax liability. Any amount withheld by the Fund will be treated as a distribution to the Non-U.S. Shareholder to the extent possible. In some cases, the Fund may not be able to match the economic cost of satisfying its withholding obligations to a particular Non-U.S. Shareholder, which may result in said cost being borne by the Fund, generally, and accordingly, by all Shareholders.

If the Fund is not treated as engaged in a U.S. trade or business, a Non-U.S. Shareholder may nevertheless be treated as having FDAP income, which would be subject to a 30% withholding tax (possibly subject to reduction by treaty), with respect to some or all of its distributions from the Fund or its allocable share of Fund income. Amounts withheld on behalf of a Non-U.S. Shareholder will be treated as being distributed to such Shareholder.

To the extent any interest income allocated to a Non-U.S. Shareholder that otherwise constitutes FDAP is considered “portfolio interest,” neither the allocation of such interest income to the non-U.S. Shareholder nor a subsequent distribution of such interest income to the non-U.S. Shareholder will be subject to withholding, provided that the Non-U.S. Shareholder is not otherwise engaged in a trade or business in the U.S. and provides the Fund with a timely and properly completed and executed IRS Form W-8BEN or other applicable form. In general, portfolio interest is interest paid on debt obligations issued in registered form, unless the recipient owns 10% or more of the voting power of the issuer.

The Trust expects that most of the Fund’s interest income will qualify as portfolio interest. In order for the Fund to avoid withholding on any interest income allocable to Non-U.S. Shareholders that would qualify as portfolio interest, it will be necessary for all Non-U.S. Shareholders to provide the Fund with a timely and properly completed and executed Form W-8BEN (or other applicable form).

Gain from Sale of Shares. Gain from the sale or exchange of Shares may be taxable to a Non-U.S. Shareholder if the Non-U.S. Shareholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year. In such case, the nonresident alien individual will be subject to a 30% withholding tax on the amount of such individual’s gain.

Foreign Account Tax Compliance Act. Recently enacted legislation that became effective after June 30, 2014, generally imposes a 30% U.S. withholding tax on payments of certain types of income to foreign financial institutions that fail to enter into an agreement with the United States Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners). The types of income subject to the tax include U.S.-source interest and dividends and the gross proceeds from the sale of any property that could produce U.S.-source interest or dividends. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% U.S. withholding tax on payments to foreign entities that are not financial institutions unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. As these provisions become effective, depending on the status of a Non-U.S. Shareholder and the status of the intermediaries through which it holds Shares, a Non-U.S. Shareholder could be subject to this 30% U.S. withholding tax with respect to distributions on its Shares and proceeds from the sale of its Shares. Under certain circumstances, a Non-U.S. Shareholder may be eligible for a refund or credit of such taxes.

Prospective Non-U.S. Shareholders should consult their own tax advisor regarding these and other tax issues unique to Non-U.S. Shareholders.

Backup Withholding

The Fund may be required to withhold U.S. federal income tax (“backup withholding”) from payments to: (1) any Shareholder who fails to furnish the Fund with his, her or its correct taxpayer identification number or a certificate that the Shareholder is exempt from backup withholding, and (2) any Shareholder with respect to whom the IRS notifies the Fund that the Shareholder is subject to backup withholding. Backup withholding is not an additional tax and may be returned or credited against a taxpayer’s regular federal income tax liability if appropriate information is provided to the IRS. The backup withholding rate is the fourth lowest rate applicable to individuals under Code section 1(c), and may increase in future tax years.

Other Tax Considerations

In addition to federal income taxes, Shareholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which the Fund does business or owns property or where the Shareholders reside. Although an analysis of those various taxes is not presented here, each prospective Shareholder should consider their potential impact on its investment in the Fund. It is each Shareholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns. Reed Smith has not provided an opinion concerning any aspects of state, local or foreign tax or U.S. federal tax other than those U.S. federal income tax issues discussed herein.

Investment By ERISA Accounts

General

Most employee benefit plans and individual retirement accounts (“IRAs”) are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code, or both. This section discusses certain considerations that arise under ERISA and the Code that a fiduciary of: (i) an employee benefit plan as defined in ERISA; (ii) a plan as defined in Section 4975 of the Code; or (iii) any collective investment vehicle, business trust, investment partnership, pooled separate account or other entity the assets of which are treated as comprised (at least in part) of “plan assets” under the ERISA “plan assets” rules (“plan asset entity”) who has investment discretion should take into account before deciding to invest the plan’s assets in the Fund. Employee benefit plans under ERISA, plans under the Code and plan asset entities are collectively referred to below as “plans,” and fiduciaries with investment discretion are referred to below as “plan fiduciaries.”

This summary is based on the provisions of ERISA and the Code as of the date hereof. This summary is not intended to be complete, but only to address certain questions under ERISA and the Code likely to be raised by your advisors. The summary does not include state or local law.

Potential plan investors are urged to consult with their own professional advisors concerning the appropriateness of an investment in the Fund and the manner in which Shares should be purchased.

Special Investment Considerations

Each plan fiduciary must consider the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund would play in the plan’s overall investment portfolio. Each plan fiduciary, before deciding to invest in the Fund, must be satisfied that the investment is prudent for the plan, that the investments of the plan are diversified so as to minimize the risk of large losses, and that an investment in the Fund complies with the terms of the plan.

The Fund and Plan Assets

A regulation issued under ERISA contains rules for determining when an investment by a plan in an equity interest of a statutory trust will result in the underlying assets of the statutory trust being deemed plan assets for purposes of ERISA and Section 4975 of the Code. Those rules provide that assets of a statutory trust will not be plan assets of a plan that purchases an equity interest in the statutory trust if the equity interest purchased is a publicly-offered security. If the underlying assets of a statutory trust are considered to be assets of any plan for purposes of ERISA or Section 4975 of the Code, the operations of that trust would be subject to and, in some cases, limited by the provisions of ERISA and Section 4975 of the Code.

The publicly-offered security exception described above applies if the equity interest is a security that is:

(1)          freely transferable (determined based on the relevant facts and circumstances);

(2)          part of a class of securities that is widely held (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

(3)          either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to the plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The plan asset regulations under ERISA state that the determination of whether a security is freely transferable is to be made based on all the relevant facts and circumstances. In the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (1) a requirement that no transfer or assignment of the security or rights relating to the security be made that would violate any federal or state law; and (2) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security.

The Sponsor believes that the conditions described above are satisfied with respect to the Shares. The Sponsor believes that the Shares therefore constitute publicly-offered securities, and the underlying assets of the Fund should not be considered to constitute plan assets of any plan that purchases Shares.

Prohibited Transactions

ERISA and the Code generally prohibit certain transactions involving a plan and persons who have certain specified relationships to the plan. In general, Shares may not be purchased with the assets of a plan if the Sponsor, the clearing brokers, the trading advisors (if any), or any of their affiliates, agents or employees either:

●          exercise any discretionary authority or discretionary control with respect to management of the plan;

●          exercise any authority or control with respect to management or disposition of the assets of the plan;

●          render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the plan;

●          have any authority or responsibility to render investment advice with respect to any monies or other property of the plan; or

●          have any discretionary authority or discretionary responsibility in the administration of the plan.

Also, a prohibited transaction may occur under ERISA or the Code when circumstances indicate that (1) the investment in Shares is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (2) the investment in Shares constitutes an arrangement under which the Fund is expected to engage in transactions that would otherwise be prohibited if entered into directly by the plan purchasing the Shares, (3) the investing plan, by itself, has the authority or influence to cause the Fund to engage in such transactions, or (4) a person who is prohibited from transacting with the investing plan may, but only with the aid of certain of its affiliates and the investing plan, cause the Fund to engage in such transactions with such person.

Special IRA Rules

IRAs are not subject to ERISA’s fiduciary standards, but are subject to their own rules, including the prohibited transaction rules of Section 4975 of the Code, which generally mirror ERISA’s prohibited transaction rules. For example, IRAs are subject to special custody rules and must maintain a qualifying IRA custodial arrangement separate and distinct from the Fund and its custodial arrangement. If a separate qualifying custodial arrangement is not maintained, an investment in the Shares will be treated as a distribution from the IRA. Second, IRAs are prohibited from investing in certain commingled investments, and the Sponsor makes no representation regarding whether an investment in Shares is an inappropriate commingled investment for an IRA. Third, in applying the prohibited transaction provisions of Section 4975 of the Code, in addition to the rules summarized above, the individual for whose benefit the IRA is maintained is also treated as the creator of the IRA. For example, if the owner or beneficiary of an IRA enters into any transaction, arrangement, or agreement involving the assets of his or her IRA to benefit the IRA owner or beneficiary (or his or her relatives or business affiliates) personally, or with the understanding that such benefit will occur, directly or indirectly, such transaction could give rise to a prohibited transaction that is not exempted by any available exemption. Moreover, in the case of an IRA, the consequences of a non-exempt prohibited transaction are that the IRA’s assets will be treated as if they were distributed, causing immediate taxation of the assets (including any early distribution penalty tax applicable under Section 72 of the Code), in addition to any other fines or penalties that may apply.

Exempt Plans

Certain employee benefit plans may be governmental plans or church plans. Governmental plans and church plans are generally not subject to ERISA, nor do the prohibited transaction provisions described above apply to them. These plans are, however, subject to prohibitions against certain related-party transactions under Section 503 of the Code, which are similar to the prohibited transaction rules described above. In addition, the fiduciary of any governmental or church plan must consider any applicable state or local laws and any restrictions and duties of common law imposed upon the plan.

No view is expressed as to whether an investment in the Fund (and any continued investment in the Fund), or the operation and administration of the fund, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local or other law relating to that type of plan.

Allowing an investment in the Fund is not to be construed as a representation by the Trust, the Fund, the Sponsor, any trading advisor, any clearing broker, the Distributor or legal counsel or other advisors to such parties or any other party that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any such particular plan. The person with investment discretion should consult with the plan’s attorney and financial advisors as to the propriety of an investment in the Fund in light of the circumstances of the particular plan, current tax law and ERISA.

INCORPORATION BY REFERENCE OF CERTAIN INFORMATION

We are a reporting company and file annual, quarterly and current reports and other information with the SEC. The rules of the SEC allow us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC and any future filings that we make with the SEC under Section 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (in each case other than those documents or portions of those documents not deemed to have been filed in accordance with SEC rules) between the date of this prospectus and the termination of the offering of the securities to be issued under the registration statement:

● our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 16, 2017;

● our Current Report on Form 8-K filed with the SEC on April 7, 2017.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person to whom a prospectus is delivered, including any beneficial owner, a copy of any document incorporated by reference in the prospectus (excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in that document) at no cost, upon written or oral request at the following address or telephone number:

Teucrium Corn Fund
Attention: Barbara Riker
232 Hidden Lake Road, Building A
Brattleboro, Vermont 05301
(802) 257-1617

Our Internet website is www.teucriumcornfund.com. We make our electronic filings with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports available on our website free of charge as soon as practicable after we file or furnish them with the SEC. The information contained on our website is not incorporated by reference in this prospectus and should not be considered a part of this prospectus.

INFORMATION YOU SHOULD KNOW

This prospectus contains information you should consider when making an investment decision about the Shares. You should rely only on the information contained in this prospectus or any applicable prospectus supplement. None of the Trust, the Fund or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this prospectus was obtained from us and other sources believed by us to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “prospectus,” we are referring to this prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed on behalf of the Fund a registration statement with the SEC under the 1933 Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust, the Fund or the Shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address. Information about the Trust, the Fund and the Shares can also be obtained from the Fund’s website, which is www.teucriumcornfund.com. The Fund’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act. The Sponsor will file an updated prospectus annually for the Fund pursuant to the 1933 Act. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, DC 20549 and online at www.sec.gov, which is the Internet site maintained by the SEC that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

APPENDIX A

Glossary of Defined Terms

In this prospectus, each of the following terms have the meanings set forth after such term:

Administrator: U.S. Bancorp Fund Services

Authorized Purchaser: One that purchases or redeems Creation Baskets or Redemption Baskets, respectively, from or to the Fund.

Benchmark: A weighted average of daily changes in the closing settlement prices of (1) the second-to-expire Corn Futures Contract traded on the CBOT, weighted 35%, (2) the third-to-expire CBOT Corn Futures Contract, weighted 30%, and (3) the CBOT Corn Futures Contract expiring in the December following the expiration month of third-to-expire contract, weighted 35%.

Benchmark Component Futures Contracts: The three Corn Futures Contracts that at any given time make up the Benchmark.

Business Day: Any day other than a day when any of the NYSE Arca, the CBOT or the New York Stock Exchange is closed for regular trading.

CFTC: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

Chicago Board of Trade (CBOT): The primary exchange on which Corn Futures Contracts are traded in the U.S. The Fund expressly disclaims any association with the CBOT or endorsement of the Fund by the CBOT and acknowledges that “CBOT” and “Chicago Board of Trade” are registered trademarks of such exchange. The CBOT is part of the CME Group.

Code: Internal Revenue Code.

Commodity Pool: An enterprise in which several individuals contribute funds in order to trade futures contracts or options on futures contracts collectively.

Commodity Pool Operator or CPO: Any person engaged in a business which is of the nature of an investment trust, syndicate, or similar enterprise, and who, in connection therewith, solicits, accepts, or receives from others, funds, securities, or property, either directly or through capital contributions, the sale of stock or other forms of securities, or otherwise, for the purpose of trading in any swap or commodity for future delivery or commodity option on or subject to the rules of any contract market.

Corn Futures Contracts: Futures contracts for corn that are traded on the CBOT or foreign exchanges.

Corn Interests: Corn Futures Contract and Other Corn Interests.

Creation Basket: A block of 25,000 Shares used by the Fund to issue Shares.

Custodian: U.S. Bank, N.A.

DTC: The Depository Trust Company. DTC will act as the securities depository for the Shares.

DTC Participant: An entity that has an account with DTC.

Exchange Act: The Securities Exchange Act of 1934.

Exchange for Related Position: A privately negotiated and simultaneous exchange of a futures contract position for a swap or other over-the-counter instrument on the corresponding commodity.

FINRA: Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.

Indirect Participants: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

Limited Liability Company (LLC): A type of business ownership combining several features of corporation and partnership structures.

Margin: The amount of equity required for an investment in futures contracts.

NAV: Net Asset Value of the Fund.

NFA: National Futures Association.

NSCC: National Securities Clearing Corporation.

1933 Act: The Securities Act of 1933.

Option: The right, but not the obligation, to buy or sell a futures contract or forward contract at a specified price on or before a specified date.

Other Corn Interests: Other corn-related investments such as options on Corn Futures Contracts, swaps agreements and forward contracts relating to corn, and over-the-counter transactions that are based on the price of corn, Corn Futures Contracts and indices based on the foregoing.

Over-the-Counter Derivative: A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities, or some other benchmark, that is traded over-the-counter or off organized exchanges.

Redemption Basket: A block of 25,000 Shares used by the Fund to redeem Shares.

SEC: Securities and Exchange Commission.

Secondary Market: The stock exchanges and the over-the-counter market. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issues trade in these secondary markets.

Shareholders: Holders of Shares.

Shares: Common units representing fractional undivided beneficial interests in the Fund.

Sponsor: Teucrium Trading, LLC, a Delaware limited liability company, which is registered as a Commodity Pool Operator, who controls the investments and other decisions of the Fund.

Spot Contract: A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement.

Swap Agreement: An over-the-counter derivative that generally involves an exchange of a stream of payments between the contracting parties based on a notional amount and a specified index.

Tracking Error: Possibility that the daily NAV of the Fund will not track the Benchmark.

Treasury Securities: Obligations of the U.S. government with remaining maturities of 2 years or less.

Trust Agreement: The Second Amended and Restated Declaration of Trust and Trust Agreement of the Trust effective as of October 21, 2010.

Valuation Day: Any day as of which the Fund calculates its NAV.

You: The owner of Shares.

STATEMENT OF ADDITIONAL INFORMATION

TEUCRIUM CORN FUND

This statement of additional information is the second part of a two part document. The first part is the Fund’s disclosure document. The disclosure document and this statement of additional information are bound together, and both parts contain important information. This statement of additional information should be read in conjunction with the disclosure document. To obtain a copy of the disclosure document without charge, call the Fund at (802) 257-1617. Before you decide whether to invest, you should read the entire prospectus carefully and consider the risk factors beginning on page 20.

This statement of additional information and accompanying disclosure document are both dated May 1, 2017.

TEUCRIUM CORN FUND
TABLE OF CONTENTS

Commodity Market Participants

The two broad classes of persons who trade commodities are hedgers and speculators. Hedgers include financial institutions that manage or deal in interest rate-sensitive instruments, foreign currencies or stock portfolios, and commercial market participants, such as farmers and manufacturers, that market or process commodities. Hedging is a protective procedure designed to effectively lock in prices that would otherwise change due to an adverse movement in the price of the underlying commodity, such as the adverse price movement between the time a merchandiser or processor enters into a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. For example, if a hedger contracts to physically sell the commodity at a future date, he may simultaneously buy a futures or forward contract for the necessary equivalent quantity of the commodity. At the time for performance of the physical contract, the hedger may accept delivery under his futures contract and sell the commodity quantity as required by the physical contract or he may buy the actual commodity, sell it under the physical contract and close out his futures contract position by making an offsetting sale.

The Commodity Interest markets enable the hedger to shift the risk of price fluctuations. The usual objective of the hedger is to protect the profit that he expects to earn from farming, merchandising, or processing operations rather than to profit from his trading. However, at times the impetus for a hedge transaction may result in part from speculative objectives and hedgers can end up paying higher prices than they would have if they did not enter into a Commodity Interest transaction if current market prices are lower than the locked-in price.

Unlike the hedger, the speculator generally expects neither to make nor take delivery of the underlying commodity. Instead, the speculator risks his capital with the hope of making profits from price fluctuations in the commodities. The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid. Speculators rarely make or take delivery of the underlying commodity; rather they attempt to close out their positions prior to the delivery date. A speculator who takes a long position generally will make a profit if the price of the underlying commodity goes up and incur a loss if the price of the underlying commodity goes down, while a speculator who takes a short position generally will make a profit if the price of the underlying commodity goes down and incur a loss if the price of the underlying commodity goes up.

Regulation

The two broad classes of persons who trade commodities are hedgers and speculators. Hedgers include financial institutions that manage or deal in interest rate-sensitive instruments, foreign currencies or stock portfolios, and commercial market participants, such as farmers and manufacturers, that market or process commodities. Hedging is a protective procedure designed to effectively lock in prices that would otherwise change due to an adverse movement in the price of the underlying commodity, such as, the adverse price movement between the time a merchandiser or processor enters into a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. For example, if a hedger contracts to physically sell the commodity at a future date, he may simultaneously buy a futures or forward contract for the necessary equivalent quantity of the commodity. At the time for performance of the physical contract, the hedger may accept delivery under his futures contract and sell the commodity quantity as required by the physical contract or he may buy the actual commodity, sell it under the physical contract and close out his futures contract position by making an offsetting sale.

The Commodity Interest markets enable the hedger to shift the risk of price fluctuations. The usual objective of the hedger is to protect the profit that he expects to earn from farming, merchandising, or processing operations rather than to profit from his trading. However, at times the impetus for a hedge transaction may result in part from speculative objectives and hedgers can end up paying higher prices than they would have if they did not enter into a Commodity Interest transaction if current market prices are lower than the locked-in price.

Unlike the hedger, the speculator generally expects neither to make nor take delivery of the underlying commodity. Instead, the speculator risks his capital with the hope of making profits from price fluctuations in the commodities. The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid. Speculators rarely make or take delivery of the underlying commodity; rather they attempt to close out their positions prior to the delivery date. A speculator who takes a long position generally will make a profit if the price of the underlying commodity goes up and incur a loss if the price of the underlying commodity goes down, while a speculator who takes a short position generally will make a profit if the price of the underlying commodity goes down and incur a loss if the price of the underlying commodity goes up.

The regulation of futures markets, futures contracts, and futures exchanges has historically been comprehensive. The CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency including, for example, the retroactive implementation of speculative position limits, increased margin requirements, the establishment of daily price limits and the suspension of trading on an exchange or trading facility.

Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. At the present time, the NFA is the only self-regulatory organization for commodity interest professionals, other than futures exchanges. The CFTC has delegated to the NFA responsibility for the registration of CPOs and FCMs and their respective associated persons. The Sponsor and the Fund’s clearing broker are members of the NFA. As such, they will be subject to NFA standards relating to fair trade practices, financial condition and consumer protection. The NFA also arbitrates disputes between members and their customers and conducts registration and fitness screening of applicants for membership and audits of its existing members. Neither the Trust nor the Funds are required to become a member of the NFA. The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools that are publicly distributed in the United States. There is a possibility of future regulatory changes within the United States altering, perhaps to a material extent, the nature of an investment in the Fund, or the ability of a Fund to continue to implement its investment strategy. In addition, various national governments outside of the United States have expressed concern regarding the disruptive effects of speculative trading in the commodities markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Funds is impossible to predict but could be substantial and adverse.

The CFTC possesses exclusive jurisdiction to regulate the activities of commodity pool operators and commodity trading advisors with respect to “commodity interests,” such as futures and swaps and options, and has adopted regulations with respect to the activities of those persons and/or entities. Under the Commodity Exchange Act (“CEA”), a registered commodity pool operator, such as the Sponsor, is required to make annual filings with the CFTC and the NFA describing its organization, capital structure, management and controlling persons. In addition, the CEA authorizes the CFTC to require and review books and records of, and documents prepared by, registered commodity pool operators. Pursuant to this authority, the CFTC requires commodity pool operators to keep accurate, current and orderly records for each pool that they operate. The CFTC may suspend the registration of a commodity pool operator (1) if the CFTC finds that the operator’s trading practices tend to disrupt orderly market conditions, (2) if any controlling person of the operator is subject to an order of the CFTC denying such person trading privileges on any exchange, and (3) in certain other circumstances. Suspension, restriction or termination of the Sponsor’s registration as a commodity pool operator would prevent it, until that registration were to be reinstated, from managing the Fund, and might result in the termination of the Fund if a successor sponsor is not elected pursuant to the Trust Agreement. Neither the Trust nor the Fund is required to be registered with the CFTC in any capacity.

The Fund’s investors are afforded prescribed rights for reparations under the CEA. Investors may also be able to maintain a private right of action for violations of the CEA. The CFTC has adopted rules implementing the reparation provisions of the CEA, which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEA against a floor broker or an FCM, introducing broker, commodity trading advisor, CPO, and their respective associated persons.

The regulations of the CFTC and the NFA prohibit any representation by a person registered with the CFTC or by any member of the NFA, that registration with the CFTC, or membership in the NFA, in any respect indicates that the CFTC or the NFA has approved or endorsed that person or that person’s trading program or objectives. The registrations and memberships of the parties described in this summary must not be considered as constituting any such approval or endorsement. Likewise, no futures exchange has given or will give any similar approval or endorsement.

Trading venues in the United States are subject to varying degrees of regulation under the CEA depending on whether such exchange is a designated contract market (i.e. a futures exchange) or a swap execution facility. Clearing organizations are also subject to the CEA and the rules and regulations adopted thereunder as administered by the CFTC. The CFTC’s function is to implement the CEA’s objectives of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity interest markets. In addition, the various exchanges and clearing organizations themselves as self-regulatory organizations exercise regulatory and supervisory authority over their member firms.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was enacted in response to the economic crisis of 2008 and 2009 and it significantly altered the regulatory regime to which the securities and commodities markets are subject. To date, the CFTC has issued proposed or final versions of almost all of the rules it is required to promulgate under the Dodd-Frank Act, and it continues to issue proposed versions of additional rules that it has authority to promulgate. Provisions of the new law include the requirement that position limits be established on a wide range of commodity interests, including agricultural, energy, and metal-based commodity futures contracts, options on such futures contracts and uncleared swaps that are economically equivalent to such futures contracts and options (“Reference Contracts”); new registration and recordkeeping requirements for swap market participants; capital and margin requirements for “swap dealers” and “major swap participants,” as determined by the new law and applicable regulations; reporting of all swap transactions to swap data repositories; and the mandatory use of clearinghouse mechanisms for sufficiently standardized swap transactions that were historically entered into in the over-the-counter market, but are now designated as subject to the clearing requirement; and margin requirements for over-the-counter swaps that are not subject to the clearing requirements.

In addition, considerable regulatory attention has recently been focused on non-traditional publicly distributed investment pools such as the Fund. Furthermore, various national governments have expressed concern regarding the disruptive effects of speculative trading in certain commodity markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Funds is impossible to predict, but could be substantial and adverse.

The Dodd-Frank Act was intended to reduce systemic risks that may have contributed to the 2008/2009 financial crisis. Since the first draft of what became the Dodd-Frank Act, opponents have criticized the broad scope of the legislation and, in particular, the regulations implemented by federal agencies as a result. Since 2010, and most notably in 2015 and 2016, Republicans have proposed comprehensive legislation both in the House and the Senate of the US Congress. These bills are intended to pare back some of the provisions of the Dodd-Frank Act of 2010 that critics view as overly broad, unnecessary to the stability of the U.S. financial system, and inhibiting the growth of the U.S. economy. Further, during the campaign and after taking office, President Donald J. Trump has promised and issued several executive orders intended to relieve the financial burden created by the Dodd-Frank Act, although these executive orders only set forth several general principles to be followed by the federal agencies and do not mandate the wholesale repeal of the Dodd-Frank Act. The scope of the effect that passage of new financial reform legislation could have on U.S. securities, derivatives and commodities markets is not clear at this time because each federal regulatory agency would have to promulgate new regulations to implement such legislation. Nevertheless, regulatory reform may have a significant impact on U.S.-regulated entities.

Position Limits, Aggregation Limits, Price Fluctuation Limits

On December 16, 2016, the CFTC issued a final rule to amend part 150 of the CFTC’s regulations with respect to the policy for aggregation under the CFTC’s position limits regime for futures and option contracts on nine agricultural commodities (“the Aggregation Requirements”). This final rule addressed the circumstances under which market participants would be required to aggregate all their positions, for purposes of the position limits, of all positions in Reference Contracts of the 9 agricultural commodities held by a single entity and its affiliates, regardless of whether such positions exist on US futures exchanges, non-US futures exchanges, or in over-the-counter swaps. An affiliate of a market participant is defined as two or more persons acting pursuant to an express or implied agreement or understanding. The Aggregation Requirements will become effective on February 14, 2017. The Sponsor does not anticipate that this order will have an impact on the ability of the Fund to meet its respective investment objectives.

In addition, on December 30, 2016, the CFTC reproposed regulations that would establish revised specific limits on speculative positions in futures contracts, option contracts and swaps on 25 agricultural, energy and metals commodities (the “Proposed Position Limit Rules”).

The Proposed Position Limit Rules were a reproposal and the CFTC has requested comments from the public. It remains to be seen whether the Proposed Position Limit Rules will become effective as the CFTC has proposed, as comments could result in modifications to the proposed limits or implementation could be delayed for other reasons. In general, the Proposed Position Limit Rules do not appear to have a substantial or adverse effect on the Funds. However, if the total net assets of the Fund were to increase significantly from current levels, the Position Limit Rules as proposed could negatively impact the ability of the Fund to meet its respective investment objectives through limits that may inhibit the Sponsor’s ability to sell additional Creation Baskets of the Fund. However, it is not expected that the Fund will reach asset levels that would cause these position limits to be reached in the near future.

In addition, the Proposed Position Limit Rules state that the CFTC will review, and may amend, the Position Limit Rules at a minimum every two years and more often as deemed necessary. Such future amendments may affect the Fund, and it may, at that time, be substantial and adverse. By way of example, future amendments, in combination with the Position Limit Rules, may negatively impact the ability of the Fund to meet its respective investment objectives through limits that may inhibit the Sponsor’s ability to sell additional Creation Baskets of the Fund, if the total net assets of a Fund grow significantly from current levels.

The futures exchanges, e.g. the CME, may under the Proposed Position Limit Rules impose position limits which are lower than those imposed by the CFTC. Such a limit by an exchange on which the Fund trades futures contracts may negatively and adversely impact the ability of the Fund to meet its respective investment objectives through limits that may inhibit the Sponsor’s ability to sell additional Creation Baskets of the Fund. No such lower limits by an exchange are currently in place.

The aggregate position limits currently in place under the current position limits and the Aggregation Requirements are as follows for each of the commodities traded by the Fund:

Commodity Future	Spot Month Position Limit	All Month Aggregate Position Limit
corn	600 contracts	33,000 contracts

The aggregate speculative position limits currently as proposed in the Proposed Position Limit Rules are as follows for each of the commodities traded by the Fund:

Commodity Future	Spot Month Position Limit	All Month Aggregate Position Limit
corn	600 contracts	62,400 contracts

Accountability levels differ from position limits in that they do not represent a fixed ceiling, but rather a threshold above which a futures exchange may exercise greater scrutiny and control over an investor’s positions. If the Fund were to exceed an applicable accountability level for investments in futures contracts, the exchange will monitor the Fund’s exposure and may ask for further information on its activities, including the total size of all positions, investment and trading strategy, and the extent of liquidity resources of the Fund. If deemed necessary by the exchange, the Fund could be ordered to reduce its aggregate net position back to the accountability level.

In addition to position limits and accountability levels, the exchanges set daily price fluctuation limits on futures contracts. The daily price fluctuation limit establishes the maximum amount that the price of futures contracts may vary either up or down from the previous day’s settlement price. Once the daily price fluctuation limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit.

As of May 1, 2014, the CME replaced the fixed price fluctuation limits with variable price limits for corn. The change, which is now effective and is described in the CME Group Special Executive Report S-7038 and can be accessed at

http://www.cmegroup.com/tools-information/lookups/advisories/ser/SER-7038.html.

Margin for OTC Uncleared Swaps

During 2015 and 2016, the CFTC and the US bank prudential regulators completed their rulemakings under the Dodd-Frank Act on margin for uncleared over-the-counter swaps (and option agreements that qualify as swaps). Margin requirements went into effect for the largest swap entities in September 2016, and will go into effect for small financial entities in March 2017. Under these regulations, swap dealers (such as sell-side counterparties to swaps), major swap participants, and financial end users (such as buy-side counterparties to swaps who are not physical traders) are required in most instances, to post and collect initial and variation margin, depending on the regulatory classification of their counterparty. European and Asian regulators are also implementing similar regulations, which were scheduled to become effective on the same dates as the US-promulgated rules. As a result of these requirements, additional capital will be required to be committed to the margin accounts to support transactions involving uncleared over-the-counter swaps and, consequently, these transactions may become more expensive. While the Fund currently does not generally engage in uncleared over the counter swaps, to the extent they do so in the future, the additional margin required to be posted could adversely impact the profitability (if any) to the Fund from entering into these transactions.

FCMs

The CEA requires all FCMs, such as the Funds’ clearing brokers, to meet and maintain specified fitness and financial requirements, to segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The CFTC has similar authority over introducing brokers, or persons who solicit or accept orders for commodity interest trades but who do not accept margin deposits for the execution of trades. The CEA authorizes the CFTC to regulate trading by FCMs and by their officers and directors, permits the CFTC to require action by exchanges in the event of market emergencies, and establishes an administrative procedure under which customers may institute complaints for damages arising from alleged violations of the CEA. The CEA also gives the states powers to enforce its provisions and the regulations of the CFTC.

On November 14, 2013, the CFTC published final regulations that require enhanced customer protections, risk management programs, internal monitoring and controls, capital and liquidity standards, customer disclosures and auditing and examination programs for FCMs. The rules are intended to afford greater assurances to market participants that customer segregated funds and secured amounts are protected, customers are provided with appropriate notice of the risks of futures trading and of the FCMs with which they may choose to do business, FCMs are monitoring and managing risks in a robust manner, the capital and liquidity of FCMs are strengthened to safeguard the continued operations and the auditing and examination programs of the CFTC and the self-regulatory organizations are monitoring the activities of FCMs in a thorough manner.

Potential Advantages of Investment

Interest Income

Unlike some alternative investment funds, the Fund does not borrow money in order to obtain leverage, so the Fund does not incur any interest expense. Rather, the Fund’s margin deposits and cash reserves are maintained in Treasury Securities and interest is earned on 100% of the Fund’s available assets, which include unrealized profits credited to the Fund’s accounts.

Fund Performance

The following graph sets forth the historical performance of the Fund from commencement of operations on June 9, 2010 until January 31, 2017.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS